CREDIT AGREEMENT

                           dated as of August 26, 1997


                                     between


                        OREGON METALLURGICAL CORPORATION

                                  as Borrower,

                         CERTAIN FINANCIAL INSTITUTIONS

                                       and

                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION

                                  as the Agent

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



                                TABLE OF CONTENTS


                                    ARTICLE I

                             DEFINITIONS AND OTHER TERMS.............................................................  1
         1.2.         Other Definitional Provisions.................................................................. 22
         1.3.         Interpretation of Agreement.................................................................... 22
         1.4.         Accounting and Financial Determinations........................................................ 22

                                   ARTICLE II

                  COMMITMENTS; LOANS; LETTERS OF CREDIT; OTHER MATTERS............................................... 23
         2.1.         Commitments.................................................................................... 23
                      2.1.1.         Loan Commitment................................................................. 23
                      2.1.2.         Letter of Credit Commitment..................................................... 23
         2.2.         Reduction of Commitment Amount................................................................. 23
         2.3.         Borrowing Procedure; Remitting Funds........................................................... 24
                      2.3.1.         Borrowing Request............................................................... 24
                      2.3.2.         Agent to Notify Lenders......................................................... 24
                      2.3.3.         Remitting of Funds.............................................................. 24
         2.4.         Loan Options; Continuation and Conversion of Loans............................................. 25
                      2.4.1.         Loan Options.................................................................... 25
                      2.4.2.         Continuation and/or Conversion of Loans......................................... 25
         2.5.         Lender's Option in Funding of Loans............................................................ 27
         2.6.         Loan Accounts; Notes........................................................................... 27
                      2.6.1.         Loan Accounts................................................................... 27
                      2.6.2.         Notes........................................................................... 27

                                   ARTICLE III

                                INTEREST AND FEES.................................................................... 28
         3.1.         Interest - Base Rate Loans..................................................................... 28
         3.2.         Interest - Eurodollar Rate Loans............................................................... 28
         3.3.         Interest During Event of Default............................................................... 28
         3.4.         Fees........................................................................................... 28
                      3.4.1.         Closing Fee..................................................................... 28
                      3.4.2.         Nonuse Fee...................................................................... 29
                      3.4.3.         Letter of Credit Fees........................................................... 30
                      3.4.4.         Agent's Fees.................................................................... 30
                      3.4.5.         Balance Deficiency Fee.......................................................... 30
                      3.4.6.         Method of Calculating Interest and Fees......................................... 30

                                   ARTICLE IV

                           PAYMENTS; PREPAYMENTS; OFFSET............................................................. 30
         4.1.         Time and Place of Payment By Borrower.......................................................... 30
         4.2.         Loan Payments.................................................................................. 31
                      4.2.1.         Scheduled Repayment of Loans.................................................... 31
                      4.2.2.         Voluntary Prepayment of Loans................................................... 31
                      4.2.3.         Mandatory Prepayment of Loans................................................... 31

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                      4.2.4.         Other Provisions Applicable to Payments of Loans................................ 31
         4.3.         Agent May Assume Borrower Payment.............................................................. 32
         4.4.         Payments by the Lenders to the Agent and Agent to Lenders...................................... 32
                      4.4.1.         Agent May Assume Payment By Lender.............................................. 32
                      4.4.2.         Agent's Payments to Lenders..................................................... 33

                                    ARTICLE V

                                LETTERS OF CREDIT.................................................................... 33
         5.1.         Requests of Issuance of Letters of Credit...................................................... 33
         5.2.         Letter of Credit Provisions.................................................................... 34
         5.3.         Issuances and Extensions....................................................................... 35
         5.4.         Issuing Lender's Expenses...................................................................... 35
         5.5.         Lenders' Purchase of Participation in Letters of Credit........................................ 35
         5.6.         Disbursements.................................................................................. 37
         5.7.         Reimbursement of Drawings Under Letters of Credit.............................................. 38
         5.8.         Deemed Disbursements........................................................................... 39
         5.9.         Increased Costs; Indemnity..................................................................... 40
         5.10.        Letters of Credit on Application of Subsidiaries............................................... 42

                                   ARTICLE VI

             ADDITIONAL PROVISIONS RELATING TO EURODOLLAR RATE LOANS; TAXES;
                 YIELD PROTECTION; INDEMNIFICATION; SHARING OF PAYMENTS.............................................. 43
         6.1.         Taxes.......................................................................................... 43
                      6.1.1.         Required Payments By Borrower................................................... 43
                      6.1.2.         Borrower to Indemnify........................................................... 43
                      6.1.3.         Repayment by Lender............................................................. 44
                      6.1.4.         Borrower to Furnish Receipt..................................................... 44
                      6.1.5.         Change in Lending Office........................................................ 44
                      6.1.6.         Withholding Tax................................................................. 44
         6.2.         Illegality..................................................................................... 46
         6.3.         Increased Costs and Reduction of Return........................................................ 47
         6.4.         Capital Adequacy............................................................................... 47
         6.5.         Funding Losses................................................................................. 47
         6.6.         Inability to Determine Rates................................................................... 48
         6.7.         Certificates of Lenders........................................................................ 48
         6.8.         Substitution of Lenders........................................................................ 49
         6.9.         Survival.  .................................................................................... 49
         6.10.        Sharing of Payments, Etc....................................................................... 49

                                   ARTICLE VII

                           REPRESENTATIONS AND WARRANTIES............................................................ 50
         7.1.         Organization................................................................................... 50
         7.2.         Authorization.................................................................................. 50
         7.3.         No Conflicts................................................................................... 51
         7.4.         Validity and Binding Effect.................................................................... 51

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         7.5.         No Default..................................................................................... 51
         7.6.         Financial Statements........................................................................... 51
         7.7.         Insurance...................................................................................... 52
         7.8.         Litigation; Contingent Liabilities............................................................. 52
         7.9.         Ownership of Assets; Liens..................................................................... 52
         7.10.        Subsidiaries................................................................................... 52
         7.11.        Partnerships; Joint Ventures................................................................... 53
         7.12.        Solvency....................................................................................... 53
         7.13.        Contracts; Labor Matters....................................................................... 53
         7.14.        Pension and Welfare Plans...................................................................... 54
         7.15.        Regulation U................................................................................... 54
         7.16.        Compliance..................................................................................... 55
         7.17.        Taxes.......................................................................................... 55
         7.18.        Investment Company Act Representation.......................................................... 55
         7.19.        Public Utility Holding Company Act Representation.............................................. 55
         7.20.        Environmental and Safety and Health Matters.................................................... 55
         7.21.        Accuracy of Information........................................................................ 58

                                  ARTICLE VIII

                               BORROWER COVENANTS.................................................................... 59
         8.1.         Financial Statements and Other Reports......................................................... 59
                      8.1.1.         Financial Reports............................................................... 59
                      8.1.2.         Other Reports................................................................... 60
         8.2.         Notices........................................................................................ 60
         8.3.         Existence...................................................................................... 62
         8.4.         No Change in Line of Business.................................................................. 62
         8.5.         Books, Records and Access...................................................................... 62
         8.6.         Insurance...................................................................................... 63
         8.7.         Maintenance of Assets.......................................................................... 63
         8.8.         Taxes.......................................................................................... 63
         8.9.         Compliance..................................................................................... 64
         8.10.        Use of Proceeds................................................................................ 64
         8.11.        Pension Plans.................................................................................. 64
         8.12.        Dispositions................................................................................... 64
         8.13.        Consolidations, Mergers, Acquisitions.......................................................... 65
         8.14.        Restricted Payments............................................................................ 66
         8.15.        Indebtedness................................................................................... 67
         8.16.        Liens.......................................................................................... 69
         8.17.        Guaranties..................................................................................... 71
         8.18.        Investments.................................................................................... 72
         8.19.        Subsidiaries................................................................................... 73
         8.20.        Capital Expenditures........................................................................... 73
         8.21.        Financial Condition............................................................................ 74
                      8.21.1.        Current Asset Coverage Ratio.................................................... 74
                      8.21.2.        Interest Coverage Ratio......................................................... 74
                      8.21.3.        Tangible Net Worth.............................................................. 74
         8.22.        Future Environmental Assessments............................................................... 74
         8.23.        Other Agreements............................................................................... 75
         8.24.        Unconditional Purchase Options................................................................. 75
         8.25.        Transactions with Related Parties.............................................................. 75

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                                      iii



         8.26.        Negative Pledges, etc.......................................................................... 75

                                   ARTICLE IX

                                     DEFAULT......................................................................... 76
         9.1.         Event of Default............................................................................... 76
                      9.1.1.         Non-Payment of Liabilities...................................................... 76
                      9.1.2.         Warranty........................................................................ 76
                      9.1.3.         Non-Compliance With Other Covenants............................................. 76
                      9.1.4.         Non-Compliance With Other Loan Documents........................................ 76
                      9.1.5.         Non-Payment of Other Indebtedness............................................... 77
                      9.1.6.         Default of Other Indebtedness................................................... 77
                      9.1.7.         Other Obligations............................................................... 77
                      9.1.8.         Insolvency...................................................................... 78
                      9.1.9.         Pension Plans................................................................... 79
                      9.1.10.        Litigation...................................................................... 79
                      9.1.11.        Validity........................................................................ 79
                      9.1.12.        Conduct of Business............................................................. 80
                      9.1.13.        Change of Control............................................................... 80
         9.2.         Effect of Event of Default; Remedies........................................................... 80
                      9.2.1.         Action if Bankruptcy............................................................ 80
                      9.2.2.         Action if Other than Bankruptcy................................................. 80

                                    ARTICLE X

                              CONDITIONS PRECEDENT,
                      DELIVERY OF DOCUMENTS AND OTHER MATTERS........................................................ 80
         10.1.        Conditions Precedent to Initial Credit Extensions.............................................. 80
                      10.1.1.        Audit; Credit Approvals......................................................... 80
                      10.1.2.        Solvency........................................................................ 81
                      10.1.3.        Effect of Law................................................................... 81
                      10.1.4.        Exhibits; Schedules............................................................. 81
                      10.1.5.        Fees............................................................................ 81
                      10.1.6.        Documents....................................................................... 82
                      10.1.7.        Payment of Outstanding Indebtedness, etc........................................ 83
         10.2.        Continuing Conditions Precedent to all Credit
                      Extension; Certification....................................................................... 84
                      10.2.1.        No Material Adverse Occurrence.................................................. 84
                      10.2.2.        Default......................................................................... 84
                      10.2.3.        Insurance....................................................................... 84
                      10.2.4.        Warranties...................................................................... 84

                                   ARTICLE XI

                                   INDEMNITY......................................................................... 84
         11.1.        Environmental and Safety and Health Indemnity.................................................. 84
         11.2.        General Indemnity.............................................................................. 85
         11.3.        Indemnification for Accepting Oral Instructions................................................ 86
         11.4.        Survival of Borrower's Obligations............................................................. 86


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




                                   ARTICLE XII

                                    THE AGENT........................................................................ 86
         12.1.        Appointment and Authorization; "Agent"......................................................... 86
         12.2.        Delegation of Duties........................................................................... 87
         12.3.        Liability of Agent............................................................................. 87
         12.4.        Reliance by Agent.............................................................................. 87
         12.5.        Notice of Default.............................................................................. 88
         12.6.        Credit Decision................................................................................ 88
         12.7.        Indemnification of Agent....................................................................... 89
         12.8.        Agent in Individual Capacity................................................................... 89
         12.9.        Successor Agent................................................................................ 90

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS................................................................. 90
         13.1.        Costs and Expenses............................................................................. 90
         13.2.        Amendments and Waivers......................................................................... 91
         13.3.        Notices........................................................................................ 92
         13.4.        No Waiver by the Agent or Lenders.............................................................. 93
         13.5.        Marshalling; Payments Set Aside................................................................ 94
         13.6.        Successors..................................................................................... 94
         13.7.        Assignments, Participations, etc............................................................... 94
                      13.7.1.        Assignments..................................................................... 94
                      13.7.2.        Participations.................................................................. 96
         13.8.        Lenders May Pledge Notes....................................................................... 96
         13.9.        Automatic Debits of Fees....................................................................... 96
         13.10.       Notification of Addresses, Lending Offices, Etc................................................ 97
         13.11.       No Third Parties Benefited..................................................................... 97
         13.12.       Severability................................................................................... 97
         13.13.       Information.................................................................................... 97
         13.14.       Headings....................................................................................... 97
         13.15.       Execution in Counterparts, Effectiveness, etc.................................................. 97
         13.16.       Construction................................................................................... 98
         13.17.       Confidentiality................................................................................ 98
         13.18.       Forum Selection and Consent to Jurisdiction.................................................... 99
         13.19.       Waiver of Jury Trial........................................................................... 99

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                                       v

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits:

         A - Form of Assignment and Acceptance
         B - Form of Note
         C - Form of Notice of Borrowing
         D - Form of Notice of Continuation/Conversion
         E - Form of Guaranty
         F - Form of Compliance Certificate
         G - Borrower's Counsel's Opinion


Schedules:

         Schedule I - Percentages
         Schedule II - Disclosure Schedule
         Schedule 1.1A - Pre-Existing Letters of Credit
         Schedule 13.3 - Lending Offices


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
                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (the "Agreement") is made as of this 26th day of
                                     ---------
August, 1997 by and among OREGON METALLURGICAL CORPORATION, an Oregon corporation ("Borrower"), the various financial institutions as are or may
              --------
hereafter become parties hereto (collectively, the "Lenders" and individually
                                                    -------
each, a "Lender") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
         ------
("BOA"), as agent for the Lenders (in such capacity, the "Agent").
  ---                                                     -----

                              W I T N E S S E T H:

         WHEREAS, Borrower may, from time to time, request loans or other financial accommodations from the Lenders, and the parties wish to provide for the terms and conditions upon which such loans or other financial accommodations shall be made;

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit (including any loan or advance or grant of credit by renewal or extension) hereafter made to Borrower by the Lenders, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                           DEFINITIONS AND OTHER TERMS

         SECTION 1.1. Definitions.  As used herein, the following terms shall
                      -----------
have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

         "Acquisition" means, with respect to any Person, (i) the acquisition by
          -----------
such Person of all or substantially all of the assets of any other Person (or a division or ongoing business thereof), whether through the purchase of assets, through merger, consolidation or otherwise or (ii) an Investment by such Person in any other Person as a result of which such other Person becomes a Subsidiary of such first Person. The amount of any Acquisition shall be the original principal or capital amount thereof and shall, to the extent made by the transfer or exchange of property other than cash, or by the assumption of liabilities, be deemed to have been made in an original principal amount equal


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

to the fair market value of such property or the principal amount of the liabilities assumed, as applicable.

         "Agent" is defined in the Preamble, and includes each other Person as
          -----
shall have subsequently been appointed as the successor Agent pursuant to
SECTION 12.9.
------------

         "Agent-Related Persons" means the Agent, together with its Related
          ---------------------
Parties and the officers, directors, employees, agents and attorneys-in-fact of the Agent and its Related Parties.

         "Agent's Payment Office" means the address for payments set forth on
          ----------------------
SCHEDULE 13.3 or such other address as the Agent may from time to time specify
-------------
to Borrower and the Lenders.

         "Agreement" means this Credit Agreement as in effect on the Effective
          ---------
Date, and as thereafter from time to time amended, modified, supplemented or amended and restated, and as in effect on such date.

         "Applicable Margin" shall mean, as of any date of determination, 1.25%
          -----------------
per annum; provided, however, that, subject to the last sentence of this
           --------  -------
definition, (a) the Applicable Margin during the period from the Effective Date to the date on which Borrower shall be required to deliver a Compliance Certificate pursuant to SECTION 8.1.1(C) shall be 0.50% per annum, and (b) the
                        ----------------
Applicable Margin during each subsequent period from and including the first date on which Borrower shall have delivered a Compliance Certificate pursuant to
SECTION 8.1.1(C) demonstrating in reasonable detail (based upon financial
----------------
statements of Borrower for the period covered by such certificate that have been delivered to the Agent and the Lenders pursuant to SECTION 8.1.1(A) or
                                                   ----------------
8.1.1(B)), that the Interest Coverage Ratio, as of the end of the respective
---------
Fiscal Quarter or Fiscal Year, is within one of the ranges set forth below, to but excluding the date of delivery of the next Compliance


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                                       2

Certificate, shall equal the percentage per annum set forth in the following table:

                                                                   Applicable
     Interest Coverage Ratio                                         Margin
     -----------------------                                       ----------

     Less than 2.75 to 1.0                                            1.25%

     Equal to or greater than 2.75 to 1.0
     but less than 3.50 to 1.0                                        1.00%

     Equal to or greater than 3.50 to 1.0
     but less than 4.50 to 1.0                                        0.75%

     Equal to or greater than 4.50 to 1.0                             0.50%


Notwithstanding the foregoing, the "Applicable Margin" during any period when an Unmatured Event of Default or an Event of Default in delivery of the Compliance Certificate pursuant to SECTION 8.1.1(C) shall have occurred and be continuing,
                        ----------------
shall be determined without reference to the foregoing table.

         "Application" means an application by a Letter of Credit Applicant, in
          -----------
a form and containing terms and provisions acceptable to the Issuing Lender, for the issuance by the Issuing Lender of a Letter of Credit.

         "Assignee Lender" is defined in SECTION 13.7.1.
          ---------------                --------------

         "Assignment and Acceptance" means an Assignment and Acceptance,
          -------------------------
substantially in form of EXHIBIT A hereto, or such other form as is reasonably
                         ---------
satisfactory to the Agent, pursuant to which a Lender assigns certain of its rights and obligations hereunder to another Person in accordance with the terms of this Agreement.

         "Assignor Lender" is defined in SECTION 13.7.1.
          ---------------                --------------

         "Attorneys' Fees" of any Person means and includes all reasonable fees
          ---------------
and disbursements of any law firm or other external counsel employed by such Person and all reasonable disbursements of internal counsel of such Person.

         "Authorized Person" means (a) in the case of Borrower, those of its
          -----------------
officers or employees whose signatures and (in case of officers) incumbency shall have been certified to the Agent and the Lenders pursuant to SECTION
                                                                   -------
10.1.6 and (b) in the case of a Material Subsidiary, those of its officers or
------
employees whose signatures and (in case of officers) incumbency shall have been certified to the Agent and the Lenders pursuant to SECTION 5.10.
                                                   ------------


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

         "Banking Day" means any day other than (a) a Saturday, (b) a Sunday or
          -----------
(c) a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois and, if the applicable Banking Day relates to any Eurodollar Rate Loan, a day on which dealings are carried on in the interbank eurodollar market.

         "Base Rate" means, for any day, the higher of: (a) 0.50% per annum
          ---------
above the latest Federal Funds Rate; and (b) the Reference Rate.

         "Base Rate Loan" means a Loan or portion thereof during any period in
          --------------
which it bears interest at a rate based on the Base Rate.

         "Borrower" -- see Preamble.
          --------

         "Borrowing" means a borrowing hereunder consisting of Loans of the same
          ---------
Type made to Borrower by all Lenders in accordance with SECTIONS 2.1, 2.3 and
                                                        ------------  ---
2.4 in accordance with their respective applicable Percentages, on the same
---
Banking Day, and, in the case of Eurodollar Rate Loans, having the same Interest Period.

         "Capital Adequacy Regulation" means any guideline, request or directive
          ---------------------------
of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means, for any period for any Person, the sum of
          --------------------
(a) the aggregate amount of all expenditures of or Indebtedness incurred by such Person for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (b) the aggregate amount of all Capitalized Lease Liabilities of such Person incurred during such period.

         "Capitalized Lease" means any lease which is or should be capitalized
          -----------------
on the balance sheet of the lessee thereunder in accordance with GAAP.

         "Capitalized Lease Liabilities" means, with respect to any Person, the
          -----------------------------
aggregate monetary obligations of such Person under each Capitalized Lease, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such


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                                       4

Capitalized Lease may be terminated by the lessee thereunder without payment of a penalty.

         "Cash Equivalent Investment" means, at any time,
          --------------------------

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued, guaranteed or insured by the United States Government or any agency thereof;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) any Lender or Person controlling such Lender or (ii) a corporation (other than Borrower or a Related Party of Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Ratings Service, Inc. or P-1 by Moody's Investors Service, Inc.;

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a Lender or (ii) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profit of not less than $100,000,000;

                  (d) any money market account, short term asset management account or similar investment account maintained with a Lender (or other commercial banking institution of the stature referred to in CLAUSE (C)(II) of this definition);
         --------------

                  (e) any money market funds that invest primarily in Cash Equivalent Investments of the types described in CLAUSES (A), (B) and
                                                          -----------  ---
         (C); or
         ---

                  (f) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE (C)(II) of this definition) which (i) is secured by a fully
         --------------
         perfected security interest in any obligation of the type described in any of CLAUSES (A) through (C) of this definition, and (ii) has a
                -----------         ---
         market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender or such other commercial banking institution thereunder.

         "Change in Control" means
          -----------------

                  (a) the acquisition by any Person (or two or more Persons acting in concert) other than Borrower's employee stock ownership plan and/or savings plan, of beneficial

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                                       5
         ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Borrower; or

                  (b) if any Person (or two or more Persons acting in concert) other than Borrower's employee stock ownership plan and/or savings plan, shall have or acquired the power to elect the majority of Borrower's Board of Directors or to direct or cause the direction of the management and policies of Borrower.

         "Closing Date" means the date on which all conditions precedent to the
          ------------
initial Credit Extension set forth in ARTICLE X are satisfied or waived by all
                                      ---------
Lenders.

         "Code" means the Internal Revenue Code of 1986, as amended, and any
          ----
successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

         "Commitment" means relative to any Lender, such Lender's obligation to
          ----------
make Loans and to incur Letter of Credit Exposure with respect to the Letters of Credit.

         "Commitment Amount" means, on any date, $60,000,000 as such amount may
          -----------------
be reduced from time to time pursuant to SECTION 2.2.
                                         -----------

         "Commitment Termination Date" means the earliest of (a) the Facility
          ---------------------------
Termination Date, (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2 and (c) the date on which any
                                    -----------     ---
Commitment Termination Event occurs. Upon the occurrence of any event described in CLAUSE (B) or CLAUSE (C) of this definition, the Commitments of all Lenders
   ----------    ----------
shall terminate automatically and without any further action.

         "Commitment Termination Event" means (a) the occurrence of any Event of
          ----------------------------
Default described in SECTION 9.1.8; or (b) the occurrence and continuance of any
                     -------------
other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to SECTION 9.2, or (ii) in the absence of such declaration, the
                    -----------
giving of notice by the Agent, acting at the direction of the Required Lenders, to Borrower, that the Commitments have been terminated.

         "Compliance Certificate" is defined in SECTION 8.1.1(C).
          ----------------------                ----------------

         "Consolidated Current Assets" means, for Borrower and its consolidated
          ---------------------------
Subsidiaries as at any date of determination,

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                                       6

Borrower's consolidated current assets; provided, however, that in determining
                                        --------  -------
the amount of Consolidated Current Assets to be taken into account for purposes of computing the Current Asset Coverage Ratio at any date of determination, to the extent the sum of (a) Borrower's consolidated cash, Cash Equivalent Investments and marketable securities plus (b) the book value (net of all reserves and allowances) of Borrower's consolidated accounts receivable, is less than 30% of total Consolidated Current Assets, the amount of Consolidated Current Assets taken into account in determining the Current Asset Coverage Ratio shall be limited to the amount necessary to increase such percentage to not less than 30%.

         "Consolidated Tangible Net Worth" means, with respect to any Person at
          -------------------------------
any time, the total of the shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of such Person and its consolidated Subsidiaries at such time calculated in accordance with GAAP, less the sum of the total amount of all intangible assets. Intangible assets shall include, without limitation, unamortized debt discount and expense, unamortized deferred charges and goodwill.

         "Credit Extension" means and includes (a) the advancing of Loans by the
          ----------------
Lenders in connection with a Borrowing and (b) any issuance or extension by the Issuing Lender of a Letter of Credit.

         "Current Asset Coverage Ratio" means, at any date of determination, the
          ----------------------------
ratio on such date of (a) Borrower's Consolidated Current Assets to (b) the outstanding principal balance of the Loans.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
          -------------------
SCHEDULE II, as it may be amended, supplemented or otherwise modified from time
-----------
to time by Borrower with the written consent of the Agent and the Required Lenders, which consent will not be unreasonably withheld.

         "Disposition" means any sale, assignment, transfer or other
          -----------
disposition, or grant of options, warrants or other rights with respect to, any assets (whether now owned or hereafter acquired) by Borrower or any of its Subsidiaries (including the sale, with or without recourse, of any accounts receivable and the sale of capital stock of Subsidiaries) to any other Person, excluding (a) any sale, assignment, transfer or other disposition of inventory and other assets sold or disposed of in the ordinary course of business and on ordinary business terms, (b) the licensing of general intangibles in the ordinary course of business, (c) the sale of overdue accounts receivable in the ordinary course of business, (d) the sale of worn-out or obsolete equipment and

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                                       7
other fixed or capital assets in the ordinary course of business in accordance with SECTION 8.7 and (e) any Disposition in connection with a loss, or damage
     -----------
to, or any condemnation or other taking of, any assets for which Borrower or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

         "Dollars" and the sign "$" each mean lawful money of the United States
          -------                -
of America.

         "EBIT" means for any Person for any period, the sum for such period of
          ----
(a) the aggregate of such Person's consolidated net earnings (determined in accordance with GAAP) plus, without duplication, the interest in the net earnings of a consolidated Subsidiary which were deducted in the calculation of the consolidated net earnings of such Person (the "Minority Interest") due to such Subsidiary's being less than a wholly-owned Subsidiary of such Person, plus
                                                                            ----
(b) the aggregate amount deducted, in determining such Person's consolidated net earnings for such period, in respect of total interest expense (including any interest expense in respect of Capitalized Lease Liabilities), plus
                                                               ---- (c) the
aggregate amount deducted, in determining such Person's consolidated net earnings for such period, in respect of tax expense. For purposes of this definition, "net earnings" for any period shall not include gains during such period on the sale of Investments or fixed assets or other extraordinary or nonrecurring items of income, to the extent such gains or other extraordinary or nonrecurring items of income exceed the aggregate losses during such period on the sale of Investments or fixed assets or other extraordinary or nonrecurring losses.

         "Effective Date" means the date this Agreement becomes effective
          --------------
pursuant to SECTION 13.15.
            -------------

         "Environmental Laws" means the Resource Conservation and Recovery Act,
          ------------------
42 U.S.C. section 690, et seq., the Comprehensive Environmental Response,
                       -- ---
Compensation and Liability Act of 1980, as amended, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time, and any other federal, state or local statute, law, ordinance, code, rule, regulation, guideline, order or decree, or other requirement (whether or not having the force of law) regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements, and emission or effluent restrictions) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas, or otherwise relating to public health and safety and/or protection

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                                       8
of the environment, as now or at any time hereafter in effect. References to sections of any such statute shall be construed to also refer to any successor sections.

         "Environmental Lien" means a Lien in favor of any federal, state or
          ------------------
local governmental entity or agency for (1) any liability under any Environmental Law or (2) damages arising from or costs incurred by such governmental entity or agency relating to a spillage, disposal, Release or threatened Release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" means any corporation, partnership, or other trade or
          ---------------
business (whether or not incorporated) that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, or a member of the same affiliated service group within the meaning of section 414(m) of the Code.

         "Eurocurrency Reserve Percentage" means, with respect to each Interest
          -------------------------------
Period applicable to Eurodollar Rate Loans, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, rounded upward to the next 1/100 of 1%, as prescribed by the Federal Reserve Board (or any successor), for determining reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities," as presently defined in Regulation D. For purposes of this definition, any Eurodollar Rate Loans hereunder shall be deemed to be "Eurocurrency Liabilities" as defined in Regulation D.

         "Eurodollar Rate Loan" means, at any time, any Loan or portion thereof
          --------------------
(to the extent of such portion) which bears interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted) for a particular Interest Period.

         "Event of Default" has the meaning ascribed to such term in
          ----------------
SECTION 9.1.
-----------

         "Facility Termination Date" means August 26, 2000.
          -------------------------

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                                        9

         "Federal Funds Rate" means, for any day, the rate set forth in the
          ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal
          ---------------------
Reserve System or any successor thereto.

         "Fiscal Quarter" or "FQ" means any quarter of a Fiscal Year.
          --------------      --

         "Fiscal Year" or "FY" means any period of 52/53 consecutive calendar
          -----------      --
weeks ending on the Sunday closest to the 31st day of December. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 1997" or "FY 1997") refer to the Fiscal Year ending on the Sunday closest to the 31st day of December occurring during such calendar year.

         "Fronting Fee" is defined in SECTION 3.4.3.
          ------------                -------------

         "Further Taxes" means any and all present or future taxes, levies,
          -------------
assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 6.1.
                                    -----------

         "GAAP" is defined in SECTION 1.4.
          ----                -----------

         "Governmental Authority" means any nation or government, any state or
          ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means a Guaranty executed and delivered by Borrower pursuant
          --------
to SECTION 5.10, substantially in the form of EXHIBIT E hereto, with appropriate
   ------------                               ---------
insertions, as amended, supplemented, restated or otherwise modified from time to time.

         "Guarantee Liability" of any Person means any agreement, undertaking or
          -------------------
arrangement by which such Person guarantees,

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                                       10
endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Guarantee Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Hazardous Materials" means (a) any "hazardous substance" as defined in
          -------------------
the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum product or (d) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material or substance, defined or qualifying as such in (or for the purposes of) any Environmental Law, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C.
section 2011 et seq., as amended or hereafter amended, polychlorinated
             -- ---
biphenyls, and asbestos in any form or condition.

         "Hedging Agreement" means any agreement (including any master agreement
          -----------------
and any agreement, whether or not in writing, relating any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement, including any option to enter into any of the foregoing, or any combination of any of the foregoing. "Hedging Agreements" shall include all such agreements or arrangements made or entered into at any time, or in effect at any time, whether or not related to a Credit Extension.

         "Hedging Obligations" means, with respect to any Person, all
          -------------------
liabilities of such Person under any Hedging Agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates, raw material prices or utility or energy prices (including but not limited to obligations and liabilities arising in connection

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                                       11
with or as a result of early or premature termination of a Hedging Agreement or other such agreement or arrangement, whether or not occurring as a result of a default thereunder), absolute or contingent, now or hereafter existing or incurred or due or to become due.

         "Impermissible Qualification" means, relative to the opinion or
          ---------------------------
certification of any independent public accountant as to any consolidated financial statement of Borrower, any qualification or exception to such opinion or certification

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Borrower to be in default of any of its obligations under SECTION 8.21.
               ------------

         "including" means including without limiting the generality of any
          ---------
description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis
                                                               ---------------
shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication, (i) any
          ------------
obligation of such Person for borrowed money, including, without limitation (A) any such obligation evidenced by bonds, debentures, notes or other similar debt instruments, or securities providing for mandatory payments of money and (B) any such obligation which is non-recourse to the credit of such Person, (ii) any Reimbursement Obligation, and any other obligation, contingent or otherwise, of such Person relative to or in connection with any letter of credit (including the Letters of Credit), whether or not drawn, and any banker's acceptances,
(iii) any obligation of such Person on account of deposits or advances, (iv) net liabilities of such Person under all Hedging Obligations, (v) whether or not included as a liability in accordance with GAAP, any obligation of such Person to pay the deferred purchase price of property or services, other than Trade Accounts Payable, (vi) whether or not included as a liability in accordance with GAAP, any monetary obligation (excluding prepaid interest thereon) of such Person or of another Person secured by a Lien on any property or asset owned or being purchased by such first Person (including any such obligation arising under conditional sales or other title retention agreements), whether

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                                       12
or not such obligation shall have been assumed by such first Person or is limited in recourse, (vii) any Capitalized Lease Liabilities of such Person,
(viii) any other item (other than Trade Accounts Payable) which, in accordance with GAAP, would be included as a liability on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined and (ix) all Guarantee Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer with unlimited liability.

         "Indebtedness to be Paid" is defined in SECTION 8.15(B).
          -----------------------                ---------------

         "Indemnified Liabilities" is defined in SECTION 11.2.
          -----------------------                ------------

         "Indemnified Parties" is defined in SECTION 11.1.
          -------------------                ------------

         "Initial Funding Date" means the date the initial Credit Extension is
          --------------------
made under this Agreement.

         "Interbank Rate" means, for an Interest Period with respect to
          --------------
Eurodollar Rate Loans comprising part of the same Borrowing, the rate per annum at which Dollar deposits in immediately available funds are offered to banks two
(2) Banking Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 a.m., Chicago, Illinois time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal to the amount of BOA's Eurodollar Rate Loan to be outstanding during such Interest Period.

         "Interbank Rate (Reserve Adjusted)" means, for an Interest Period with
          ---------------------------------
respect to Eurodollar Rate Loans comprising part of the same Borrowing, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

           Interbank Rate                              Interbank Rate
                                =             ---------------------------------
         (Reserve Adjusted)                   1-Eurocurrency Reserve Percentage


         "Intercompany Investments" is defined in SECTION 8.18(B).
          ------------------------                ---------------

         "Interest Coverage Ratio" means, with respect to Borrower for any
          -----------------------
period of determination, the ratio of (a) the sum of Borrower's consolidated EBIT for such period to (b) Borrower's consolidated interest expense for such period (including any interest expense in respect of Capitalized Lease Liabilities).

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                                        13

         "Interest Payment Date" means (a) with respect to Base Rate Loans, each
          ---------------------
Quarterly Payment Date occurring after the Effective Date and (b) with respect to Eurodollar Rate Loans, the last day of each applicable Interest Period with respect to such Loans and, if the Interest Period is longer than three months, on the date which is three months from the beginning of such Interest Period.

         "Interest Period" means, relative to any Eurodollar Rate Loan, the
          ---------------
period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to
SECTION 2.3 or 2.4 and shall end on (but exclude) the day which numerically
-----------    ---
corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Banking Day of such month), in either case as Borrower may select in its relevant notice pursuant to
SECTION 2.3 or 2.4; provided, however, that
-----------    ---  --------  -------

                  (a) unless the Agent shall otherwise consent, Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than seven (7) different dates;

                  (b) Interest Periods commencing on the same date for Eurodollar Rate Loans comprising part of the same Borrowing shall be of the same duration;

                  (c) if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless such next following Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the Banking Day next preceding such numerically corresponding day); and

                  (d) no Interest Period may end later than the Facility Termination Date.

         "Investment" of any Person means, without duplication, (a) any
          ----------
investment, made in cash or by delivery of any kind of property or asset, in any other Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, (b) any Guarantee Liability of such Person and (c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than

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                                       14
cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Issuing Lender" means BOA.
          --------------

         "Lender" -- is defined in the Preamble. Unless the context otherwise
          ------
dictates, each reference to "Lender" herein shall include the Issuing Lender.

         "Lending Office" means, as to any Lender the office or offices of such
          --------------
Lender specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on SCHEDULE 13.3, or such other
                                                    -------------
office or offices as the Lender may from time to time notify Borrower and the Agent.

         "Letter of Credit" means a letter of credit issued by the Issuing
          ----------------
Lender on or after the Effective Date on the Application of a Letter of Credit Applicant, in such form and containing such terms as the Issuing Lender shall require.

         "Letter of Credit Applicant" means Borrower or, subject to compliance
          --------------------------
with SECTION 5.10, a Material Subsidiary.
     ------------

         "Letter of Credit Commitment" means the obligation of the Issuing
          ---------------------------
Lender to issue Letters of Credit and of the other Lenders to purchase participations therein in accordance with the terms of ARTICLE V.
                                                       ---------

         "Letter of Credit Commitment Termination Date" means the earliest of
          --------------------------------------------
(a) the Facility Termination Date; (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and (c) the
                                                     -----------
date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in CLAUSE (B) or (C) of this definition, the Letter of
                       ----------    ---
Credit Commitment shall terminate automatically and without any further action.

         "Letter of Credit Exposure" of a Lender with respect to any Letter of
          -------------------------
Credit Liabilities means such Lender's Commitment Percentage of the amount of such Letter of Credit Liabilities. For purposes of this Agreement, a Lender (other than the Issuing Lender) shall be deemed to incur Letter of Credit Exposure with respect to a Letter of Credit in an amount equal to its participation interest therein under SECTION 5.5 hereof, and the Issuing Lender
                                     -----------
shall be deemed to have incurred Letter of Credit Exposure in an amount equal to its retained interest therein after giving effect to the acquisition by the Lenders other than the Issuing Lender of their respective participation interests therein.

         "Letter of Credit Facility Amount" means $30,000,000.
          --------------------------------

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                                                         15

         "Letter of Credit Liabilities" means at any time, but without
          ----------------------------
duplication, an amount equal to the sum of (a) the aggregate amount available to be drawn under outstanding Letters of Credit and Pre-Existing Letters of Credit, plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Liabilities" means all of the liabilities, obligations and
          -----------
indebtedness of Borrower to the Agent or any Lender of any kind or nature under or in connection with this Agreement or any other Loan Document, or under or in connection with any Hedging Agreement, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including but not limited to Hedging Obligations of Borrower to any Lender.

         "Lien" means any mortgage, pledge, hypothecation, judgment lien or
          ----
similar legal process, title retention lien, or other lien, encumbrance or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

         "Loan" is defined in SECTION 2.1.1.
          ----                -------------

         "Loan Account" is defined in SECTION 2.6.1.
          ------------                -------------

         "Loan Availability" means the Commitment Amount minus the Letter of
          -----------------
Credit Liabilities.

         "Loan Document" means this Agreement, any Notes, each Application, each
          -------------
Letter of Credit, each Pre-Existing Letter of Credit, and any other agreement, instrument or document (including, without limitation, notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter) heretofore, now, or hereafter delivered to the Agent or any Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities, as any thereof may be amended, modified, supplemented or replaced from time to time.

         "Margin Stock" has the meaning ascribed to such term in Regulation U of
          ------------
the Federal Reserve Board or any regulation substituted therefor, as in effect from time to time.

         "Material Adverse Occurrence" means any event or condition (a) having
          ---------------------------
or causing a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Borrower, any

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                                       16

Material Subsidiary, or Borrower and its Subsidiaries taken as a whole; (b) having or causing a material impairment of the ability of Borrower to perform presently or in the future under any Loan Document and to avoid any Event of Default; or (c) having a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

         "Material Subsidiary" means, at any date of determination, and without
          -------------------
duplication (a) each Subsidiary of Borrower whose total revenue during either the Fiscal Quarter or period of four consecutive Fiscal Quarters ending coincident with or immediately preceding such date of determination, represents ten percent (10%) or more of Borrower's consolidated total revenue during such period, (b) each Subsidiary of Borrower whose assets, as of the last day of the Fiscal Quarter ending coincident with or immediately preceding such date of determination, represent ten percent (10%) or more of Borrower's consolidated total assets and (c) each other subsidiary of Borrower identified as a Material Subsidiary on ITEM 7.10 of the Disclosure Schedule. Determination of whether a
              ---------
newly formed or acquired Subsidiary is a Material Subsidiary shall be made on a pro forma basis (i) for purposes of CLAUSE (A) of the preceding sentence, for
--- -----                           ----------
both the Fiscal Quarter and period of four Fiscal Quarters ending coincident with or immediately preceding such date of determination and (ii) for purposes of CLAUSE (B) of the preceding sentence, as if the date of acquisition or
   ----------
formation thereof was the last day of the Fiscal Quarter ending coincident with or immediately preceding such date of determination.

         "Multiemployer Plan" means a "multiemployer plan" as defined in section
          ------------------
4001(a)(3) of ERISA which is maintained for employees of Borrower or any ERISA Affiliate.

         "Nonuse Fee" is defined in SECTION 3.4.2.
          ----------                -------------

         "Note" means a promissory note of Borrower payable to any Lender, in
          ----
the form of EXHIBIT B hereto (as such promissory note may be amended, endorsed
            ---------
or otherwise modified from time to time), evidencing the aggregate Indebtedness of Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Notice of Borrowing" means a notice of borrowing and certificate duly
          -------------------
executed by an Authorized Person of Borrower, substantially in the form of EXHIBIT C hereto, with appropriate insertions, or such other form as shall be
---------
reasonably acceptable to the Agent.

         "Notice of Continuation/Conversion" means a notice of continuation or
          ---------------------------------
conversion and certificate duly executed by an

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                                       17

Authorized Person of Borrower, substantially in the form of EXHIBIT D hereto,
                                                            ---------
with appropriate insertions, or such other form as shall be reasonably acceptable to the Agent.

         "Occupational Safety and Health Law" means the Occupational Safety and
          ----------------------------------
Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, in each case as in effect from time to time. References to sections of any Occupational Safety and Health Law shall be construed to also refer to any successor sections.

         "Ongoing Indebtedness" is defined in SECTION 8.15(C).
          --------------------                ---------------

         "Ongoing Investment" is defined in SECTION 8.18(A).
          ------------------                ---------------

         "Organic Document" means, relative to Borrower, its articles of
          ----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Other Taxes" means any present or future stamp, court or documentary
          -----------
taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Participant" is defined in SECTION 13.7.2.
          -----------                --------------

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity
          ----
succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan," as such term is defined in
          ------------
section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower, or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender, its Percentage of the
          ----------
Commitment as set forth opposite such Lender's name on SCHEDULE I hereto, or in
                                                       ----------
an Assignment and Acceptance Agreement executed and delivered by such Lender, as such percentage may be adjusted from time to time pursuant to Assignment and Acceptance Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 13.7.1.
                      --------------

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                                       18

         "Permitted Disposition" is defined in SECTION 8.12.
          ---------------------                ------------

         "Permitted Liens" is defined in SECTION 7.9.
          ---------------                -----------

         "Person" means any individual, sole proprietorship, partnership, joint
          ------
venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" means any Welfare Plan, Pension Plan or any employee benefit
          ----
plan, as such term is defined in section 3(3) of ERISA, to which Borrower may have any liability.

         "Post Default Rate" means, in the case of any principal of any Loan at
          -----------------
any time of determination when an Event of Default exists, the Base Rate at such time plus 2.0%.

         "Pre-Existing Letter of Credit" means a letter of credit issued on the
          -----------------------------
application of Borrower or a Material Subsidiary which (a) was issued prior to the Effective Date, (b) is outstanding on the Effective Date and (c) is described on SCHEDULE 1.1A hereto.
             -------------

         "Quarterly Payment Date" means the last day of each Fiscal Quarter or,
          ----------------------
if any such day is not a Banking Day, the next succeeding Banking Day.

         "Reference Rate" means, at any time, the rate of interest then most
          --------------
recently announced by BOA at Chicago, Illinois as its "reference rate". The reference rate is a rate set by BOA based upon various factors including BOA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BOA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Reimbursement Obligation" is defined in SECTION 5.7.
          ------------------------                -----------

         "Related Party" means, with respect to any Person (in this definition,
          -------------
the "Relevant Person") (i) any director (or other Person holding the equivalent
     ---------------
position) or officer (or other Person holding the equivalent position) of such Relevant Person, and (ii) any other Person which, directly or indirectly, controls or is controlled by or under common control with the Relevant Person (excluding any trustee under, or any committee with

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                                       19
responsibility for administering, a Plan). The Relevant Person shall be deemed to be

                  (a) "controlled by" any other Person if (i) such other Person beneficially owns or holds, or directly or indirectly has the power to vote ten percent (10%) or more (on a fully diluted basis) of the equity interest of such Relevant Person or (ii) if such other Person has the power to direct or cause the direction of the management and policies of such Relevant Person (whether by contract or otherwise); or

                  (b) "controlled by" or "under common control with" another Person if such other Person is a member of the immediate family of a Person which is a Related Party of such Relevant Person or is the executor, administrator or other personal representative of such Relevant Person.

         "Release" means a "release", as such term is defined in the
          -------
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

         "Reportable Event" has the meaning given to such term in ERISA.
          ----------------

         "Required Lenders" means (a) all Lenders at any time that there are
          ----------------
fewer than three (3) Lenders and (b) at all other times, Lenders holding at least 67% of the sum of (1) the then aggregate outstanding principal amount of the Loans plus Letter of Credit Exposure plus (2) unused Commitments or, if no principal amount of the Loans and no Letter of Credit Liabilities are then outstanding, Lenders holding at least 67% of the unused Commitments.

         "Requirement of Law" means, as to any Person, any law (statutory or
          ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Subordinated Debt" means (a) the Titanium Subordinated Debt and (b)
          -----------------
that portion of any other liabilities, obligations or Indebtedness of Borrower which contains terms satisfactory to Agent and the Required Lenders and is subordinated, in a manner satisfactory to Agent and the Required Lenders, as to right and time of payment of principal and interest thereon, to all of the Liabilities.

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                                       20

         "Subsidiary" means, as to any Person, (a) any corporation of which or
          ----------
in which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) any partnership, joint venture or similar entity of which or in which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the capital interest or profits interest or (c) any trust, association or other unincorporated organization of which or in which such Person, and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the beneficial interest.

         "Taxes" means any and all present or future taxes, levies, assessments,
          -----
imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

         "Titanium Industries" means Titanium Industries, Inc., an Oregon
          -------------------
corporation (formerly known an New TI, Inc.) and an 80% owned Subsidiary of Borrower.

         "Titanium Subordinated Debt" means the Indebtedness of Titanium
          --------------------------
Industries to Titanium Fabrication, Inc., a New Jersey corporation (formerly known as Titanium Industries, Inc.) evidenced by a Subordinated Promissory Note dated September 19, 1994 in the original principal amount of $4,500,000 due March 19, 2000.

         "Titanium Subordination Agreement" means the Subordination Agreement
          --------------------------------
dated as of September 19, 1994 among BankAmerica Business Credit, Inc., a Delaware corporation (as successor by assignment from Bank of America Illinois), Titanium Fabrication, Inc., a New Jersey corporation (formerly known as Titanium Industries, Inc.) and Titanium Industries, Inc.

         "Trade Account Payable" of any Person means a trade account payable of
          ---------------------
such Person incurred in the ordinary course of such Person's business.

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                                       21

         "Type" means, with respect to a Loan, that it is either a Base Rate
          ----
Loan or a Eurodollar Rate Loan.

         "Unmatured Event of Default" means any event or condition which if it
          --------------------------
continues uncured would, with the lapse of time or giving of notice or both, constitute an Event of Default.

         "Welfare Plan" means an "employee welfare benefit plan" as such term is
          ------------
defined in section 3(1) of ERISA.

         SECTION 1.2. Other Definitional Provisions.  Unless otherwise defined
                      -----------------------------
or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Interpretation of Agreement. Unless otherwise specified,
                      ---------------------------
references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document, refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document.

         SECTION 1.4. Accounting and Financial Determinations. Compliance with
                      ---------------------------------------
each of the financial ratios and restrictions contained in ARTICLE VIII shall,
                                                           ------------
except as otherwise provided herein, be determined, and all financial statements required to be delivered hereunder, shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the audited financial statements referred to in SECTION 7.6, other than the
                                                -----------
disclosure of footnotes.

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                                       22

                                   ARTICLE II

              COMMITMENTS; LOANS; LETTERS OF CREDIT; OTHER MATTERS

         SECTION 2.1. Commitments. On the terms and subject to the conditions of
                      -----------
this Agreement (including ARTICLE VI), and in reliance upon the warranties of
                          ----------
Borrower set forth herein and in the other Loan Documents each Lender severally and for itself alone agrees as follows:

         SECTION 2.1.1. Loan Commitment. From time to time on any Banking Day
                        ---------------
occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, its "Loans") to Borrower equal to such Lender's
                               -----
Commitment Percentage of the aggregate amount of the Borrowing of Loans requested by Borrower to be made on such day; provided, however, that: (a) the
                                              --------  -------
aggregate principal amount of all Loans which any Lender shall be committed to have outstanding hereunder shall not at any time exceed such Lender's Commitment Percentage of the lesser of (1) the Loan Availability and (2) the Commitment Amount, and (b) the aggregate principal amount of all Loans which the Lenders shall be committed to have outstanding hereunder shall not at any time exceed the Loan Availability. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

         SECTION 2.1.2. Letter of Credit Commitment. From time to time on any
                        ---------------------------
Banking Day occurring prior to the Letter of Credit Commitment Termination Date, the Issuing Lender will issue and each Lender (other than the Issuing Lender) will participate in, Letters of Credit, in accordance with and subject to the provisions of ARTICLE V.
              ---------

         SECTION 2.2. Reduction of Commitment Amount. Borrower may, at any time,
                      ------------------------------
on at least three days' (one day if the reduction in the Commitment Amount does not require a reduction in the outstanding balance of the Loans) prior written notice received by the Agent (which shall promptly advise each Lender), permanently reduce the Commitment Amount by paying to the Agent for the account of the Lenders such amount, if any, as is necessary to reduce the outstanding principal balance of the Loans plus Letter of Credit Liabilities to such reduced Commitment Amount together with all accrued and unpaid interest on the amount of the Loans being prepaid; provided, however, that all such reductions shall be
                         --------  -------
permanent, and any partial reduction shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.


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                                       23

         SECTION 2.3. Borrowing Procedure; Remitting Funds.
                      ------------------------------------

         SECTION 2.3.1. Borrowing Request. Each Borrowing shall be made upon
                        -----------------
Borrower's irrevocable written or telephonic (promptly confirmed in writing) notice delivered to the Agent, which written notice or confirmation, as applicable, shall be in the form of a Notice of Borrowing and must be received by Agent not later than 11:00 a.m. (Chicago, Illinois time) (i) two Banking Days prior to the requested borrowing date, in the case of Eurodollar Rate Loans and
(ii) on the requested borrowing date, in the case of Base Rate Loans, specifying:

                  (a) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any integral multiple of $100,000 in excess thereof;

                  (b) the requested borrowing date, which shall be a Banking
         Day;

                  (c) the Type of Loans comprising the Borrowing; and

                  (d) if there is to be a Borrowing of Eurodollar Rate Loans, the duration of the Interest Period applicable to such Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing of Eurodollar Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Closing
--------  -------
Date, if any, the Notice of Borrowing shall be delivered to the Agent not later than 11:00 a.m. (Chicago, Illinois time) on the Closing Date and such Borrowing will consist of Base Rate Loans only. Each telephonic notice shall be confirmed by a Notice of Borrowing executed by an Authorized Person and delivered not later than the next following Banking Day, it being understood, however, that any failure to so confirm any telephonic notice or otherwise to comply with the provisions of this SECTION 2.3.1 shall not affect the obligation of Borrower to
                   -------------
repay each Loan in accordance with the terms of this Agreement and any Notes.

         SECTION 2.3.2. Agent to Notify Lenders.  The Agent will promptly notify
                        -----------------------
each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Percentage of that Borrowing.

         SECTION 2.3.3. Remitting of Funds. Each Lender will make the amount of
                        ------------------
its relevant Percentage share of each Borrowing available to the Agent for the account of Borrower at the Agent's Payment Office by 2:00 p.m. (Chicago, Illinois time) on the borrowing date requested by Borrower in funds immediately

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                                       24
available to the Agent. The proceeds of all such Loans will then be made available to Borrower by the Agent, at Borrower's option, either (i) by crediting an account maintained by Borrower on the books of BOA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent or (ii) by wire transfer in accordance with written instructions provided to the Agent by Borrower of like funds as received by the Agent. The failure of any Lender to make any Loan on any borrowing date shall not relieve any other Lender of any obligation hereunder to make a Loan on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any borrowing date.

         SECTION 2.4. Loan Options; Continuation and Conversion of Loans.
                      --------------------------------------------------

         SECTION 2.4.1. Loan Options.  All or any portion of a Loan may be
                        ------------
maintained as either Type of Loan, as shall be selected by Borrower from time to time except as otherwise provided herein.

         SECTION 2.4.2. Continuation and/or Conversion of Loans.
                        ---------------------------------------

                  (a) Borrower may, upon irrevocable written or telephonic (promptly confirmed in writing) notice delivered to the Agent:

                           (1) elect, as of any Banking Day, in the case of Base
                  Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of the other Type; or

                           (2) elect, as of the last day of the applicable
                  Interest Period, to continue any Eurodollar Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof);

         provided, that:
         --------

                           (A) notwithstanding the foregoing, no portion of a
                  Loan being maintained as a Base Rate Loan shall be converted into a Eurodollar Rate Loan, and no portion of a Loan being maintained as a Eurodollar Rate Loan shall be continued as such Type of Loan, less than 30 days before the Facility Termination Date;


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                                       25

                           (B) if at any time the aggregate amount of Eurodollar
                  Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate;

                           (C) unless the Required Lenders otherwise consent,
                  during the existence of an Unmatured Event of Default or Event of Default, Borrower may not elect to have a Loan or portion thereof converted into or continued as a Eurodollar Rate Loan; and

                           (D) no Loan or portion thereof being maintained as a
                  Base Rate Loan shall be converted into a Eurodollar Rate Loan and no portion of a Loan being maintained as a Eurodollar Rate Loan shall be continued as such Type of Loan if, as a result of such continuation or conversion, a prepayment of a Eurodollar Rate Loan on a date other than the last day of the current Interest Period of Loan would result from the payment when due of any scheduled principal repayment.

                  (b) Each notice of continuation or conversion of a Loan shall be received by the Agent not later than 11:00 a.m. (Chicago, Illinois time) at least (i) two Banking Days in advance of the conversion/continuation date if the Loans are to be converted into or continued as Eurodollar Rate Loans or (ii) on the conversion/continuation date if the Loans are to be converted into Base Rate Loans, specifying:

                           (1) the proposed conversion/continuation date;

                           (2) the aggregate amount of Loans to be converted or
                  continued;

                           (3) the Type of Loans resulting from the proposed
                  conversion or continuation; and

                           (4) other than in the case of conversions into Base
                  Rate Loans, the duration of the requested Interest Period.

         Each written notice (or confirmation of telephonic notice) shall be in the form of a Notice of Continuation/Conversion executed by an Authorized Person. Each confirmation of telephonic notice shall be delivered not later than the next following Banking Day, it being understood, however, that

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                                       26
         any failure to so confirm any telephonic notice or otherwise to comply with the provisions of this SECTION 2.4.2 shall not affect the
                                     -------------
         obligation of Borrower to repay each Loan in accordance with the terms of this Agreement and any Notes.

                  (c) If upon the expiration of an Interest Period applicable to any Eurodollar Rate Loan, Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loan, or if any Unmatured Event of Default or Event of Default then exists, Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan into a Base Rate Loan effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Borrower, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be pro rated among the applicable outstanding Loans of all Lenders.

         SECTION 2.5.  Lender's Option in Funding of Loans.  Each Lender may, if
                       -----------------------------------
it so elects, fulfill its obligation to make, continue or convert a Eurodollar Rate Loan by causing one of its foreign branches or Related Parties (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that such Eurodollar Rate Loan shall
                      --------  -------
nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Related Party or international banking facility.

         SECTION 2.6. Loan Accounts; Notes.
                      --------------------

         SECTION 2.6.1. Loan Accounts. The Agent shall establish or cause to be
                        -------------
established on its books in Borrower's name one or more accounts (each a
"Loan Account") to evidence Loans made by the Lenders to Borrower. The Loans
 ------------
made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The Loan Accounts or records maintained by the Agent and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Loans.

         SECTION 2.6.2. Notes. Upon the request of any Lender made through the
                        -----
Agent, the Loans made by such Lender may be evidenced

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                                       27
by a Note, instead of or in addition to Loan Accounts. Each such Lender shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Borrower with respect thereto. Each such Lender is irrevocably authorized by Borrower to endorse its Note and each Lender's record shall be rebuttable presumptive evidence of the facts stated therein; provided, however, that the
                                                  --------  -------
failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Borrower hereunder or under any such Note to or to the order of such Lender.


                                   ARTICLE III

                                INTEREST AND FEES

         SECTION 3.1. Interest - Base Rate Loans. Subject to SECTION 3.3, the
                      --------------------------             -----------
unpaid principal of each Loan or portion thereof maintained as a Base Rate Loan shall bear interest to maturity at a rate per annum equal to the Base Rate in effect from time to time. Interest accrued to maturity on that portion of Loans maintained as Base Rate Loans shall be payable on each Interest Payment Date and at maturity.

         SECTION 3.2. Interest - Eurodollar Rate Loans. Subject to SECTION 3.3,
                      --------------------------------             -----------
the unpaid principal of each Loan or portion thereof maintained as a Eurodollar Rate Loan shall bear interest to maturity at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for each Interest Period plus the Applicable Margin for Eurodollar Rate Loans. Interest accrued to maturity on that portion of Loans maintained as Eurodollar Rate Loans shall be payable on each Interest Payment Date.

         SECTION 3.3. Interest During Event of Default. Notwithstanding SECTIONS
                      --------------------------------                  --------
3.1 and 3.2, at any time that an Event of Default exists, Borrower shall pay
---     ---
interest on the outstanding principal of each Loan, accruing from (and including) the date such Event of Default occurs to (but excluding) the date such Event of Default ceases to exist, at the Post Default Rate of interest applicable to such Loan. All interest accruing at any time that an Event of Default exists shall be payable on demand.

         SECTION 3.4. Fees.
                      ----

         SECTION 3.4.1. Closing Fee. Borrower agrees to pay, on the Effective
                        -----------
Date, to the Agent for the account of the Lenders that are parties to this Agreement on the Effective Date, pro rata according to their Percentages, a closing fee of $30,000. At Borrower's option, the amount of any closing fee due under this

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                                       28

Section may be advanced to Borrower as a part of the initial Loans.

         SECTION 3.4.2. Nonuse Fee.  Borrower agrees to pay, to the Agent for
                        ----------
the account of each Lender pro rata according to its Commitment Percentage, for the period (including any portion thereof when the Lenders' Commitments are suspended by reason of any failure to satisfy any of the conditions precedent set forth in ARTICLE X) from the Effective Date through the Commitment
             ---------
Termination Date, an aggregate fee ("Nonuse Fee") equal to 0.35% per annum on
                                     ----------
the daily average amount by which the Commitment Amount exceeds the outstanding principal balance of the Loans plus the Letter of Credit Liabilities;
provided, however, that, subject to the penultimate sentence of this Section (a)
--------  -------
the Nonuse Fee during the period from the Effective Date to the first date on which Borrower shall be required to deliver a Compliance Certificate pursuant to
SECTION 8.1.1(C) shall be 0.20% per annum and (b) the Nonuse Fee during each
----------------
subsequent period from and including the first date on which Borrower shall have delivered a Compliance Certificate pursuant to SECTION 8.1.1(C) demonstrating in
                                               ----------------
reasonable detail (based upon financial statements of Borrower for the period covered by such certificate that have been delivered to the Agent and the Lenders pursuant to SECTION 8.1.1(A) or 8.1.1(B)), that the Interest Coverage
                    ----------------    --------
Ratio, as of the end of the respective Fiscal Quarter or Fiscal Year, is within one of the ranges set forth below, to but excluding the date of delivery of the next Compliance Certificate, shall equal the percentage per annum set forth in the following table:

     Ratio                                                Nonuse Fee
     -----                                                ----------

     Less than 2.75 to 1.0                                   0.35%

     Equal to or greater than 2.75 to 1.0
     but less than 3.50 to 1.0                               0.30%

     Equal to or greater than 3.50 to 1.0
     but less than 4.50 to 1.0                               0.25%

     Equal to or greater than 4.50 to 1.0                    0.20%


Notwithstanding the foregoing, the "Nonuse Fee" during any period when an Unmatured Event of Default or an Event of Default in delivery of the certificate pursuant to SECTION 8.1.1(C) shall have occurred and be continuing, shall be
            ----------------
determined without reference to the foregoing chart. The fee provided for in this SECTION 3.4.2 shall be payable in arrears on each Quarterly Payment Date
     -------------
for the period then ended and on the last to occur of the Commitment Termination Date and the date all Loans are repaid in full, for the period then ended for which no fee shall have been paid.


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                                       29

         SECTION 3.4.3. Letter of Credit Fees.  Borrower agrees to pay to the
                        ---------------------
Agent, for the benefit of the Issuing Lender a fee (the "Fronting Fee") equal to
                                                         ------------
0.125% per annum of the daily average outstanding Letter of Credit Exposure of the Lenders other than the Issuing Lender. Borrower further agrees to pay the Agent, for the account of the Lenders according to their respective Commitment Percentages, a commission equal to Applicable Margin per annum (calculated on the basis of a year consisting of 360 days and paid for actual days elapsed) on the aggregate daily average outstanding Letter of Credit Liabilities. The fees payable pursuant to this Section shall be payable in arrears on each Quarterly Payment Date.

         SECTION 3.4.4. Agent's Fees. Borrower agrees to pay the Agent for its
                        ------------
own account certain fees in the amounts and at the times separately agreed to by Borrower and the Agent from time to time.

         SECTION 3.4.5. Balance Deficiency Fee.  Borrower agrees to pay,
                        ----------------------
separately to each Lender such fees as may be separately agreed to between Borrower and such Lender relating to Borrower's maintenance of collected balances in demand deposit accounts with such Lender. The terms of any such agreement(s) between Borrower and a Lender shall be set forth in a separate document, and all payments of any fees due to a Lender under any such agreement shall be paid directly to such Lender and not to the Agent. The Agent shall have no responsibility to collect, remit or monitor payments of any fees due under any agreement entered into under this SECTION 3.4.5.
                                      -------------

         SECTION 3.4.6. Method of Calculating Interest and Fees. Interest on
                        ---------------------------------------
each Base Rate Loan and the fees provided for in SECTIONS 3.4.2 and 3.4.3 shall
                                                 --------------     -----
be computed on the basis of a year consisting of 365 (or 366, if applicable) days and paid for actual days elapsed. Interest on each Eurodollar Rate Loan shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed, calculated as to each Interest Period from (and including) the first day thereof to (but excluding) the last day thereof.


                                   ARTICLE IV

                          PAYMENTS; PREPAYMENTS; OFFSET

         SECTION 4.1. Time and Place of Payment By Borrower.  All payments
                      -------------------------------------
hereunder by Borrower (including payment of Reimbursement Obligations and payments with respect to any Notes) shall be made without withholding, deduction, recoupment, setoff or counterclaim (except for withholdings described in SECTION 6.1.1). Except as otherwise provided in this Agreement,
             -------------

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

all payments by Borrower shall be made to the Agent, for the pro rata account of the Agent and the Lenders entitled to receive such payment, as provided for herein, in immediately available funds (except as the Required Lenders may otherwise consent) prior to 2:00 p.m., Chicago, Illinois time, on the date due, at the Agent's Payment Office, or at such other place as may be designated by the Agent to Borrower in writing. Any payments received after such time shall be deemed received on the next Banking Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest and any fees.

         SECTION 4.2. Loan Payments.
                      -------------

         SECTION 4.2.1. Scheduled Repayment of Loans.  All Loans hereunder shall
                        ----------------------------
be repaid by Borrower on the Commitment Termination Date.

         SECTION 4.2.2. Voluntary Prepayment of Loans. Subject to SECTION 4.2.4,
                        -----------------------------             -------------
Borrower may prepay the principal of the Loans in whole or in part without premium or penalty other than pursuant to SECTION 6.5. Any partial prepayment of
                                          -----------
principal shall be in a minimum amount equal to the lesser of (i) the aggregate outstanding principal balance of all Loans and (ii) $1,000,000 and an integral multiple of $100,000.

         SECTION 4.2.3. Mandatory Prepayment of Loans. In the event the
                        -----------------------------
aggregate outstanding principal balance of all Loans exceeds the Loan Availability, Borrower shall, unless the Agent and the Lenders shall otherwise consent, upon the Agent's demand immediately make such repayments of the Loans or take such other actions as shall be necessary to eliminate such excess.

         SECTION 4.2.4. Other Provisions Applicable to Payments of Loans.
                        ------------------------------------------------
Borrower shall give the Agent (which shall promptly advise each Lender) prior written or telephonic notice of any intended prepayment of the Loans not later than 11:00 a.m. (Chicago, Illinois time) (a) at least three Banking Days' prior to the date of prepayment in the case of Eurodollar Rate Loans, and (b) on the Banking Day of prepayment, in the case of Base Rate Loans. Borrower shall confirm in writing, not later than the next following Banking Day, any telephonic notice of prepayment. Once made, a notice of prepayment shall be irrevocable. Unless the Agent shall otherwise consent, no prepayment of Eurodollar Rate Loans may be made on a day which is not the last day of the Interest Period for such Loans. All repayments and prepayments by Borrower with respect to the Loans shall be made pro rata among Loans of the same Type and, if
                                   --- ----
the

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                                       31

Loans are Eurodollar Rate Loans, having the same Interest Period, of all Lenders.

         SECTION 4.3. Agent May Assume Borrower Payment. Unless the Agent
                      ---------------------------------
receives notice from Borrower prior to the date on which any payment under this Agreement or under any Notes is due to the Lenders that Borrower will not make such payment in full as and when required, the Agent may assume that Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         SECTION 4.4. Payments by the Lenders to the Agent and Agent to Lenders.
                      ---------------------------------------------------------

         SECTION 4.4.1. Agent May Assume Payment By Lender.  Unless the Agent
                        ----------------------------------
receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Banking Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of Borrower the amount of that Lender's Percentage of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Banking Day following such borrowing date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this SECTION 4.4.1 shall be conclusive, absent manifest error. If
                 -------------
such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Banking Day following the borrowing date, the Agent will notify Borrower of such failure to fund and, upon demand by the Agent, Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to

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                                       32
fund its Percentage of any Borrowing on the date due from such Lender shall not relieve any other Lender of any obligation hereunder to fund its Percentage share of such Borrowing on such date, but no Lender shall be responsible for the failure of any other Lender to fund its share of any Borrowing.

         SECTION 4.4.2. Agent's Payments to Lenders.  The Agent will make
                        ---------------------------
available to each Lender, not later than 3:00 p.m., Chicago, Illinois time on the same Banking Day and in like funds as are received by the Agent, such Lender's ratable share of any payments received by the Agent from Borrower at the Agent's Payment Office on or prior to 12:00 noon Chicago, Illinois time on a Banking Day. Payments received by the Agent after 12:00 noon Chicago, Illinois time on a Banking Day will be made available to the Lender(s) entitled to share therein not later than 12:00 noon Chicago, Illinois time on the next succeeding Banking Day.

         SETOFF 4.5. Setoff. In addition to and not in limitation of all other
                     ------
rights and remedies (including other rights of offset or banker's lien) that any Lender or any other holder of any Note may have under applicable law, each Lender or such other holder shall (a) upon the occurrence and during the continuance of any Event of Default or Unmatured Event of Default described in
SECTION 9.1.8 or (b) with the consent of the Required Lenders upon the
-------------
occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities (whether or not then due), in such order of application as such Lender or such other holder may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of Borrower then or thereafter with such Lender or such other holder. The Agent shall promptly advise Borrower of any such setoff and application upon learning thereof, but failure to do so shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.


                                    ARTICLE V

                                LETTERS OF CREDIT

         SECTION 5.1. Requests of Issuance of Letters of Credit. By delivering
                      -----------------------------------------
to the Issuing Lender (with a copy to the Agent) not later than ten (10) Banking Days prior to the Commitment Termination Date, a properly completed Application for a Letter of Credit executed by an Authorized Person of a Letter of Credit Applicant, together with such other documents, instruments and/or

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                                       33
agreements as the Issuing Lender may require, the Issuing Lender shall, unless directed otherwise by the Agent, issue Letters of Credit on such terms as are satisfactory to the Issuing Lender, and each Lender (other than the Issuing Lender) shall participate in each such Letter of Credit upon the terms contained in this Agreement and incur Letter of Credit Exposure in an amount equal to its Commitment Percentage of such Letter of Credit. Upon receipt of a copy of an Application, the Agent shall promptly notify the Lenders thereof. Notwithstanding the foregoing, the Issuing Lender shall not be required to issue, and no Lender shall be required to incur Letter of Credit Exposure with respect to, any Letter of Credit if, before or after giving effect to the issuance of such Letter of Credit:

                  (a) either (i) the aggregate Letter of Credit Liabilities exceeds or would exceed the Letter of Credit Facility Amount or (ii) such Lender's Letter of Credit Exposure, together with the aggregate outstanding principal amount of all Loans of such Lender, exceeds or would exceed such Lender's Percentage of the Commitment Amount; or

                  (b) the aggregate Letter of Credit Liabilities plus Loans hereunder outstanding exceeds any limit imposed on the Issuing Lender or any other Lender under or pursuant to, or if the issuance of such Letter of Credit would otherwise cause a violation of, any Requirement of Law.

         SECTION 5.2. Letter of Credit Provisions.  Each Letter of Credit shall,
                      ---------------------------
by its terms:

                  (a) be stated to expire on a date (its "Expiry Date") which is
                                                          -----------
         not later than the earlier of (1) one year from its date of issuance and (2) the Banking Day prior to the Facility Termination Date; and

                  (b) on or prior to its Expiry Date: (1) terminate immediately upon notice to the Agent or Issuing Lender from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full; and (2) reduce in part immediately and to the extent the beneficiary thereunder has notified the Agent or Issuing Lender that the obligations covered thereby have been paid or otherwise satisfied in part.

         As long as no Unmatured Event of Default or Event of Default exists, by delivery to the Issuing Lender and the Agent of a written request therefor at least thirty (30) Banking Days prior to the Expiry Date of any Letter of Credit, the Borrower may request the Issuing Lender to extend the Expiry Date of such Letter of Credit for an additional period not to exceed the

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                                       34
earlier of one year from its date of extension and the day immediately preceding the Facility Termination Date.

         SECTION 5.3. Issuances and Extensions. On the terms and subject to the
                      ------------------------
conditions of this Agreement (including ARTICLE X), the Issuing Lender shall
                                        ---------
issue Letters of Credit, and extend the Expiry Dates of outstanding Letters of Credit, in accordance with Borrower's requests made therefor. The Issuing Lender will make available the original of each Letter of Credit which it issues to the beneficiary thereof (and will promptly provide each of the Lenders with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Expiry Date thereof.

         SECTION 5.4. Issuing Lender's Expenses. Borrower agrees to pay to the
                      -------------------------
Issuing Lender all administrative expenses of the Issuing Lender in connection with the issuance, amendment, maintenance, modification (if any) and administration of each Letter of Credit, in accordance with the Issuing Lender's published fees as in effect from time to time, upon demand from time to time.

         SECTION 5.5. Lenders' Purchase of Participation in Letters of Credit.
                      -------------------------------------------------------

         (a) Each Letter of Credit issued (or, pursuant to SECTION 5.5(B),
                                                           --------------
deemed to have been issued) pursuant to this ARTICLE V shall, effective upon its
                                             ---------
issuance and without further action, be issued on behalf of all Lenders (including the Issuing Lender) pro rata according to their respective Commitment
                               --- ----
Percentages. Simultaneously with the issuance (or, pursuant to SECTION 5.5(B),
                                                               --------------
deemed issuance) by the Issuing Lender of any Letter of Credit, each Lender (other than the Issuing Lender) shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation in such Letter of Credit, including, without limitation, all obligations of the Letter of Credit Applicant with respect thereto and any security therefor or guarantees pertaining thereto (including any Guaranty), in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit, and shall be responsible to reimburse the Issuing Lender promptly for any Reimbursement Obligations which have not been reimbursed in accordance with SECTION 5.7, or which have been
                                            -----------
reimbursed but must be returned, restored or disgorged by the Issuing Lender for any reason. In the event that the Issuing Lender shall not be reimbursed, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in SECTION 5.7, and in an amount equal to the amount of any drawing
               -----------
honored by the Issuing Lender under a Letter of Credit, or in the event the Issuing Lender must for any reason return or disgorge such

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                                       35
reimbursement, the Issuing Lender shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent, for the account of the Issuing Lender, whether or not any Unmatured Event of Default or Event of Default shall have occurred and be continuing, an amount equal to its respective Commitment Percentage of such Reimbursement Obligation in same day or immediately available funds at the office of the Agent not later than 12:00 o'clock noon, Chicago, Illinois time, on the Banking Day after the date notified by the Agent or the Issuing Lender. The obligation of each Lender (other than the Issuing Lender) to provide the Agent with such Lender's Commitment Percentage of the amount of any payment or disbursement made by the Issuing Lender under any outstanding Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any other Lender or any other Person, whether in connection with this Agreement, the Application, any Letter of Credit, the transactions contemplated herein or any unrelated transactions, including, without limitation, (1) any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, (2) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (3) the legality, validity, regularity or enforceability of this Agreement or such Letter of Credit, (4) the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable, (5) any failure of the Agent or the Issuing Lender to provide timely notice to the Lender of any drawing under any Letter of Credit or (6) the occurrence or continuance of any Event of Default or Unmatured Event of Default. In the event that any Lender fails to make available to the Issuing Lender the amount of such Lender's Commitment Percentage of such Reimbursement Obligation as provided herein, the Issuing Lender shall be entitled to recover such amount from such Lender on demand together with interest at the daily average Federal Funds Rate for three Banking Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the rate of interest from time to time applicable to Base Rate Loans. Notwithstanding the foregoing, nothing in this Section shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any

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                                       36
amounts made available by such Lender to the Issuing Lender pursuant to this
Section in the event of a final determination by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of the Issuing Lender. The Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit, such other Lender's Commitment Percentage of all payments received by the Issuing Lender in reimbursement of drawings honored by the Issuing Lender under such Letter of Credit when such payments are received. If any Lender shall fail to pay the amount of its participation in a Letter of Credit drawing on the date such amount is due in accordance with this Section, the Issuing Lender shall be deemed to have advanced funds in such amount on behalf of such other Lender. Each such advance shall be secured by such other Lender's participation interest herein, and the Issuing Lender shall be subrogated to such other Lender's rights hereunder in respect thereof. At the option of the Issuing Lender, such advance may be repaid by the Agent's turning over to the Issuing Lender, for application by the Issuing Lender to amounts owed to the Issuing Lender by such other Lender, of any payment received by the Agent or the Issuing Lender which such other Lender is otherwise entitled to receive under this Agreement. Any amount not paid by such other Lender to the Issuing Lender hereunder shall bear interest for each day from the day such payment was due until such payment shall be paid in full at a rate per annum equal to the rate of interest then applicable to Base Rate Loans. The obligations of each Lender under this Section shall continue until the last to occur of (a) the Letter of Credit Commitment Termination Date and (b) the date the Letter of Credit Liabilities have been reduced to zero.

         (b) On the Effective Date, and after satisfaction of the conditions precedent set forth in SECTION 10.1, each Pre-Existing Letter of Credit shall be
                       ------------
deemed to be a Letter of Credit issued by the Issuing Lender hereunder. Each Pre-Existing Letter of Credit shall be deemed to be a Letter of Credit issued by the Issuing Lender and outstanding hereunder, and each Lender shall incur Letter of Credit Exposure with respect to each such PreExisting Letter of Credit in accordance with PARAGRAPH (A) of this SECTION 5.5 in an amount equal to such
                -------------         -----------
Lender's Commitment Percentage of the Letter of Credit Liabilities with respect to each such Pre-Existing Letter of Credit.

         SECTION 5.6. Disbursements. The Issuing Lender will notify Borrower and
                      -------------
the Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment shall be
                                     -----------------
made. Subject to the terms and provisions of such Letter of Credit, the Issuing Lender

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                                       37
shall make such payment to the beneficiary (or its designee) of such Letter of Credit.

         SECTION 5.7. Reimbursement of Drawings Under Letters of Credit. (a)
                      -------------------------------------------------
Borrower irrevocably agrees to, or cause the Material Subsidiary that is the Letter of Credit Applicant to, reimburse the Issuing Lender prior to 12:00 noon, Chicago, Illinois time, on the Disbursement Date with respect to each Letter of Credit, such reimbursement to be without setoff, protest, defense or counterclaim of any kind, for each payment made by the Issuing Lender under or pursuant to each such Letter of Credit. Borrower's obligation (its "Reimbursement Obligation") to reimburse or cause the reimbursement of the
 ------------------------
Issuing Lender for payments and disbursements made by the Issuing Lender under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower or any of its Subsidiaries may have or have had against the Issuing Lender or any other Person, including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuing Lender's good faith opinion, such disbursement is determined to be appropriate), the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable. Borrower, for itself and each other Letter of Credit Applicant, assumes all risks of the acts or omissions of the user of any Letters of Credit and all risks of the misuse of a Letter of Credit. Neither the Issuing Lender nor any of its correspondents, nor the Agent or any other Lender, shall be responsible: (1) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document specified in an Application even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (2) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any of the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (3) for failure of any draft to bear any reference or adequate reference to any Letter of Credit, or failure of anyone to note the amount of any disbursement on the reverse of any Letter of Credit or to surrender or to take up any Letter of Credit or to send forward any such document apart from drafts as required by the terms of any Letter of Credit, each of which provisions, if contained in the Letter of Credit itself, it is agreed, may be waived by the

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                                       38

Issuing Lender; (4) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (5) for any error, neglect, default, suspension or insolvency of any correspondents of the Issuing Lender;
(6) for errors in translation or for errors in interpretation of technical terms; (7) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof; (8) for the misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (9) for any consequences arising from causes beyond the control of the Agent, the Issuing Lender and the other Lenders, including, without limitation, any act or omission, rightful or wrongful, of any present or future de jure or de facto government or governmental authority; or (10) for any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that Borrower or other applicable Letter of Credit Applicant shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to Borrower or such other Letter of Credit Applicant, as the case may be, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower or such other Letter of Credit Applicant which Borrower or such other Letter of Credit Applicant proves were caused by the Issuing Lender's wilful misconduct or gross negligence. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Issuing Lender, the Agent or any of the other Lenders. The Issuing Lender shall have the right to transmit the terms of any Letter of Credit without translating them.

                  (b) To the extent the Issuing Lender is not reimbursed in full in accordance with next sentence of this SECTION 5.7(B), Borrower's
                                         --------------
Reimbursement Obligation shall accrue interest at the Post Default Rate applicable to Base Rate Loans, payable on demand. In the event the Issuing Lender is not reimbursed by Borrower or other applicable Letter of Credit Applicant on the Disbursement Date, or if the Issuing Lender must for any reason return or disgorge such reimbursement, the Lenders (including Issuing Lender) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Banking Day, Loans which are Base Rate Loans as provided in SECTION 2.1.1 (Borrower being deemed to
                                         -------------
have given a timely request therefor for such amount); provided, however, for
                                                       --------  -------
the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

         SECTION 5.8. Deemed Disbursements. Upon the occurrence and during the
                      --------------------
continuation of any Event of Default or the occurrence

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                                       39
of the Commitment Termination Date, an amount equal to that portion of Letter of Credit Liabilities attributable to outstanding and undrawn Letters of Credit shall, at the election of the Issuing Lender, and without demand upon or notice to Borrower, be deemed to have been paid or disbursed by the Issuing Lender under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Issuing Lender to the Agent and Borrower of its obligations under this Section, Borrower shall be immediately obligated to reimburse the Issuing Lender the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by the Issuing Lender from Borrower pursuant to this Section shall be delivered by the Issuing Lender to the Agent and held as collateral security (a) first, for the repayment of Borrower's obligations in connection with the Letters of Credit and (b) second, for all other Liabilities of Borrower. At any time when such Letters of Credit shall terminate and all obligations of the Issuing Lender in respect of Letters of Credit are either terminated or paid or reimbursed in full, the Liabilities of Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Issuing Lender). Provided no Unmatured Event of Default or Event of Default then exists, the Issuing Lender or the Agent, as the case may be, will return to Borrower the excess, if any, of (a) the aggregate amount deposited by Borrower with the Issuing Lender and/or the Agent and not theretofore applied by the Issuing Lender to any Reimbursement Obligation over (b) the aggregate amount of all Reimbursement
                         ----
Obligations to the Issuing Lender pursuant to this Section, as so adjusted. At such time when all Unmatured Events of Default and Events of Default shall have been cured or waived, the Issuing Lender shall return to Borrower all amounts then on deposit with the Issuing Lender pursuant to this Section.

         SECTION 5.9. Increased Costs; Indemnity.  If by reason of
                      --------------------------

                  (a) any change in any applicable Requirement of Law, any change in the interpretation or application thereof by any judicial or Governmental Authority, or

                  (b) compliance by any Lender (including the Issuing Lender) with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the Federal Reserve Board:

                           (1) any Lender (including the Issuing Lender) shall
                  be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any

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                                       40
                  penalty with respect to the maintenance or fulfillment of its obligations under this ARTICLE V, whether directly or by such
                                         ---------
                  being imposed on or suffered by such Lender;

                           (2) any reserve, deposit or similar requirement is or
                  shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Lender or participations therein purchased by any Lender; or

                           (3) there shall be imposed on the Issuing Lender or
                  any Lender any other condition regarding this ARTICLE V, any
                                                                ---------
                  Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to the Issuing Lender or such Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by the Issuing Lender or such Lender, then and in any such case the Issuing Lender or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify Borrower thereof, and Borrower shall pay on demand such amounts as the Issuing Lender or Lender may specify to be necessary to compensate the Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the rate of interest applicable to Base Rate Loans. The determination by the Issuing Lender or Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. In addition to amounts payable as elsewhere provided in this ARTICLE V, Borrower
                                                          ---------
hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable Attorney's Fees) which the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of

                  (c) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of the Issuing Lender as determined by a court of competent jurisdiction, or

                  (d) the failure of the Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or

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                                       41
         future de jure or de facto government or governmental authority.

         The obligations of Borrower under this SECTION 5.9 shall survive
                                                -----------
termination of this Agreement and payment of all other Liabilities.

         SECTION 5.10. Letters of Credit on Application of Subsidiaries.
                       ------------------------------------------------
Notwithstanding any other provision of this Agreement, the Issuing Lender shall have no obligation to issue a Letter of Credit on the Application of a Subsidiary unless prior to such issuance the Agent shall have received all of the following, in sufficient number of counterpart originals for the Agent and each Lender:

                  (a) the Guaranty duly executed by Borrower;

                  (b) a copy, duly certified by the secretary or an assistant secretary of such Subsidiary of (1) resolutions of the Board of Directors of such Subsidiary or a duly empowered committee of the Board of Directors authorizing (A) the incurrence by such Subsidiary of Indebtedness owing to the Issuing Lender in connection with Letters of Credit issued on the Applications of such Subsidiary and (B) the execution, delivery and performance by such Subsidiary of Applications for Letters of Credit, (2) all documents, if any, evidencing any other necessary corporate action with respect to Applications executed and delivered by such Subsidiary, and (3) all approvals or consents, if any, with respect to Applications executed and delivered by such Subsidiary;

                  (c) A certificate of the secretary or an assistant secretary of such Subsidiary certifying the names of the officers of such Subsidiary authorized to sign Applications and all other documents and certificates to be delivered by such Subsidiary in connection therewith, together with the true signatures of such officers, upon which certificate the Agent and the Issuing Lender may conclusively rely until it shall have received a further certificate of the secretary or an assistant secretary of such Subsidiary canceling or amending such prior certificate; and

                  (d) In the case of a Subsidiary which is not a Subsidiary Obligor (as such term is defined in the Guaranty) on the date of Borrower's execution and delivery of the Guaranty, but which thereafter executes and delivers an Application, a written statement from Borrower in form and substance reasonably acceptable to the Agent reaffirming the Guaranty and acknowledging that such Subsidiary is a Subsidiary Obligor thereunder.

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


                                   ARTICLE VI

         ADDITIONAL PROVISIONS RELATING TO EURODOLLAR RATE LOANS; TAXES;
             YIELD PROTECTION; INDEMNIFICATION; SHARING OF PAYMENTS

         SECTION 6.1. Taxes. Any and all payments by Borrower to each Lender or
                      -----
the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Borrower shall pay all Other Taxes.

         SECTION 6.1.1. Required Payments By Borrower.  If Borrower shall be
                        -----------------------------
required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                  (a) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                  (b) Borrower shall make such deductions and withholdings;

                  (c) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (d) Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

         SECTION 6.1.2. Borrower to Indemnify. Borrower agrees to indemnify and
                        ---------------------
hold harmless each Lender and the Agent for the full amount of (a) Taxes, (b) Other Taxes, and (c) Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the

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                                       43

Lender or the Agent makes written demand therefor. Notwithstanding any other provision of this Agreement, Borrower shall have no obligation to indemnify any Lender or the Agent for any taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as applicable, is organized or maintains a lending office.

         SECTION 6.1.3. Repayment by Lender. If any Lender receives a refund in
                        -------------------
respect of any Taxes, Other Taxes or Further Taxes as to which it has been indemnified by Borrower or with respect to which Borrower (or any Person acting on behalf of Borrower) has paid additional amounts pursuant to SECTION 6.1, it
                                                               -----------
shall promptly repay such refund (but only to the extent of the indemnity payments made, or additional amounts paid, by or on behalf of Borrower under
SECTION 6.1 with respect to Taxes, Other Taxes and Future Taxes giving rise to
-----------
such refund).

         SECTION 6.1.4. Borrower to Furnish Receipt. Within 30 days after the
                        ---------------------------
date of any payment by Borrower of Taxes, Other Taxes or Further Taxes, Borrower shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

         SECTION 6.1.5. Change in Lending Office. If Borrower is required to pay
                        ------------------------
any amount to any Lender or the Agent pursuant to SECTION 6.1.1, SECTION 6.1.2
                                                  -------------  -------------
or SECTION 6.2, then such Lender shall use reasonable efforts (consistent with
   -----------
legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

         SECTION 6.1.6. Withholding Tax.
                        ---------------

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent and Borrower:

                           (1) if such Lender claims an exemption from, or a
                  reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

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


                           (2) if such Lender claims that interest paid under
                  this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

                           (3) such other form or forms as may be required under
                  the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                  Such Lender agrees to promptly notify the Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Liabilities of Borrower to such Lender, such Lender agrees to notify the Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Liabilities of Borrower to such Lender. To the extent of such percentage amount, the Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent and Borrower sells, assigns, grants a participation in, or otherwise transfers all or part of the Liabilities of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent and Borrower may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent and Borrower, then the Agent and Borrower may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction, notwithstanding the first sentence of SECTION
                                                                        -------
         4.1.
         ---

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                                       45

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and Borrower fully for all amounts paid, directly or indirectly, by the Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or Borrower under this Section, together with all costs and expenses (including reasonable Attorney's Fees). The obligation of the Lenders under this subsection shall survive termination of this Agreement, the payment of all other Liabilities and the resignation or replacement of the Agent.

         SECTION 6.2. Illegality.
                      ----------

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Lender to Borrower through the Agent, any obligation of the Lenders to make Eurodollar Rate Loans shall be suspended until the Lender notifies the Agent and Borrower that the circumstances giving rise to such determination no longer exist, and all Loans which would otherwise be made as Eurodollar Rate Loans shall be made as Base Rate Loans.

                  (b) If a Lender determines that it is unlawful to maintain any Eurodollar Rate Loan, Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Eurodollar Rate Loan of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 6.5, either on the last day of the Interest
                        -----------
         Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loan to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loan. If Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

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


         SECTION 6.3. Increased Costs and Reduction of Return.  If any Lender
                      ---------------------------------------
determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Interbank Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then Borrower shall be liable for, and shall from time to time, within fifteen
(15) days following receipt of written demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

         SECTION 6.4. Capital Adequacy. If any Lender shall have determined that
                      ----------------
(a) the introduction of any Capital Adequacy Regulation, (b) any change in any Capital Adequacy Regulation, (c) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (d) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), Credit Extension or obligations under this Agreement, then, within fifteen (15) days following receipt of written demand from such Lender to Borrower through the Agent, Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         SECTION 6.5. Funding Losses.  Borrower shall reimburse each Lender and
                      --------------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (a) the failure of Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

                  (b) the failure of Borrower to borrow, continue or convert a Loan after Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the failure of Borrower to make any prepayment in accordance with any notice delivered under SECTION 4.4;
                                                    -----------

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                                       47

                  (d) the prepayment (including pursuant to SECTIONS 4.2.2 or
                                                            --------------
         4.2.3) or other payment (including after acceleration thereof) of any
         -----
         Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under SECTION 2.4.2 of any
                                                     -------------
         Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Borrower to the Lenders under this Section and under SECTION 6.3, each Eurodollar Rate Loan made by a Lender (and
                  -----------
each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Interbank Rate used in determining the Interbank Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

         SECTION 6.6. Inability to Determine Rates. If the Agent determines that
                      ----------------------------
for any reason adequate and reasonable means do not exist for determining the Interbank Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Interbank Rate applicable for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Required Lenders revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

         SECTION 6.7. Certificates of Lenders. Any Lender claiming reimbursement
                      -----------------------
or compensation under this ARTICLE VI shall deliver to Borrower (with a copy to
                           ----------
the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on Borrower in the absence of manifest error.


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

         SECTION 6.8. Substitution of Lenders. Upon the receipt by Borrower from
                      -----------------------
any Lender (an "Affected Lender") of a claim for compensation under SECTIONS
                ---------------                                     --------
5.9, 6.1.1(D), 6.2, 6.3 or 6.4, Borrower may: (i) request the Affected Lender to
---  --------  ---  ---    ---
use reasonable efforts to obtain a replacement bank or financial institution satisfactory to Borrower and to Agent (a "Replacement Lender") to acquire and
                                          ------------------
assume all or a ratable part of all of such Affected Lender's Credit Extensions and Commitments, (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Credit Extensions and Commitments, provided that no such other Lender shall have any obligation whatsoever, under any circumstances, to do so; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under CLAUSE (I) or (III) of this Section
                                          ----------    -----
shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

         SECTION 6.9. Survival.  The agreements and obligations of Borrower in
                      --------
this ARTICLE VI shall survive termination of this Agreement and the payment of
     ----------
all other Liabilities.

         SECTION 6.10. Sharing of Payments, Etc. If, other than as expressly
                       ------------------------
provided elsewhere herein, any Lender shall obtain on account of the Credit Extensions made by it or Liabilities owed to it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lender such participations in the Credit Extension made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such
                        --------  -------
excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lender following any such purchases or repayments. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives

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                                       49
a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         To induce each of the Lenders and the Agent, for the account of the Lenders, to make Credit Extension to Borrower under this Agreement, Borrower makes the following representations and warranties, all of which shall be true and correct as of the Initial Funding Date and shall survive the execution of this Agreement and the Initial Funding Date:

         SECTION 7.1. Organization. Borrower and all of its corporate
                      ------------
Subsidiaries are corporations duly organized and validly existing and, if applicable, in "good standing" under the laws of the jurisdictions of their respective incorporation or formation. All of Borrower's other Subsidiaries, if any, are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization or formation. Except as set forth on ITEM 7.1 of the Disclosure Schedule, Borrower and all of
                       --------
its Subsidiaries are in good standing and are duly qualified to do business in each jurisdiction where, because of the nature of their respective activities or properties, such qualification is required, except for those jurisdictions where the failure to be so qualified does not constitute and could not reasonably be expected to constitute a Material Adverse Occurrence. Except as listed on ITEM
                                                                          ----
7.1 of the Disclosure Schedule, on the date of this Agreement, Borrower and each
---
of its Subsidiaries conducts business in its own name exclusively. ITEM 7.1 of
                                                                   --------
the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of (a) the state or other jurisdiction of formation of Borrower, (b) each state in which Borrower is qualified to do business and (c) all of Borrower's trade names, trade styles or doing business forms.

         SECTION 7.2. Authorization. Borrower is duly authorized, has full power
                      -------------
and authority, and holds all requisite governmental licenses, permits and other approvals, to execute and deliver this Agreement, any Notes, and any other Loan Documents contemplated by this Agreement to be executed and/or delivered by it, and is and will continue to be duly authorized, have full power and authority and hold all requisite governmental licenses, permits and other approvals to borrow monies hereunder

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                                       50
and to perform its obligations under this Agreement, any Notes and any such other Loan Documents. The execution, delivery and performance by Borrower of this Agreement, any Notes, and any other Loan Documents contemplated by this Agreement to be executed and/or delivered by it, and the borrowings hereunder, do not and will not require any consent or approval of any Governmental Authority except any that have been obtained and are in full force and effect.

         SECTION 7.3. No Conflicts. The execution, delivery and performance by
                      ------------
Borrower of this Agreement, any Notes, and any other Loan Documents executed and/or delivered or to be executed and/or delivered by it do not and will not conflict with (i) any provision of law applicable to Borrower, (ii) Borrower's Organic Documents, (iii) any agreement binding upon Borrower or (iv) any court or administrative order or decree applicable to Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries except as provided herein.

         SECTION 7.4. Validity and Binding Effect. This Agreement, any Notes,
                      ---------------------------
and any other Loan Documents contemplated by this Agreement, when duly executed and delivered, will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         SECTION 7.5. No Default. Neither Borrower nor any of its Subsidiaries
                      ----------
is in default under any agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or affected, which default constitutes or could reasonably be expected to constitute a Material Adverse Occurrence. No Event of Default or Unmatured Event of Default has occurred and is continuing.

         SECTION 7.6. Financial Statements. Borrower's audited consolidated
                      --------------------
financial statement as at December 31, 1996 and unaudited consolidated financial statements as at June 30, 1997, copies of which have been furnished to the Agent and each of the Lenders, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Fiscal Year and present fairly the financial condition of Borrower and its Subsidiaries as at such date and the results of their operations for the periods then ended (subject, in the case of interim financial statements, to notes and year-end adjustments). Since December 31, 1996, there has been no material adverse change in the financial condition of

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                                       51

Borrower, any of its Material Subsidiaries, or Borrower and its Subsidiaries taken as a whole.

         SECTION 7.7. Insurance.  ITEM 7.7 of the Disclosure Schedule is a
                      ---------   --------
complete and accurate summary of the property and casualty insurance program carried by Borrower and its Material Subsidiaries on the date hereof. This summary also includes any self-insurance program that is in effect.

         SECTION 7.8. Litigation; Contingent Liabilities.
                      ----------------------------------

                  (a) Except for those referred to in ITEM 7.8 of the Disclosure
                                                      --------
         Schedule, no claims, litigation, arbitration proceedings or governmental proceedings are pending or, to the knowledge of Borrower, overtly threatened against or are affecting Borrower or any of its Subsidiaries, or any of their respective properties, assets or revenues, the results of which constitutes or could reasonably be expected to constitute a Material Adverse Occurrence.

                  (b) Other than any liability incident to the claims, litigation or proceedings disclosed in ITEM 7.8 or ITEM 7.14 of the
                                                --------    ---------
         Disclosure Schedule, or provided for or disclosed in the financial statements referred to in SECTION 7.6, neither Borrower nor any of its
                                   -----------
         Subsidiaries has any contingent liabilities which are material to Borrower, any of its Material Subsidiaries or Borrower and its Subsidiaries taken as a whole.

         SECTION 7.9. Ownership of Assets; Liens. Subject only to immaterial
                      --------------------------
defects, Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible. None of the property, revenues or assets of Borrower or any of its Material Subsidiaries is subject to any Lien (including but not limited to Liens pursuant to Capitalized Leases under which Borrower or any of its Subsidiaries is a lessee) except: (a) Liens disclosed in the financial statements referred to in
SECTION 7.6; (b) Liens existing on or arising after the date of this Agreement
-----------
which are permitted under SECTION 8.16; and (c) Liens in existence on the date
                          ------------
of this Agreement and listed on ITEM 7.9 of the Disclosure Schedule (all of the
                                --------
foregoing being collectively referred to as "Permitted Liens").
                                             ---------------

         SECTION 7.10. Subsidiaries.  Borrower has no Subsidiaries except as
                       ------------
listed on ITEM 7.10 of the Disclosure Schedule.  ITEM 7.10 contains a complete
          ---------                              ---------
listing of those Subsidiaries which are Material Subsidiaries as of the Effective Date. ITEM 7.10 of the Disclosure Schedule sets forth, for each
                ---------
Subsidiary of Borrower, a complete and accurate statement as of the date of this Agreement of (a) Borrower's and each such Subsidiary's

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                                       52
percentage ownership of each of their respective Subsidiaries, (b) the state or other jurisdiction of formation or incorporation of each such Subsidiary, (c) each state in which each such Subsidiary is qualified to do business on the date of this Agreement and (d) all of each such Subsidiary's trade names, trade styles or doing business forms.

         SECTION 7.11. Partnerships; Joint Ventures.  Neither Borrower nor any
                       ----------------------------
of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than (i) its Subsidiaries listed on ITEM 7.10 of the Disclosure
                                                  ---------
Schedule and (ii) the partnerships and joint ventures listed on ITEM 7.11 of the
                                                                ---------
Disclosure Schedule.  ITEM 7.11 of the Disclosure Schedule sets forth, for each
                      ---------
partnership or joint venture that is not a Subsidiary of Borrower, a complete and accurate statement as of the date of this Agreement of (a) Borrower's and each such Subsidiary's percentage ownership of each such partnership or joint venture, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, (c) each state in which each such partnership or joint venture is qualified to do business on the date of this Agreement and (d) all of each such partnership's or joint venture's trade names, trade styles or doing business forms.

         SECTION 7.12. Solvency. Borrower and each of its Material Subsidiaries
                       --------
(i) has assets (excluding goodwill and other intangible assets not capable of valuation) having a value, both at present fair saleable value and at fair valuation, greater than the amount of its liabilities (including Trade Payables), (ii) has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage,
(iii) has not engaged in and is not about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to the business or the transaction, (iv) is able to pay its respective debts as they mature and does not intend to incur, or believe that it is incurring, debts beyond its ability to pay as they mature and (v) has no actual intent to hinder, delay or defraud either present or future creditors.

         SECTION 7.13. Contracts; Labor Matters. Except as disclosed on ITEM
                       ------------------------                         ----
7.13 of the Disclosure Schedule, there exists no default by Borrower, any of its
----
Subsidiaries or any other Person under any contract or agreement which is material to the business, financial condition, operations, property or prospects of Borrower or any of its Material Subsidiaries, which default constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence. Except as disclosed on ITEM 7.13 of the Disclosure Schedule: (a)
                                   ---------
neither Borrower nor any of its Subsidiaries is subject to any charge, corporate restriction, judgment, decree or order which constitutes or could

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                                       53
reasonably be expected to constitute or result in a Material Adverse Occurrence;
(b) no labor contract to which Borrower or any of its Subsidiaries is a party or is otherwise subject is scheduled to expire prior to the initial Facility Termination Date; (c) neither Borrower nor any of its Subsidiaries has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and Borrower has no reasonable expectation that any such action is or will be required at any time prior to the initial Facility Termination Date; and (d) on the date of this Agreement and except for any which do not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence (i) neither Borrower nor any of its Subsidiaries is a party to any labor dispute and (ii) there are no pending or threatened strikes or walkouts relating to any labor contracts to which Borrower or any of its Subsidiaries is a party or is otherwise subject.

         SECTION 7.14. Pension and Welfare Plans. Each Pension Plan complies in
                       -------------------------
all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 or 4205 of ERISA, respectively; no steps have been instituted to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any liability, fine or penalty which constitutes or could reasonably be expected to constitute a Material Adverse Occurrence; and neither Borrower nor any ERISA Affiliate is a "contributing sponsor" as defined in section 4001(a)(13) of ERISA of a "single-employer plan" as defined in section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as listed in ITEM 7.14 of the Disclosure Schedule, neither Borrower nor
                    ---------
any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under any Welfare Plan which covers retired or terminated employees and their beneficiaries, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 7.15. Regulation U. Neither Borrower nor any of its
                       ------------
Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of

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                                       54
purchasing or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any Margin Stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

         SECTION 7.16. Compliance. Except as described on ITEM 7.14 or ITEM 7.20
                       ----------                         ---------    ---------
of the Disclosure Schedule, Borrower and all of its Subsidiaries are in compliance with all statutes, judicial or administrative orders, licenses, permits and governmental rules and regulations applicable to them, except where the failure to comply does not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence.

         SECTION 7.17. Taxes. Borrower and each of its Subsidiaries have filed
                       -----
all federal tax returns and reports which are required to have been filed by it and have paid all of its federal Taxes which are due and payable, except such Taxes, if any, as are being diligently contested in good faith and by appropriate proceedings and as to which appropriate reserves or other appropriate provisions as may be required by GAAP have been set aside on its books. Except for any being diligently contested in good faith and by appropriate proceedings and as to which appropriate reserves or other appropriate provisions as may be required by GAAP have been set aside on its books, or where the failure to file or pay does not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence, Borrower and each of its Subsidiaries has filed all other tax returns and reports which are required to have been filed by it and has paid all of its other Taxes which are due and payable. Borrower is not aware of any proposed assessment against Borrower or any of its Subsidiaries for additional Taxes (or any basis for any such assessment) which could reasonably be expected to constitute or result in a Material Adverse Occurrence.

         SECTION 7.18. Investment Company Act Representation. Neither Borrower
                       -------------------------------------
nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 7.19. Public Utility Holding Company Act Representation.
                       -------------------------------------------------
Neither Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.20. Environmental and Safety and Health Matters. Except as
                       -------------------------------------------
disclosed on ITEM 7.20 of the Disclosure Schedule:

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                                       55

                  (a) Borrower and each of its Subsidiaries, and each property (including underlying groundwater), operation and facility that Borrower or any of its Subsidiaries owns, operates or controls, have been, and continue to be, owned, operated or controlled in compliance in all respects with (1) all applicable Environmental Laws and (2) all applicable Occupational Safety and Health Laws, except where noncompliance would not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence, and Borrower and each of its Subsidiaries, as applicable, has been issued and it and its properties, operations and facilities are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its businesses, except where noncompliance would not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence;

                  (b) neither Borrower nor any of its Subsidiaries, and no property (including underlying groundwater), operation or facility that Borrower or any of its Subsidiaries now owns, operates or controls, or previously owned, operated or controlled, is subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law, except for any such alleged violation which, if adversely determined, could not reasonably be expected to constitute or result in a Material Adverse Occurrence;

                  (c) neither Borrower nor any of its Subsidiaries has received any notice (1) that it may be in violation of any Environmental Law or Occupational Safety and Health Law, or (2) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions or (3) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility studies, under any Environmental Law or Occupational Safety and Health Law which, in any case, constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence;

                  (d) neither Borrower nor any of its Subsidiaries, and no property (including underlying groundwater), operation or facility that Borrower or any of its Subsidiaries now owns, operates or controls, or previously owned, operated or controlled, is the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to (1) a spillage, disposal or Release or threatened Release into the

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                                       56
         environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (2) any allegedly unsafe or unhealthful condition, which in either case constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence;

                  (e) neither Borrower nor any of its Subsidiaries has filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting, with respect to any property (including underlying groundwater), operation and facility that it now owns, operates or controls or previously owned, operated or controlled (1) any past or present spillage, disposal or Release into the environment (other than legally permitted disposals and Releases) of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (2) any potentially unsafe or unhealthful condition, and there exists no basis for any such notice irrespective of whether or not such notice was actually filed;

                  (f) there has been no Release of Hazardous Materials at, on or under any property, operation or facility that Borrower or any of its Subsidiaries now owns, operates or controls (other than legally permitted Releases) or previously owned, operated or controlled, the occurrence of which, or any fine or liability arising therefrom, constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence;

                  (g) no property, operation or facility that Borrower or any of its Subsidiaries now owns, operates or controls (other than legally permitted Releases) or previously owned, operated or controlled is listed or proposed for listing (with respect to owned property only) on the National Priorities List maintained pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, on the Comprehensive Environmental Response Compensation Liability Information System List or on any similar state list of sites requiring investigation or clean-up;

                  (h) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property, operation or facility that Borrower or any of its Subsidiaries now owns, operates or controls (other than legally permitted Releases) or previously owned, operated or controlled, the presence or required removal of which

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                                       57
         constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence;

                  (i) neither Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List maintained pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, on the Comprehensive Environmental Response Compensation Liability Information System List or on any similar state list of sites, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to a claim against Borrower or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under any Environmental Law, except where such claim does not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence;

                  (j) there are no polychlorinated biphenyls or friable asbestos present at any property, operation or facility that Borrower or any of its Subsidiaries now owns, operates or controls, or previously owned, operated or controlled, the presence or required removal of which constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence;

                  (k) no conditions exist at, on or under any property now or previously owned, operated or controlled by Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, excepting any which do not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence; and

                  (l) neither Borrower nor any of its Subsidiaries has any contingent liability in connection with (1) any actual, threatened, or potential spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether on any premises now or previously owned or occupied by Borrower or any such Subsidiary or on any other premises or (2) any unsafe or unhealthful condition, excepting any which do not constitute or could reasonably be expected to constitute or result in a Material Adverse Occurrence.

         SECTION 7.21. Accuracy of Information. All factual information
                       -----------------------
heretofore or contemporaneously furnished by or on behalf of Borrower in writing to the Agent or any Lender for

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                                       58
purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender, as applicable, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.


                                  ARTICLE VIII

                               BORROWER COVENANTS

         From the date of this Agreement and thereafter until the Commitments are terminated and all Liabilities are indefeasibly paid in full in cash, and performed in full, Borrower agrees that, unless the Required Lenders, or the Agent acting with the consent and on behalf of the Required Lenders, shall otherwise consent in writing, it will comply with and perform its obligations under the provisions of this ARTICLE VIII.
                             ------------

         SECTION 8.1. Financial Statements and Other Reports.  Borrower will
                      --------------------------------------
furnish, or cause to be furnished to each Lender:

         SECTION 8.1.1. Financial Reports:
                        -----------------

                  (a) Annual Audit Report; Annual Plan. Within ninety (90) days
                      --------------------------------
         after each Fiscal Year (i) a copy of the annual audit report of Borrower and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP and audited (without any Impermissible Qualification) by an independent certified public accountant of recognized national standing and (ii) the annual plan for the current Fiscal Year;

                  (b) Quarterly Financial Statement. Within forty-five (45) days
                      -----------------------------
         after the end of each Fiscal Quarter (except the fourth Fiscal Quarter of each Fiscal Year), a copy of the unaudited financial statement of Borrower and its Subsidiaries prepared in the same manner as the audit report referred to in the preceding SUBSECTION (A) except for exclusion
                                             --------------
         of footnotes, signed by Borrower's chief financial Authorized Person and consisting of at least a balance sheet as at the close of such Fiscal Quarter and statements of earnings and cash flows for such Fiscal Quarter and for the period from the beginning of the applicable Fiscal Year to the close of such Fiscal Quarter showing a comparison with the data for the comparable periods in the prior Fiscal Year; and

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                                       59

                  (c) Officer's Certificate. Within (i) forty-five (45) days
                      ---------------------
         after the end of each of the first three Fiscal Quarters and (ii) sixty
         (60) days after the end of the fourth Fiscal Quarter, a certificate of Borrower's chief financial Authorized Person in substantially the form of EXHIBIT F hereto (each, a "Compliance Certificate"), dated the last
            ---------                  ----------------------
         day of such Fiscal Quarter, containing a statement that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this ARTICLE VIII.
                           ------------


         SECTION 8.1.2. Other Reports:
                        -------------

                  (a) SEC and Other Reports. Copies of each filing and report
                      ---------------------
         made by Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each written communication from Borrower to shareholders generally, contemporaneously with the filing or making thereof;

                  (b) Report of Changes in Disclosure Schedule Information.
                      ----------------------------------------------------
         Promptly from time to time, a written report of any change in the information set forth in ITEM 7.1, ITEM 7.10 or ITEM 7.11 concerning
                                  --------  ---------    ---------
         Borrower or any of its Subsidiaries;

                  (c) Other Reports. Any information required to be provided
                      -------------
         pursuant to other provisions of this Agreement or any other Loan Document, and promptly from time to time, such other reports or information as the Agent or any Lender, acting through the Agent, may reasonably request.

         SECTION 8.2. Notices. Borrower will notify or cause to be notified, the
                      -------
Agent (which will promptly notify each Lender) in writing of any of the following immediately upon learning of the occurrence thereof (or, in the case of CLAUSES (E), (F) and (G) of this SECTION 8.2, at least 30 days prior to the
   -----------  ---     ---         -----------
occurrence thereof to the extent applicable to Borrower or any of its Subsidiaries), and provide the Agent with copies of all relevant documentation relating thereto, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                  (a) Default. The occurrence of an Event of Default or Unmatured Event of Default;

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                                       60

                  (b) Litigation, etc. The institution of any litigation, action
                      ---------------
         or proceeding affecting Borrower or any of Borrower's Subsidiaries, whether or not considered to be covered by insurance, where the amount claimed or at issue is $5,000,000 or more; the commencement of any material labor controversy or dispute; or the occurrence of any material adverse development with respect to any litigation, action, proceeding, labor controversy or dispute, or contract or agreement described in ITEM 7.8 or ITEM 7.13 of the Disclosure Schedule, or
                      --------    ---------
         previously reported pursuant to this PARAGRAPH (B);
                                              -------------

                  (c) Judgments, etc. The entry of any judgment or decree in any
                      --------------
         litigation, action or proceeding involving Borrower or any Subsidiary of Borrower if the amount for which any such Person will be liable or responsible as a result thereof, individually or in the aggregate, exceeds $5,000,000;

                  (d) Pension Plans and Welfare Plans. The occurrence of a
                      -------------------------------
         Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower or any ERISA Affiliate; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 and 4205, respectively, of ERISA by Borrower or any ERISA Affiliate from any Multiemployer Plan; the failure of Borrower or any ERISA Affiliate to make a required contribution to any Pension Plan, including but not limited to any failure to pay an amount sufficient to give rise to a Lien under section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan; the occurrence of any other event with respect to any Pension Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any material liability, fine or penalty; or the incurrence of any material increase in the contingent liability of Borrower, or any of its Subsidiaries with respect to any Welfare Plan which covers retired or terminated employees and their beneficiaries;

                  (e) Insurance Information.  Any material change in the
                      ---------------------
         information set forth in ITEM 7.7 of the Disclosure Schedule.
                                  --------

                  (f) Environmental and Safety and Health Matters. The
                      -------------------------------------------
         occurrence of any event or the acquisition of any information which, if it had occurred or been acquired on or before the date of this Agreement, would have been required

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                                       61
         to have been disclosed and included on ITEM 7.20 of the Disclosure
                                                ---------
         Schedule, including but not limited to the existence of any Environmental Lien and the receipt of any notice from any entity or federal, state or local government or agency of or with respect to any actual or alleged violation of, or potential liability under, any Environmental Law or any Occupational Safety and Health Law;

                  (g) Material Adverse Occurrence.  The occurrence of any event
                      ---------------------------
         or condition, or the existence of any facts or circumstances, constituting a Material Adverse Occurrence;

                  (h) Change in Management.  Any substantial change in the
                      --------------------
         senior management of Borrower; and

                  (i) Other Notices. Any notices required to be provided
                      -------------
         pursuant to any other Loan Document or the other provisions of this Agreement, and notice of the occurrence of such other events as the Agent or any Lender, acting through the Agent, may reasonably from time to time specify.

         SECTION 8.3. Existence. Except for any merger, consolidation or similar
                      ---------
transaction permitted under SECTION 8.13, Borrower will maintain and preserve,
                            ------------
and cause each of its Material Subsidiaries to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, trade styles, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

         SECTION 8.4. No Change in Line of Business. Borrower will engage, and
                      -----------------------------
cause each of its Material Subsidiaries to engage, in substantially the same types and fields of business as it is engaged in on the Effective Date, and such other activities as may be incidental or related thereto, and no other.

         SECTION 8.5. Books, Records and Access. Borrower will maintain, and
                      -------------------------
cause each of its Subsidiaries to maintain, proper and accurate books and records, in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Borrower will permit, and cause each of its Subsidiaries to permit, access by the Agent or any Lender (accompanying the Agent) and its agents or employees to Borrower's and its Subsidiaries' books and records and its respective place or places of business at reasonable intervals to be determined by the Agent and without hindrance or delay and (b) permit, and cause each of its Subsidiaries to permit, the Agent or any Lender or its agents and employees to inspect,

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                                       62
audit, check and make copies and/or extracts from any books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to its business, assets or any transactions between the parties hereto and (c) permit, and cause each of its Subsidiaries to permit, the Agent or any Lender to discuss Borrower's or such Subsidiary's financial matters with its officers and independent public accountant (and Borrower, for itself and each of its Subsidiaries, at any time that an Event of Default or Unmatured Event of Default exists, hereby authorizes such independent public accountant to discuss such financial matters with the Agent or any Lender or its representatives whether or not any representative of Borrower or such Subsidiary is present). As long as no Event of Default or Unmatured Event of Default has occurred and is continuing, the Agent shall give advance notice of any intent to visit a premises, and all such visits shall be during normal business hours and made in such a way as to interfere as little as possible with the conduct of Borrower's or its Subsidiaries' businesses.

         SECTION 8.6. Insurance.  Borrower will maintain, and cause each of its
                      ---------
Subsidiaries to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Agent may reasonably and in good faith request from time to time and which is adequate to insure Borrower and its Subsidiaries against risks which could reasonably be expected to be encountered by it in the conduct of its business. Borrower will keep, and will cause each of its Subsidiaries to keep, its property properly housed and insured for its full insurable value against loss or damage and such other risks as are customarily insured against by persons engaged in business similar to that of Borrower or such Subsidiary, with financially sound and reputable insurers.

         SECTION 8.7. Maintenance of Assets. Except for Permitted Dispositions,
                      ---------------------
Borrower will maintain, preserve and keep, and cause each of its Material Subsidiaries to maintain, preserve and keep, its properties in operating condition and repair, ordinary wear and tear excepted, and from time to time make, and cause each of its Material Subsidiaries to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained unless Borrower determines in good faith that the continued maintenance thereof is no longer economically desirable.

         SECTION 8.8. Taxes. Borrower will pay, and will cause each of its
                      -----
Subsidiaries to pay, when due, all of its federal Taxes unless and only to the extent that Borrower or such Subsidiary is diligently contesting such Taxes in good faith and by appropriate proceedings and Borrower or such Subsidiary has set aside on its

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                                       63
books appropriate reserves or other appropriate provisions therefor as may be required by GAAP. Borrower will pay, and will cause each of its Subsidiaries to pay, when due, all of its other Taxes unless and only to the extent that (a) Borrower or such Subsidiary is diligently contesting such Taxes in good faith and by appropriate proceedings and Borrower or such Subsidiary has set aside on its books appropriate reserves or other appropriate provisions therefor as may be required by GAAP or (b) the failure to pay does not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence.

         SECTION 8.9. Compliance. Borrower will comply, and cause each of its
                      ----------
Subsidiaries to comply, with all statutes, judicial or administrative orders, licenses, permits, and governmental rules and regulations applicable to it, except where the failure to comply does not constitute and could not reasonably be expected to constitute or result in a Material Adverse Occurrence.

         SECTION 8.10. Use of Proceeds. Borrower will use the proceeds of the
                       ---------------
initial Loans to repay in full any Indebtedness to be Paid, and use the proceeds of all other Loans to finance working capital, general corporate purposes, acquisitions and capital expenditure requirements of Borrower and its Subsidiaries. Borrower will not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock, and will furnish to the Agent and each Lender upon request, a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U of the Federal Reserve Board.

         SECTION 8.11. Pension Plans. Borrower will not, and will not permit any
                       -------------
of its Subsidiaries to, permit any condition to exist in connection with any Pension Plan which could constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan. Borrower will not fail, and will not permit any of its Subsidiaries to fail, to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA. Borrower will not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any of its Subsidiaries of any liability, fine or penalty in an amount which constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence.

         SECTION 8.12. Dispositions.  Except for Permitted Dispositions,
                       ------------
Borrower will not, and will not permit any of its

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

Subsidiaries to, engage in or permit to occur any Disposition. As used herein the term "Permitted Disposition" means, without duplication:
          ---------------------

                  (a) a sale of assets or stock in connection with a transaction permitted under SECTION 8.13;
                         ------------

                  (b) a Disposition of fixed or capital assets which, together with all other similar Dispositions during the period of twelve months ending on such date, have an aggregate book value not in excess of $5,000,000; or

                  (c) a Disposition of fixed or capital assets in connection with a transaction permitted under CLAUSE (E) of SECTION 8.16; and
                                            ----------    ------------

                  (d) the transaction(s) described in ITEM 8.12 of the
                                                      ---------
         Disclosure Schedule.

Notwithstanding the foregoing, no transaction otherwise permitted by this Section shall be permitted if, immediately before or after giving effect thereto, any Unmatured Event of Default or Event of Default shall have occurred and be continuing or would result therefrom.

         SECTION 8.13. Consolidations, Mergers, Acquisitions.  Except for the
                       -------------------------------------
transaction described in ITEM 8.13 of the Disclosure Schedule, Borrower will
                         ---------
not, and will not permit any of its Subsidiaries to be a party to any merger, liquidation, dissolution, consolidation, or Acquisition, except that

                  (a) any Subsidiary of Borrower may liquidate, or dissolve voluntarily into, or may merge with and into, Borrower or any other wholly-owned Subsidiary of Borrower;

                  (b) the assets or stock of any Subsidiary of Borrower may be purchased or otherwise acquired by Borrower or any wholly-owned Subsidiary of Borrower;

                  (c) Borrower may merge with any other Person, and any other Person may liquidate or dissolve voluntarily into Borrower, as long as Borrower is the surviving Person;

                  (d) Borrower or any of its Subsidiaries may engage in an Acquisition if:

                           (i) after giving effect thereto Borrower or such
                  Subsidiary would be in compliance with SECTION 8.4,
                                                         -----------

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                                       65

                      (ii) the Acquisition is consented to and approved by the
                  board of directors of the Person that is the subject of such Acquisition,

                     (iii) the amount of any single Acquisition or series of
                  related Acquisitions does not exceed $25,000,000 in the aggregate, and

                      (iv) giving effect to the Acquisition, Borrower's forecast of the Interest Coverage Ratio calculated on a pro forma basis
                                                                 --- -----
                  for the Fiscal Quarter ending coincident with or next following the effective date thereof is not less than 3.0 to 1.0.;

provided, however, that no transaction otherwise permitted by this Section shall
--------  -------
be permitted if immediately before or after giving effect thereto any Unmatured Event of Default or Event of Default shall have occurred and be continuing or would result therefrom.

         SECTION 8.14. Restricted Payments.
                       -------------------

                  (a) Except for dividends permitted under this SECTION 8.14,
                                                                ------------
         Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of Borrower.

                  (b) Except to the extent permitted in this SECTION 8.14,
                                                             ------------
         Borrower will not, and will not permit any of its Subsidiaries to

                           (1) make any payment or prepayment of principal of,
                  or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for any mandatory payment or prepayment set forth in the documents and instruments

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                                       66
                  memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                           (2) redeem, purchase or defease, any Subordinated
                  Debt.

                  (c) Except for the transaction described in PART A of ITEM
                                                              ------    ----
         8.14 of the Disclosure Schedule, Borrower will not take any action, or
         ----
         permit any of its Subsidiaries to take any action, which will result in a decrease in Borrower's or any of its Subsidiaries' ownership interest in any of Borrower's Material Subsidiaries.

                  (d) Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes.

Notwithstanding the foregoing Borrower may (i) prepay or cause a Subsidiary to prepay, the Titanium Subordinated Debt, (ii) pay cash dividends on its capital stock, (iii) increase its percentage of ownership of the issued and outstanding stock of Titanium Industries and (iv) repurchase or redeem for cash issued and outstanding shares of its capital stock or warrants (including, in accordance with any applicable shareholder agreements or other agreements identified in PART B of ITEM 8.14 of the Disclosure Schedule, outstanding stock or warrants of
------    ---------
Borrower held by Borrower's employees) as long as immediately before and after giving effect to any such payment, redemption or repurchase:

                  (x) no Unmatured Event of Default or Event of Default exists which is continuing or would result therefrom; and

                  (y) the aggregate amount expended or committed to be expended by Borrower does not exceed $10,000,000 during any period of twelve
         (12) consecutive months.

         SECTION 8.15. Indebtedness. Borrower will not, and will not permit any
                       ------------
of its Subsidiaries to, create, incur, assume or permit to exist, or otherwise become or be liable in respect of, any Indebtedness (including but not limited to Indebtedness as lessee under Capitalized Leases and Indebtedness in the nature of Guarantee Liabilities under guarantees), other than, without duplication, the following:

                  (a) Indebtedness under the terms of this Agreement;

                  (b) until the Initial Funding Date, Indebtedness identified in PART A of ITEM 8.15 ("Indebtedness to be Paid") of the Disclosure
         ------    ---------   -----------------------
         Schedule;

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


                  (c) other Indebtedness outstanding on the date hereof and identified in PART B of ITEM 8.15 ("Ongoing Indebtedness") of the
                       ------    ---------   --------------------
         Disclosure Schedule;

                  (d) Indebtedness in an aggregate principal amount not to exceed $5,000,000 incurred by Borrower or any of its Subsidiaries to finance the acquisition by Borrower or one of its Subsidiaries of assets permitted to be acquired pursuant to SECTION 8.20, if the
                                                     ------------
         Indebtedness secured thereby does not exceed 100% of the fair market value of the assets being acquired at the time of the acquisition thereof;

                  (e) Indebtedness assumed by Borrower or any of its Subsidiaries in connection with (1) the acquisition by Borrower or one of its Subsidiaries of assets permitted to be acquired pursuant to
         SECTION 8.16(D) or SECTION 8.20, or (2) an Acquisition permitted under
         ---------------    ------------
         SECTION 8.13 of a business entity owning assets permitted to be
         ------------
         acquired pursuant to SECTION 8.20, as long as (x) in either case such
                              ------------
         Liens were in existence prior to Borrower's or its Subsidiary's acquisition of such assets or such business entity and such Liens were not created or granted by Borrower or any of its Subsidiaries or incurred, created, extended or renewed in contemplation of such acquisition by Borrower or one of its Subsidiaries and (y) the aggregate principal amount of such assumed Indebtedness does not exceed $5,000,000 at any time outstanding;

                  (f) Indebtedness of Borrower or any of its Subsidiaries in respect of Capitalized Lease Liabilities to the extent permitted by
         SECTION 8.20 and SECTION 8.16(E);
         ------------     ---------------

                  (g) unsecured Indebtedness for borrowed money incurred by Borrower or any of its Subsidiaries which does not at any time exceed $20,000,000 in the aggregate at any time outstanding;

                  (h) Indebtedness of Borrower or any of its Subsidiaries incurred after the Effective Date in connection with a transaction permitted under CLAUSE (E) of SECTION 8.16;
                         ----------    ------------

                  (i) Indebtedness existing on the date of this Agreement of a Subsidiary of Borrower or of one of Borrower's Subsidiaries owing to Borrower or to such other Subsidiary, and additional Indebtedness of such type incurred after the date of this Agreement;


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


                  (j) Indebtedness in the nature of Guarantee Liabilities arising under guarantees issued by Borrower or any of its Subsidiaries permitted under SECTION 8.17;
                         ------------

                  (k) unsecured Hedging Obligations of Borrower and its Subsidiaries, and secured Hedging Obligations of Borrower and its Subsidiaries to the extent permitted under SECTION 8.16(J); and
                                                    ---------------

                  (l) other Indebtedness incurred after the date of this Agreement and described in PART C of ITEM 8.15 of the Disclosure
                                    ------    ---------
         Schedule;

provided, however, that no Indebtedness otherwise permitted by CLAUSES (D)
--------  -------                                              -----------
through (K) shall be permitted if, immediately after giving effect to the
        ---
incurrence thereof, any Unmatured Event of Default or Event of Default shall have occurred and be continuing.

         SECTION 8.16. Liens. Borrower will not, and will not permit any of its
                       -----
Subsidiaries to, create or permit to exist any Lien with respect to any of its property, revenue or assets, whether now owned or hereafter acquired, except, without duplication:

                  (a) Liens securing payment of the Liabilities;

                  (b) Liens referred to in the financial statements described in
         SECTION 7.6 or described on ITEM 7.9 of the Disclosure Schedule
         -----------                 --------
         existing on date of this Agreement to secure payment of Ongoing Indebtedness;

                  (c) Liens granted after the date of this Agreement to secure payment of Indebtedness of the type permitted and described in CLAUSES
                                                                        -------
         (D) or (F) of SECTION 8.15 and covering only those assets acquired with
         ---    ---    ------------
         the proceeds of such Indebtedness;

                  (d) Liens on fixed or capital assets acquired by Borrower or one of its Subsidiaries or owned by a business entity which is acquired by Borrower or one of its Subsidiaries, as long as (1) such Liens were in existence prior to Borrower's or its Subsidiary's acquisition of such assets or such business entity, (2) such Liens were not created or granted by Borrower or any of its Subsidiaries or incurred, created, extended or renewed in contemplation of such acquisition by Borrower or one of its Subsidiaries, (3) immediately before and after giving effect to such acquisition by Borrower or one of its Subsidiaries no Unmatured Event of Default or Event of Default exists which is continuing, (4) the Liens attach solely to such fixed or capital assets and (5) at the time of Borrower's or its

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                                       69

         Subsidiary's acquisition of such assets or such business entity, the aggregate unpaid Indebtedness secured by such Liens (whether or not such Indebtedness is assumed by Borrower or one of its Subsidiaries), shall not exceed the lesser of (A) the total purchase price of such assets or (B) the fair market value thereof at the time of acquisition by Borrower or one of its Subsidiaries of such assets or of the business entity then owning such assets, as applicable;

                  (e) Liens granted after the Effective Date in connection with sale/leaseback or other similar financings of fixed or capital assets of Borrower or any of its Subsidiaries, as long as (i) such Liens cover only the assets subject to the sale/leaseback or other similar financing, (ii) at the time of the granting of any such Lien and after giving effect thereto, the aggregate appraised value of assets subject to Liens granted in connection with such transactions does not at any time exceed $5,000,000, and (iii) the terms of such sale/leaseback or other similar transactions are acceptable to the Agent and the Required Lenders, which acceptance will not be unreasonably withheld or delayed;

                  (f) Liens for current taxes not delinquent or taxes being diligently contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP or as otherwise required by the Agent are being maintained on its books;

                  (g) Liens incurred or arising in the ordinary course of business (1) in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, (2) of carrier's, warehousemen, mechanics, materialmen, repairmen, landlords artisans or other similar statutory Liens, or (3) securing performance of bids, trade contracts (other than contracts constituting Indebtedness), leases, statutory obligations, contingent obligations on surety and appeal bonds and other obligations of a like nature; provided the obligation secured is not overdue or is being diligently contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP or as otherwise reasonably required by the Agent are being maintained on its books; and provided, further, that such Liens, individually or in the aggregate with all other Liens permitted under this SECTION 8.17, would not (even if enforced), constitute or result
              ------------
         in a Material Adverse Occurrence;

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


                  (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct by Borrower and its Material Subsidiaries of their respective businesses, provided, that all such
                                                      --------
         Liens individually or in the aggregate with all other Liens permitted under this SECTION 8.17, would not (even if enforced), constitute or
                    ------------
         result in a Material Adverse Occurrence;

                  (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Bank, and (2) such deposit account is not intended by Borrower or any Subsidiary to provide collateral to the depository institution;

                  (j) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Hedging Obligations only, provided that (1) the counterparty to any such contract relating to such Hedging Obligation is under a similar requirement to deliver similar collateral from time to time to Borrower or its Subsidiary party thereto on a mark-to-market basis; and (2) the aggregate value of such collateral so pledged by Borrower and its Subsidiaries together in favor of any counterparty does not at any time exceed $6,000,000; and

                  (k) judgment Liens (1) for immaterial amounts; or (2) in existence less than 21 days after the entry thereof as long as all such Liens individually or in the aggregate with all other Liens permitted under this SECTION 8.17, would not (even if enforced), constitute or
                    ------------
         result in a Material Adverse Occurrence; or (3) with respect to which execution has been stayed; or (4) the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

         SECTION 8.17. Guaranties. Borrower will not, and will not permit any of
                       ----------
its Subsidiaries to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking

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                                       71
of any other Person, except for (a) the endorsement, in the ordinary course of collection, of instruments payable to it or its order and (b) guarantees outstanding on the date of this Agreement and listed on PART B of ITEM 8.15 of
                                                        ------    ---------
the Disclosure Schedule and (c) guarantees by Borrower and its Subsidiaries of obligations of Borrower's Subsidiaries entered into after the date of this Agreement to the extent such obligations of Borrower's Subsidiaries are required under this Agreement or permitted under this Agreement to be incurred.

         SECTION 8.18. Investments.  Borrower will not, and will not permit any
                       -----------
of its Subsidiaries to, make or permit to exist any Investment in any Person, except for, without duplication:

                  (a) Investments existing on the date of this Agreement and identified in PART A of ITEM 8.18 of the Disclosure Schedule, other
                       ------    ---------
         than Investments in Borrower's Subsidiaries ("Ongoing Investments");
                                                       -------------------

                  (b) the following Investments by Borrower or any of its Subsidiaries in any of Borrower's Subsidiaries
         ("Intercompany Investments"):
           ------------------------

                           (1) Investments in existence on the date of this
                  Agreement not in the nature of loans or advances constituting
                            ---
                  Indebtedness listed on PART B of Item 8.18 of the Disclosure
                                         ------    ---------
                  Schedule; and

                           (2) Investments in existence on the date of this
                  Agreement in the nature of loans and advances and constituting Indebtedness listed on PART C of Item 8.18 of the Disclosure
                                         ------    ---------
                  Schedule;

                           (3) Investments after the date of this Agreement in
                  the ordinary course of business in the nature of either (i) capital contributions or (ii) loans and advances constituting Indebtedness permitted under SECTION 8.15(H);
                                               ---------------

                  (c) Cash Equivalent Investments;

                  (d) without duplication, Investments in the nature of Indebtedness permitted under SECTION 8.15;
                                      ------------

                  (e) advances to its employees or employees of any of its Subsidiaries for travel or other ordinary business expenses in amounts which are both reasonable and consistent with Borrower's and its Subsidiaries' past practice;

                  (f) advances to subcontractors and suppliers in maximum aggregate amounts which are both reasonable and

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                                       72
         consistent with Borrower's and its Subsidiaries' past practice;

                  (g) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

                  (h) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

                  (i) Investments permitted under SECTION 8.13; and
                                                  ------------

                  (j) other Investments made after the Effective Date and described in PART D of ITEM 8.18 of the Disclosure Schedule;
                      ------    ---------

provided, however, that:
--------  -------

                  (x) no Investment otherwise permitted by CLAUSE (B)(3), CLAUSE
                                                           -------------  ------
         (D), CLAUSE (I) or CLAUSE (J) shall be permitted to be made if,
         ---  ----------    ----------
         immediately before or after giving effect thereto any Unmatured Event of Default or Event of Default shall have occurred and be continuing or would result therefrom; and

                  (y) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment, if made thereafter, would not so comply.

         SECTION 8.19. Subsidiaries. Except to the extent permitted under
                       ------------
SECTION 8.13 or 8.18, Borrower will not, and will not permit any Subsidiary to
------------    ----
(a) acquire any stock or similar interest in any Person or (b) create, establish, acquire or permit to exist any Material Subsidiaries other than those existing on the date of this Agreement.

         SECTION 8.20. Capital Expenditures. Except as otherwise permitted in
                       --------------------
this Section, and except in connection with an Acquisition permitted under
SECTION 8.13, Borrower will not, and will not permit any Subsidiary to, make or
------------
commit to make any Capital Expenditures in any Fiscal Year if, after giving effect thereto, the aggregate thereof in any one Fiscal Year would exceed $20,000,000. Capital Expenditures relating to the electron beam furnace and enhanced scrap handling facilities, which are projected to be approximately $40,000,000, shall not be taken into consideration for purposes of the preceding sentence.

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                                       73

         SECTION 8.21. Financial Condition.
                       -------------------

         SECTION 8.21.1. Current Asset Coverage Ratio.  Borrower will not permit
                         ----------------------------
its Current Asset Coverage Ratio, determined as of the last day of each Fiscal Quarter, to be less than 1.50 to 1.0.

         SECTION 8.21.2. Interest Coverage Ratio.  Borrower will not permit its
                         -----------------------
Interest Coverage Ratio, determined as of the last day of each Fiscal Quarter for the Fiscal Quarter then ending, to be less than 2.75 to 1.0.

         SECTION 8.21.3. Tangible Net Worth. Borrower will not permit Borrower's
                         ------------------
Consolidated Tangible Net Worth determined as at the last day of each Fiscal Quarter, to be less than the sum of (a) $180,000,000 plus (b) fifty percent (50%) of Borrower's consolidated positive net income for the period commencing January 1, 1997 and ending on such date of determination. A consolidated net loss in any Fiscal Quarter after January 1, 1997 will be included in the calculation of consolidated positive net income only to the extent that the sum of the consolidated net income and consolidated net loss amounts for the Fiscal Quarters comprising a Fiscal Year or portion thereof for which Consolidated Tangible Net Worth is being calculated, is not less than zero.

         SECTION 8.22. Future Environmental Assessments. Borrower will provide,
                       --------------------------------
and will cause each of its Subsidiaries to provide, such information and certifications as the Agent may reasonably request from time to time pertaining to the environmental aspects of Borrower and its Subsidiaries and any property owned, operated or controlled by Borrower or any of its Subsidiaries. To investigate environmental aspects of Borrower and its Subsidiaries and their properties, facilities and operations, the Agent or any Lender or their respective agents shall have the right, but no obligation at any time, to enter upon the property of Borrower or any of its Subsidiaries, take samples, review the books, records or other documents of Borrower and its Subsidiaries, interview officers and employees and independent contractors of Borrower or its Subsidiaries, and conduct such other activities as the Agent or such Lender, in its sole discretion, deems appropriate; provided, however, that as long as no
                                        --------
Event of Default or Unmatured Event of Default exists the Agent shall exercise such rights, if at all, so as to minimize any interference with the conduct of Borrower's or its Subsidiary's business on the property which is the subject of such investigation. Borrower shall, and shall cause its Subsidiaries to, cooperate fully in the conduct of any such assessment. If the Agent decides to cause such an assessment to be conducted because of (a) the Required Lenders' considering directing the Agent to take possession of or title to the property after the occurrence of an Event of Default or (b) a

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material change in the use of the property which, in the Agent's or the Required
Lenders' reasonable opinion, materially increases the risk of non-compliance with Environmental Laws or increases the risk of material costs or material liabilities thereunder, then Borrower shall pay upon demand all costs and expenses (including Attorneys' Fees) connected with such assessment. Nothing in this SECTION 8.22, and no actions taken by the Agent or any Lender pursuant
     ------------
hereto, shall be construed as affecting, directing, influencing, or controlling, or giving to the Agent or any Lender the right, capacity or obligation to direct or control, the conduct or action or inaction of Borrower or any of its Subsidiaries with respect to any environmental matters, including but not limited to those pertaining to compliance with any Environmental Law and Hazardous Material disposal.

         SECTION 8.23. Other Agreements. Borrower will not, and not permit any
                       ----------------
of its Subsidiaries to, enter any agreement containing any provision which would be violated or breached by the performance by Borrower or such Subsidiary of its obligations hereunder or under any other Loan Document or any instrument or document delivered or to be delivered by Borrower or such Subsidiary in connection herewith.

         SECTION 8.24. Unconditional Purchase Options. Except for the agreements
                       ------------------------------
identified in ITEM 8.24 of the Disclosure Schedule, Borrower will not, and will
              ---------
not permit any of its Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         SECTION 8.25. Transactions with Related Parties.  Borrower will not,
                       ---------------------------------
and will not permit any of its Subsidiaries to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not a Related Party of Borrower.

         SECTION 8.26. Negative Pledges, etc. Borrower will not, and not permit
                       ---------------------
any of its Material Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and, with respect to CLAUSE (A) of this
                                                        ----------
Section, any agreement governing any Indebtedness permitted by CLAUSE (D) of
                                                               ----------
SECTION 8.15 as to the assets financed with the proceeds of such Indebtedness)
------------
prohibiting (a) the creation or assumption of any

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Lien upon its properties, revenues or assets, whether now owned or hereafter acquired; (b) the ability of Borrower to amend or otherwise modify this Agreement or any other Loan Document; or (c) except for the agreement described and identified in ITEM 8.26 of the Disclosure Schedule, the ability of any of
                  ---------
Borrower's Subsidiaries to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to Borrower.


                                   ARTICLE IX

                                     DEFAULT

         SECTION 9.1. Event of Default.  Each of the following shall constitute
                      ----------------
an "Event of Default" under this Agreement:

         SECTION 9.1.1. Non-Payment of Liabilities. Default in the payment or
                        --------------------------
prepayment when due of any principal of any Loan or any Reimbursement Obligation, or default (and continuance thereof for a period of three days) in the payment when due of any interest, fee or other Liability.

         SECTION 9.1.2. Warranty. Any warranty made by Borrower herein or in any
                        --------
other Loan Document at any time executed by Borrower is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by Borrower to the Agent or any Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by Borrower to the Agent or any Lender is untrue or misleading in any material respect on or as of the date made or deemed made.

         SECTION 9.1.3. Non-Compliance With Other Covenants. Default in the
                        -----------------------------------
performance or observance of any of Borrower's agreements set forth in this Agreement (and not constituting an Event of Default under any of the other subsections of SECTION 9.1), and continuance of such default for 30 days after
               -----------
notice thereof to Borrower from the Agent or any Lender.

         SECTION 9.1.4. Non-Compliance With Other Loan Documents. Default in the
                        ----------------------------------------
performance by Borrower of any of its agreements set forth in any other Loan Document (and not constituting an Event of Default under any of the other subsections of SECTION 9.1), and continuance of such default after notice from
               -----------

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the Agent and the expiration of the grace period (if any) set forth therein.

         SECTION 9.1.5. Non-Payment of Other Indebtedness.  Default in the
                        ---------------------------------
payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness having a principal amount, individually or in the aggregate, in excess of $1,000,000, of or guaranteed by, Borrower or any of Borrower's Subsidiaries (other than (i) any Indebtedness under this Agreement and any Note or (ii) any Indebtedness of any of Borrower's Subsidiaries to Borrower or to any other such Subsidiary). Notwithstanding the foregoing neither (a) default in the payment by Borrower or any of its Subsidiaries of any amount due to Kamyr, Inc. in connection with the acquisition of Titanium Industries, Inc. nor (b) default in the payment by Borrower or any of its Subsidiaries of any amount due to the Person identified in ITEM 9.1.5 of
                                                                  ----------
the Disclosure Schedule in connection with the circumstances described therein shall be an Event of Default under this SECTION 9.1.5 if the existence of such
                                        -------------
default is being contested in good faith and by appropriate proceedings and Borrower shall have set aside on its books a reserve of not less than 100% of the amount of such Indebtedness.

         SECTION 9.1.6. Default of Other Indebtedness. Any event or condition
                        -----------------------------
shall occur which results in the acceleration of the maturity of any Indebtedness having a principal amount, individually or in the aggregate, in excess of $1,000,000 of, or guaranteed by, Borrower, or any of Borrower's Subsidiaries (other than (i) any Indebtedness of any of Borrower's Subsidiaries to Borrower or to any other such Subsidiary and (ii) the Indebtedness under this Agreement and any Note) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness. Notwithstanding the foregoing neither (a) default in the payment by Borrower or any of its Subsidiaries of any amount due to Kamyr, Inc. in connection with the acquisition of Titanium Industries, Inc. nor (b) default in the payment by Borrower or any of its Subsidiaries of any amount due to the Person identified in ITEM 9.1.5 of
                                                                  ----------
the Disclosure Schedule in connection with the circumstances described therein shall be an Event of Default under this SECTION 9.1.5 if the existence of such
                                        -------------
default is being contested in good faith and by appropriate proceedings and Borrower shall have set aside on its books a reserve of not less than 100% of the amount of such Indebtedness.

         SECTION 9.1.7. Other Obligations. Default in the payment when due,
                        -----------------
whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period

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

or waiver of such default) of (i) any material obligation or agreement of Borrower or any of Borrower's Subsidiaries to or with any Lender (other than any obligation or agreement of Borrower under this Agreement or any other Loan Document) or (ii) any material obligation or agreement of any such Person to or with any other Person (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) Trade Accounts Payable and (z) any material obligation or agreement of any of Borrower's Subsidiaries to Borrower or to any other such Subsidiary), except only to the extent that the existence of any such default under CLAUSE (I) or (II) is being contested by such Person
                          ----------    ----
in good faith and by appropriate proceedings and such Person shall have set aside on its books appropriate reserves or other appropriate provisions therefor (including but not limited to any as may be required by GAAP).

         SECTION 9.1.8. Insolvency.  Borrower or any of Borrower's Material
                        ----------
Subsidiaries shall:

                  (a) become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they mature;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for any of the property of such Person or any other such Person, or makes a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any such Person or for a substantial part of the property of any such Person and is not discharged or dismissed within 60 days; provided that each such Person hereby expressly authorizes the Agent to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights and the rights of the Lenders under this Agreement and any other Loan Document;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any such Person and, if any such case or proceeding is not commenced by any such Person, such case or proceeding shall be consented to or acquiesced in by any such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each such Person hereby expressly authorizes the Agent to appear in any court conducting any relevant proceeding

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

         during such 60-day period to preserve, protect and defend its rights and the rights of the Lenders under this Agreement and any other Loan Document;

                  (e) permit any warrant of attachment or similar legal process against any substantial part of the property of any such Person to be issued and remain for 5 days undismissed or undischarged unless a bond has been posted with respect thereto and all enforcement action has been stayed, provided that each such Person hereby expressly authorizes the Agent to appear in any court conducting any relevant proceeding to preserve, protect and defend its rights and the rights of the Lenders under this Agreement and any other Loan Document; or

                  (f) take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

         SECTION 9.1.9. Pension Plans. The institution by Borrower or any ERISA
                        -------------
Affiliate of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower or any ERISA Affiliate would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan in excess of $5,000,000; the institution by the PBGC of steps to terminate any Pension Plan and the continuation of either such condition after notice thereof from Lender; the occurrence of a contribution failure with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 9.1.10. Litigation. There shall be entered against any one of
                         ----------
Borrower or any of Borrower's Subsidiaries one or more judgments or decrees in excess of $5,000,000 in the aggregate at any one time outstanding (excluding any judgments or decrees for and to the extent which such Person is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Person is otherwise indemnified if the terms of such indemnification are satisfactory to the Agent), and either (1) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (2) there shall be any period of 21 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.11. Validity. This Agreement or any other Loan Document
                         --------
shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto except to the extent caused by an action or omission of the Agent or any Lender; Borrower or any other Person shall,

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

directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

         SECTION 9.1.12. Conduct of Business. Borrower or any of Borrower's
                         -------------------
Material Subsidiaries is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five Banking Days, from conducting all or any material part of its business affairs.

         SECTION 9.1.13. Change of Control.  Any Change of Control shall occur.
                         -----------------

         SECTION 9.2. Effect of Event of Default; Remedies.
                      ------------------------------------

         SECTION 9.2.1. Action if Bankruptcy. In the event that one or more
                        --------------------
Events of Default described in SECTION 9.1.8 shall occur, then each Lender's
                               -------------
Commitments (if not theretofore terminated) shall automatically terminate and all Liabilities shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

         SECTION 9.2.2. Action if Other than Bankruptcy.  In the event an Event
                        -------------------------------
of Default other than one described in SECTION 9.1.8 shall for any reason,
                                       -------------
whether voluntary or involuntary, occur and be continuing, the Agent, upon the direction of the Required Lenders, shall declare all or any portion of the Liabilities immediately due and payable and/or the Commitments (if not theretofore terminated) to be terminated, without demand or notice of any kind whatsoever, whereupon the full unpaid amount of such Liabilities which shall be so declared due and payable shall be and become immediately due and payable, without demand, notice or presentment of any kind, and/or, as the case may be, the Commitments extended under this Agreement shall terminate. The Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.


                                    ARTICLE X

                              CONDITIONS PRECEDENT,
                     DELIVERY OF DOCUMENTS AND OTHER MATTERS

         SECTION 10.1. Conditions Precedent to Initial Credit Extensions. The
                       -------------------------------------------------
obligation of each Lender to make its initial Credit Extension is subject to satisfaction of the following conditions precedent (in addition to those provided in SECTION 10.2):
            ------------

         SECTION 10.1.1. Audit; Credit Approvals. Each Lender shall have (a)
                         -----------------------
obtained all required internal credit approvals and

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(b) completed its due diligence audit of the business, operations and assets of
Borrower and its Subsidiaries, the results of which shall provide such Lender with results and information which, in its sole determination, are satisfactory to permit such Lender to enter into the financing transaction described in this Agreement and the other Loan Documents.

         SECTION 10.1.2. Solvency. After giving effect to the initial Loans,
                         --------
Borrower and each of its Subsidiaries (a) shall have assets (excluding goodwill and other intangible assets not capable of valuation) having a value, both at present fair saleable value and at fair valuation, greater than the amount of its liabilities (including its Trade Accounts Payable), (b) shall have capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage, (c) shall not have engaged in or be about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to the business or the transaction,
(d) shall believe that it is able to pay its respective debts as they mature and shall not believe that it is incurring, debts beyond its ability to pay as they mature and (e) shall have no actual intent to hinder, delay or defraud either present or future creditors.

         SECTION 10.1.3. Effect of Law. No law or regulation affecting the
                         -------------
Agent's or any Lender's entering into the financing transaction contemplated by this Agreement shall impose upon the Agent or any Lender any material obligation, fee, liability, loss, cost, expense or damage.

         SECTION 10.1.4. Exhibits; Schedules. All Exhibits and Schedules to this
                         -------------------
Agreement and each other Loan Document shall have been completed and submitted to each Lender and shall be in form and substance satisfactory to each Lender, and none of the foregoing shall contain any fact or information which any Lender, in its sole judgment, determines to be unacceptable.

         SECTION 10.1.5. Fees. If not funded with the proceeds of the initial
                         ----
Loans, the Agent shall have received the closing fee referred to in SECTION
                                                                    -------
3.4.1 and any other fees due and payable by Borrower or any other Person on the
-----
Initial Funding Date and any expenses arising pursuant to SECTION 13.1, to the
                                                          ------------
extent then invoiced. Borrower agrees that, pursuant to SECTION 13.1 of this
                                                        ------------
Agreement, to the extent not previously paid or provided for, the estimated Attorneys' Fees, expenses and charges of the Agent's attorneys related to the negotiation, documentation and closing of this Agreement, the other Loan Documents and the initial Credit Extension shall be paid from the proceeds of the initial Loans.

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         SECTION 10.1.6. Documents. The Agent shall have received all of the
                         ---------
following, each duly executed where appropriate and in form and substance satisfactory to the Agent, and each in sufficient number of counterparts to provide one to each Lender:

                  (a) Borrower Resolutions. A copy, duly certified by the
                      --------------------
         secretary or an assistant secretary of Borrower as of the Initial Funding Date, of (1) resolutions of the Board of Directors of Borrower or a duly empowered committee of the Board of Directors authorizing (A) the borrowings by Borrower hereunder and (B) the execution, delivery and performance by Borrower of this Agreement and each other Loan Document to be executed and/or delivered by Borrower and (2) all documents evidencing any other necessary corporate action with respect to this Agreement and the other Loan Documents, and (3) all approvals or consents, if any, with respect to this Agreement and the other Loan Documents;

                  (b) Borrower Incumbency Certificate. A certificate of the
                      -------------------------------
         secretary or an assistant secretary of Borrower dated the Initial Funding Date and certifying the names of the officers of Borrower authorized to sign this Agreement, and each other Loan Document to be executed by Borrower, and all other documents and certificates to be delivered by Borrower hereunder, together with the true signatures of such officers, upon which certificate the Agent and each Lender may conclusively rely until it shall have received a further certificate of the secretary or an assistant secretary of Borrower canceling or amending such prior certificate;

                  (c) Borrower's Closing Certificate. A certificate of the
                      ------------------------------
         President, Chairman of the Board or Vice President Finance of Borrower dated the Initial Funding Date and certifying to the fulfillment by Borrower of all conditions precedent to closing and funding the financing transaction contemplated by this Agreement to be fulfilled by it, and to the truth and accuracy, as of such date, of the representations and warranties of Borrower contained in this Agreement and each other Loan Document to which Borrower is a party or by which it is bound;

                  (d) Borrower's Organic Documents. A copy, duly certified as of
                      ----------------------------
         the date of this Agreement by the secretary or an assistant secretary of Borrower, of Borrower's articles of incorporation and by-laws, including all amendments thereto;

                  (e) Borrower's Registration; Good Standing. A copy, duly
                      --------------------------------------
         certified as of a date reasonably near to the date of this Agreement by the applicable Secretary of State of (i) a

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         certificate of existence issued by the Secretary of the State of Oregon and a certificate of "good standing" issued by the Secretary of State of each other state where Borrower is qualified to do business, and
         (ii) in any state in which Borrower is doing business under an assumed name, a certificate or other document dated as of a date reasonably near to the date of this Agreement issued by the Secretary of State of each such state evidencing Borrower's authority to use such name;

                  (f) Legal Opinion.  A legal opinion from counsel for Borrower
                      -------------
         and its Subsidiaries, addressed to the Agent and the Lenders, substantially in the form of EXHIBIT G;
                                      ---------

                  (g) Insurance. Evidence satisfactory to the Agent of the
                      ---------
         existence of insurance on the business of Borrower and its Subsidiaries, in amounts and with insurers acceptable to the Agent;

                  (h) Notice of Borrowing. A duly executed Notice of Borrowing
                      -------------------
         containing instructions from Borrower for disbursement of the proceeds of the initial Loans;

                  (i) Note(s). To the extent the Loans are evidenced by Notes, a
                      -------
         duly executed Note payable to the applicable Lender in the amount of such Lender's Percentage of the Commitment Amount;

                  (j) Other Documents.  Such other documents as the Agent or any
                      ---------------
         Lender shall determine to be necessary or desirable.

         The Agent and each Lender agrees that the making of the initial Credit Extension shall be deemed to constitute the Agent's and each such Lender's agreement that all of the foregoing conditions precedent have been satisfied or waived.

         SECTION 10.1.7. Payment of Outstanding Indebtedness, etc. All
                         ----------------------------------------
Indebtedness to be Paid, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Loans); and all Liens on any property of Borrower and all of Borrower's Subsidiaries securing payment of any such Indebtedness to be Paid have been released and the Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments or documents evidencing the termination of such Liens and the payment of such Indebtedness to be Paid as may be suitable or appropriate in connection therewith, reasonably requested by the Agent or determined by the Agent to be necessary to release all such Liens.

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         SECTION 10.2. Continuing Conditions Precedent to all Credit Extension;
                       --------------------------------------------------------
Certification. The obligation of each Lender to make its initial Credit
-------------
Extension and each subsequent Credit Extension, is subject to satisfaction of the following conditions precedent in addition to those provided in SECTION
                                                                    -------
10.1:
----

         SECTION 10.2.1. No Material Adverse Occurrence.  No event shall have
                         ------------------------------
occurred or condition exist which, in the reasonable credit judgment of the Required Lenders, constitutes a Material Adverse Occurrence;

         SECTION 10.2.2. Default. Before and after giving effect to such Credit
                         -------
Extension, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

         SECTION 10.2.3. Insurance. There shall have been no material change, or
                         ---------
notice of prospective material change (whether such notice is formal or informal), in the nature, extent or scope of the insurance policies listed on
ITEM 7.7 of the Disclosure Schedule which change could constitute a Material
--------
Adverse Occurrence; and

         SECTION 10.2.4. Warranties. Before and after giving effect to such
                         ----------
Credit Extension the warranties in ARTICLE VII and in each other Loan Document
                                   -----------
shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except for such changes as are specifically permitted hereunder.

Each request for a Credit Extension hereunder made or deemed to have been made by Borrower shall be deemed to be a certificate of Borrower as to the matters set out in the foregoing provisions of SECTION 10.2.
                                       ------------


                                   ARTICLE XI

                                    INDEMNITY

         SECTION 11.1. Environmental and Safety and Health Indemnity. Borrower
                       ---------------------------------------------
hereby indemnifies, exonerates and holds the Agent, each Lender and each other holder of a Note, and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any
                    -------------------
and all actions, causes of action, suits, costs, liabilities, losses, damages, injuries, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) (a) relating to or arising under any Environmental Law or Occupational Safety and Health Law; or (b) which otherwise

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

may be paid, incurred or suffered by or asserted against such Indemnified Party for, with respect to, or as a direct or indirect result of the violation by Borrower, any of Borrower's Subsidiaries or any other Related Party of Borrower, or any immediate or remote predecessor of any of them, of any Environmental Law or Occupational Safety and Health Law; or (c) with respect to, or as a direct or indirect result of, (1) the presence of any Hazardous Material on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission, threat of Release, or Release of any Hazardous Material from, any property allegedly owned, operated or controlled by Borrower, any of Borrower's Subsidiaries or any other Related Party of Borrower (or any immediate or remote predecessors of any of them), or any property at which Hazardous Material allegedly generated by any such Person, or any immediate or remote predecessors of any of them, may have come to be located, or (2) the existence of any unsafe or unhealthful condition on or at any premises operated or controlled by any such Person or any immediate or remote predecessor of any of them.

         SECTION 11.2. General Indemnity. In addition to and without limitation
                       -----------------
of the indemnity set forth in SECTION 11.1 and in addition to the payment of
                              ------------
expenses pursuant to SECTION 13.1, whether or not the transactions contemplated
                     ------------
hereby shall be consummated, Borrower hereby indemnifies, exonerates and holds each Indemnified Party free and harmless from and against any and all actions, causes of action, suits, costs, liabilities, losses, damages, injuries, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees and disbursements of counsel for any Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnified Parties shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnified Party, in any manner relating to or arising out of (a) this Agreement, any other Loan Document or any other agreements executed and delivered by Borrower, any Subsidiary of Borrower in connection herewith, the statements contained in any commitment letter delivered by any Lender, any Lender's agreement to make Credit Extensions hereunder, the use or intended use of any Letters of Credit, or the use or intended use of the proceeds of any of the Loans, (b) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit, (c) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of Borrower, any Subsidiary of Borrower as the result of any determination by a Lender pursuant to ARTICLE X not to fund any Credit
                                          ---------
Extension) or (d) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by Borrower, or any of Borrower's Subsidiaries of all

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

or any portion of the stock or assets of any Person, whether or not any Lender is party thereto (collectively, the "Indemnified Liabilities"); provided that
                                     -----------------------
Borrower shall have no obligation to an Indemnified Party hereunder with respect to Indemnified Liabilities arising from the gross negligence or wilful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them.

         SECTION 11.3. Indemnification for Accepting Oral Instructions. Except
                       -----------------------------------------------
for any loss or expense proximately caused by a Lender's or the Agent's gross negligence or wilful misconduct, Borrower agrees to indemnify and hold the Agent and each Lender harmless from any loss or expense suffered by the Agent or such Lender which may arise or be created by the Agent's acceptance of telephonic or other instructions for making, converting and/or disbursing the proceeds of Loans or the issuance of Letters of Credit.

         SECTION 11.4. Survival of Borrower's Obligations.  Borrower's
                       ----------------------------------
obligations under this ARTICLE XI shall survive any termination of this
                       ----------
Agreement and the payment of all other Liabilities.


                                   ARTICLE XII

                                    THE AGENT

         SECTION 12.1. Appointment and Authorization; "Agent".  Each Lender
                       --------------------------------------
hereby irrevocably (subject to SECTION 12.9) appoints, designates and authorizes
                               ------------
the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to

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

connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 12.2. Delegation of Duties. The Agent may execute any of its
                       --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         SECTION 12.3. Liability of Agent. None of the Agent-Related Persons
                       ------------------
shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Related Party of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of the Company's Subsidiaries or Related Parties.

         SECTION 12.4. Reliance by Agent.
                       -----------------

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower) independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan

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

         Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in SECTION 10.1, each Lender that has executed this Agreement
                      ------------
         shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         SECTION 12.5. Notice of Default. The Agent shall not be deemed to have
                       -----------------
knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Unmatured Event of Default or Event of Default as may be requested by the Required Lenders in accordance with ARTICLE
                                                                       -------
IX; provided, however, that unless and until the Agent has received any such
--  --------  -------
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         SECTION 12.6. Credit Decision. Each Lender acknowledges that none of
                       ---------------
the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the

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

business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, the value of and title to any collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and its Subsidiaries hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of the Agent-Related Persons.

         SECTION 12.7. Indemnification of Agent. Whether or not the transactions
                       ------------------------
contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender
                                             --------  -------
shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive termination of this Agreement and the payment of all other Liabilities hereunder and the resignation or replacement of the Agent.

         SECTION 12.8. Agent in Individual Capacity. BOA and its Related Parties
                       ----------------------------
may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial

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

advisory, underwriting or other business with Borrower and its Subsidiaries and Related Parties as though BOA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BOA or its Related Parties may receive information regarding Borrower or its Related Parties (including information that may be subject to confidentiality obligations in favor of Borrower or such Related Party) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BOA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BOA in its individual capacity.

         SECTION 12.9. Successor Agent. The Agent may, and at the request of the
                       ---------------
Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders and Borrower. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XII and SECTIONS 11.2 and
                                           -----------     -------------
13.1 shall inure to its benefit as to any actions taken or omitted to be taken
----
by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.1. Costs and Expenses.  Borrower shall:
                       ------------------

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BOA (including in its capacity as Agent) within five Banking Days after demand (subject to SECTION 10.1.5) all
                                                           --------------
         costs and expenses incurred by BOA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration

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

         and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Fees incurred by BOA in its capacity as Agent with respect thereto; and

                  (b) pay or reimburse the Agent, and each Lender within five Banking Days after demand (subject to SECTION 10.1.5) for all costs and
                                               --------------
         expenses (including Attorney Fees) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Unmatured Event of Default or Event of Default or after acceleration of the Liabilities (including in connection with any "workout" or restructuring, and including in any insolvency proceeding or appellate proceeding); and

                  (c) pay or reimburse BOA (including in its capacity as Agent) within five Banking Days after demand (subject to SECTION 10.1.5) for
                                                           --------------
         all appraisal (including the allocated reasonable cost of internal appraisal services), audit, environmental inspection and review (including the allocated reasonable cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BOA (including in its capacity as Agent) in connection with the matters referred to under SUBSECTIONS (A) and (B) of this Section;
                           ---------------     ---

provided, that Borrower's obligation to BOA in connection with the development,
--------
preparation, delivery and execution of this Agreement and the Loan Documents and the closing of the transactions contemplated hereby, shall be limited to not more than $25,000 for professional fees of BOA's external counsel, plus all reasonable costs, expenses and other charges of such external counsel customarily charged by it to its clients.


         SECTION 13.2. Amendments and Waivers. No amendment or waiver of any
                       ----------------------
provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
                         --------  -------
consent

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

shall, unless in writing and signed by all the Lenders and Borrower, and acknowledged by the Agent, do any of the following:

                  (a) increase or extend any Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.2);
                                                         -----------

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or the Issuing Lender hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to CLAUSE (III) below) any fees or
                                            ------------
         other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentages of the Commitments or of the aggregate unpaid principal amount of the Loans and/or Letter of Credit Exposure which is required for the Lenders or any of them to take any action hereunder; or

                  (e) amend this Section, SECTION 6.10, the definition of
                                          ------------
         "Required Lenders" or any provision herein providing for consent or other action by all Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent, be effective to amend ARTICLE XII or in any way
                                                       -----------
affect the rights or duties of the Agent under this Agreement or any other Loan Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender, be effective to amend ARTICLE V or in any way
                                                    ---------
affect the rights or duties of the Issuing Lender under this Agreement or any other Loan Document, (iii) any separate fee letters between Borrower and any Lender may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         SECTION 13.3. Notices.
                       -------

                  (a) Except as otherwise permitted under SECTION 2.3, all
                                                          -----------
         notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 13.3, and (ii) shall be followed promptly
                             -------------
         by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified

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

         for notices on SCHEDULE 13.3; or, as directed to Borrower or the Agent,
                        -------------
         to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrower and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Banking Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices to the Agent under ARTICLES II, V or XII shall not be effective until actually received by
         -----------  -    ---
         the Agent.

                  (c) Any agreement of the Agent and the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and the Agent and the Lenders shall not have any liability to Borrower or any other Person on account of any action taken or not taken by the Agent or a Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loans and to fulfill its other Liabilities shall not be affected in any way or to any extent by any failure by the Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent or any Lender of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         SECTION 13.4. No Waiver by the Agent or Lenders. No failure or delay on
                       ---------------------------------
the part of the Agent or any Lender in the exercise of any power or right, and no course of dealing between Borrower or any of its Subsidiaries on the one hand, and the Agent or any Lender on the other hand, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Agent or any Lender at law or in equity. No notice to or demand on Borrower not required hereunder shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to any other or further action in any circumstances without notice or demand.

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


         SECTION 13.5. Marshalling; Payments Set Aside. Neither the Agent nor
                       -------------------------------
the Lenders shall be under any obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of any or all of the Liabilities. To the extent that Borrower makes a payment to the Agent or a Lender, or the Agent or a Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         SECTION 13.6. Successors. This Agreement shall be binding upon
                       ----------
Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, the Agent and the Lenders and the successors and assigns of the Agent and the Lenders. Borrower shall not assign its rights or duties hereunder without the consent of the Agent and the Lenders.

         SECTION 13.7. Assignments, Participations, etc.
                       ---------------------------------

         SECTION 13.7.1. Assignments.
                         -----------

                  (a) Any Lender (an "Assignor Lender") may, with the written
                                      ---------------
         consent of Borrower at all times other than during the existence of an Unmatured Event of Default or an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of Borrower or the Agent shall be required in connection with any assignment and delegation by an Assignor Lender to an Eligible Assignee that is a Related Party of such Lender) (each an
         "Assignee Lender") all, or any ratable part of all, of the Credit
          ---------------
         Extensions, the Commitments and the other rights and obligations of such Assignor Lender hereunder. Any such assignment shall (a) not cause the Assignor Lender's total Commitments, after giving effect to such assignment, to be less than $10,000,000 unless it is an assignment of such Lender's total Commitments, (b) unless made to another Lender, be in a minimum amount of $5,000,000 or, if less, the Assignor Lender's total Commitments, and (c) shall be of a constant, and not a varying, percentage of all of the Assignor Lender's Loans, other Credit Extensions

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

         and Commitments; provided, however, that (i) Borrower and the Agent may
                          --------  -------
         continue to deal solely and directly with such Assignor Lender in connection with the interest so assigned to an Assignee Lender until
         (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee Lender, shall have been given to Borrower and the Agent by such Assignor Lender and the Assignee Lender; (B) such Assignor Lender and Assignee Lender shall have delivered to Borrower and the Agent an Assignment and Acceptance together with any Note or Notes subject to such assignment and (C) the Assignor Lender or Assignee Lender has paid to the Agent a processing fee in the amount of $2,500.

                  (b) From and after the date that the Agent notifies the Assignor Lender that it has received (and, if applicable, provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee Lender shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the Assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Banking Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that, if applicable, it consents to such assignment), Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee Lender's assigned Loans and Commitment(s) and, if the Assignor Lender has retained a portion of its Credit Extensions and its Commitments, replacement Notes in the principal amount of the Loans retained by the Assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Assignor Lender). Immediately upon each Assignee Lender's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee Lender and the resulting adjustment of the Percentages and the Commitments arising therefrom. The Commitment(s) allocated to each Assignee Lender shall reduce such Commitment(s) of the Assignor Lender pro tanto.
                                                          --- -----

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


         SECTION 13.7.2. Participations. Any Lender may at any time sell to one
                         --------------
or more commercial banks or other Persons not Related Parties or competitors of the Company (a "Participant") participating interests in any Credit Extensions,
                -----------
Loans, or Commitments of that Lender and the other interests of that Lender (the "originating Lender ") hereunder and under the other Loan Documents;
provided, however, that (i) the originating Lender's obligations under this
--------  -------
Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, each other Lender and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to SECTION 13.2. In the case of any such
                    ----- -------    ------------
participation, the Participant shall be entitled to the benefit of SECTIONS 6.1,
                                                                   ------------
6.3 and ARTICLE XI as though it were also a Lender hereunder, and, if amounts
---     ----------
outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

         SECTION 13.8. Lenders May Pledge Notes. Notwithstanding any other
                       ------------------------
provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         SECTION 13.9. Automatic Debits of Fees. With respect to any commitment
                       ------------------------
fee, or other fee, or any other cost or expense (including Attorneys' Fees) due and payable to a Lender (including BOA in its capacity as Agent) under the Loan Documents, at any time an Event of Default exists Borrower hereby irrevocably authorizes each Lender to debit any deposit account of Borrower with such Lender in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in

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                                       96
whole or in part, in such Lender's reasonable discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         SECTION 13.10. Notification of Addresses, Lending Offices, Etc. Each
                        ------------------------------------------------
Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         SECTION 13.11. No Third Parties Benefited.  This Agreement is made and
                        --------------------------
entered into for the sole protection and legal benefit of Borrower, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         SECTION 13.12. Severability. Any provision of this Agreement which is
                        ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.13. Information. Each Lender may furnish any information
                        -----------
concerning Borrower and its Subsidiaries in the possession of such Lender from time to time to any potential or actual Participants, and may furnish information in response to credit inquiries consistent with general banking practice.

         SECTION 13.14. Headings.  The various headings of this Agreement and of
                        --------
each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 13.15. Execution in Counterparts, Effectiveness, etc. This
                        ----------------------------------------------
Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. On the date counterparts executed by all of the parties shall have been lodged with the Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Agent shall have received telegraphic, telex or other written confirmation from such Lender of the execution of a counterpart hereof by such Lender), this Agreement

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                                       97
shall become effective as of the date hereof, and at such time the Agent shall notify Borrower and each Lender of the effectiveness of this Agreement.

         SECTION 13.16. Construction. Borrower acknowledges that this Agreement
                        ------------
shall be deemed to have been negotiated and entered into in the STATE OF ILLINOIS, and SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF SUCH STATE without regard to choice of law rules as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including, but not limited to, the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction. This Agreement, any Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matters hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 13.17. Confidentiality. Agent and each Lender agrees to take
                        ---------------
and to cause its Related Parties to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by Borrower or any of its Subsidiaries, or by the Agent on Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Related Parties shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with Borrower or any of its Subsidiaries; except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the Agent or a Lender, or (b) was or becomes available on a non-confidential basis from a source other than Borrower (provided that such source is not bound by a confidentiality agreement with Borrower known to the Agent or any Lender); PROVIDED, HOWEVER, that a Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent-Related Person, any Lender or their respective Related Parties may be party; (E) to the extent reasonably required in connection with the exercise of any remedy thereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the

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                                       98
same extent required of the Lenders thereunder; (H) as to any Lender or its Related Parties, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Borrower or any of its Subsidiaries is party or is deemed a party with such Lender or such Related Party; and (I) to its Related Parties.

         SECTION 13.18. Forum Selection and Consent to Jurisdiction. To induce
                        -------------------------------------------
the Agent and each Lender to accept this Agreement, Borrower irrevocably agrees that, subject to the Agent's sole and absolute election, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, ANY LENDER OR BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 13.19. Waiver of Jury Trial.  EACH OF BORROWER, THE AGENT AND
                        --------------------
EACH LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT

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                                       99

BEFORE A JURY. BORROWER, THE AGENT AND EACH LENDER ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND EACH SUCH LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                                       100

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                              OREGON METALLURGICAL CORPORATION,
                              AN OREGON CORPORATION

                              By: /s/ Dennis P. Kelly
                                 -------------------------------------------
                              Title: VP Finance-Treasurer
                                    ----------------------------------------
                              Address:  530 34th Avenue, S.W.
                                        Albany, OR  97321

                              Attention:  Dennis P. Kelly
                                          V.P. - Finance

                              Facsimile number:  541-917-0656


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, AS AGENT

                              By: /s/ David A. Johanson
                                  ------------------------------------------
                              Title: Vice President
                                    ----------------------------------------

                              Address: 231 South LaSalle Street
                                       Chicago, Illinois  60697

                              Attention:  Agency Management Services

                              Facsimile number: (312) 974-9102
                                               -----------------------------


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                                      101

                                     LENDERS


                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION

                              By: /s/ George Lyman
                                 ------------------------------------------
                              Title: Vice President
                                    ---------------------------------------

                              Address: 231 South LaSalle Street
                                       Chicago, Illinois  60697

                              Attention:  George Lyman

                              Facsimile number: 312-828-1974


                              UNITED STATES NATIONAL BANK OF OREGON

                              By: /s/ Scott J. Bell
                                 ------------------------------------------
                              Title: Vice President
                                    ---------------------------------------

                              Address: 555 S.W. Oak Street
                                       Suite 400
                                       Portland, OR  97204

                              Attention:  National Corporate
                                          Banking Division

                              Facsimile number:503-275-4809



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                                       102

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits:
--------

          A - Form of Assignment and Acceptance
          B - Form of Note
          C - Form of Notice of Borrowing
          D - Form of Notice of Continuation/Conversion
          E - Form of Guaranty
          F - Form of Compliance Certificate
          G - Borrower's Counsel's Opinion


Schedules:
---------

         Schedule I - Percentages
         Schedule II - Disclosure Schedule
         Schedule 1.1A - Pre-Existing Letters of Credit
         Schedule 13.3 - Lending Offices

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

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

         THIS ASSIGNMENT AND ACCEPTANCE (the "Assignment and Acceptance") is
                                              -------------------------
made and entered into as of ______________by and between _______________ (the "Assignor") and ______________ (the "Assignee").
                                     --------

                               W I T N E S S E T H

         WHEREAS, a Credit Agreement dated as of August 26, 1997 (as amended, supplemented or modified from time to time, the "Credit Agreement") has been
                                                 ----------------
entered into among OREGON METALLURGICAL CORPORATION, an Oregon corporation (the "Borrower"), the financial institutions from time to time party thereto
 --------
including the Assignor (individually a "Lender" and collectively, the
                                        ------
"Lenders"), and Bank of America National Trust and Savings Association ("BOA")
 -------                                                                 ---
as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms
                               -----
defined in the Credit Agreement are used herein with the same meanings; and

         WHEREAS, pursuant to the Credit Agreement, on the date hereof, and without giving effect to any other assignments to become effective on the Assignment Effective Date (hereafter defined) or any other assignments thereof which have not yet become effective (a) the Assignor's Commitment is the amount specified in Item 1 of Schedule 1 hereto, (b) the aggregate principal amount of
             ------    ----------
outstanding Loans made by the Assignor to the Borrower pursuant to the Assignor's Commitment, and the Assignor's Letter of Credit Exposure, is specified in Item 2 of Schedule 1 hereto and (c) the Assignor's Percentage is
             ------    ----------
the percentage set forth in Item 3 of Schedule 1 hereto; and
                            ------    ----------

         WHEREAS, the Assignor wishes to sell to the Assignee, and the Assignee wishes to purchase and assume from the Assignor (a) the portion of the Assignor's Commitment specified in Item 4 of Schedule 1 hereto (the "Assigned
                                   ------    ----------
Commitment") and (b) the portion of the Assignor's outstanding Loans (the
----------
"Assigned Loans") and Letter of Credit Exposure (the "Assigned Letter of
 --------------                                       ------------------
Credit Exposure") specified in Item 5 of Schedule 1 hereto.
---------------                ------    ----------

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Subject to the terms and conditions set forth herein, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, as of the Assignment Effective Date and without giving effect to other assignments to become effective on the Assignment Effective Date or any other assignments thereof which have not yet become effective (a) all right, title and interest of the

Assignor to the Assigned Loans and (b) all obligations of the Assignor under the Credit Agreement with respect to the Assigned Commitment and the Assigned Letter of Credit Exposure including, without limitation, the Note held by the Assignor (if any), any interest, fees and commissions which accrue after the Assignment Effective Date; provided, however, that Assignee does not purchase or assume any
                --------  -------
liability resulting from acts or omissions of Assignor occurring prior to the Assignment Effective Date. After giving effect to the transactions contemplated by this Assignment and Acceptance, (i) the amount of the Assigned Loans and Assigned Letter of Credit Exposure shall be the amounts set forth in Item 5 of
                                                                     ------
Schedule 1 and (ii) Assignor's and Assignee's respective Percentages and
----------
Commitments shall be set forth in Item 6 of Schedule 1 hereto.
                                  ------    ----------

     2. The Assignor (i) represents and warrants that the information set forth in Items 1, 2 and 3 is true and correct as of the date hereof; (ii) represents
   -------  -     -
and warrants that (a) it is the legal and beneficial owner of the Loans and Commitments being assigned by it hereunder, (b) it has the full power and legal right to execute and deliver this Assignment and Acceptance and to perform its obligations hereunder, (c) the execution, delivery and performance by it of its obligations hereunder have been duly authorized by all necessary corporate or other action and do not violate any provisions of its charter or by-laws or any contractual obligation or requirement of law binding upon it and (d) the Assigned Loans, Assigned Commitment and Assigned Letter of Credit Exposure are free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by Borrower or any other Obligor in or in connection with the Credit Agreement or any of the other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Obligor or the performance or observance by Borrower or any other Obligor of any of its obligations under the Credit Agreement or any of the other Loan Documents; and (v) represents and warrants that except as previously disclosed to Assignee, during the period from the Effective Date to the Assignment Effective Date, to its knowledge the Agent has not notified the Borrower of the existence of any Unmatured Event of Default or Event of Default.

     3. The Assignee (i) represents and warrants that (a) it has the full power and legal right to execute and deliver this Assignment and Acceptance and to perform its obligations hereunder and, to the extent of its interest therein, under the Credit Agreement and the other Loan Documents and (b) the execution, delivery and performance by it of its obligations hereunder and, to the extent of its interest therein, under the Credit Agreement and the other Loan Documents, have been duly authorized by all necessary corporate or other action and do not violate any provisions of its charter or by-laws or any contractual obligation or requirement of law binding upon it;
(ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will become a party to and a Lender under the Credit Agreement on the Assignment Effective Date and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) specifies as its address for notices the office set forth in Item 7
                                                                          ------
of Schedule 1 hereto; and (vii) agrees that no fee is payable by Borrower to
   ----------
Assignee in connection with the execution and delivery of this Assignment and Acceptance.

     4. The Assignor agrees that the Assignor shall pay to the Agent, for the account of the Agent, any processing fee required by the Agent to be paid to it pursuant to the Credit Agreement. The Assignor further agrees that, within one Banking Day following receipt of new Notes, if any, duly executed by the Borrower reflecting the amount of the Assigned Commitment and the Assigned Loans, it will return its superseded Note, if any, to the Agent for the account of the Borrower.

     [5. The Assignor agrees that upon the execution of this Assignment and Acceptance by the Assignor and the Assignee and the acceptance hereof by the Borrower, the Assignor shall pay to the Assignee a fee in the amount of $_________.]

     6. The obligations of the Assignee and the Assignor hereunder shall be subject to the requirement that the Assignor (a) shall have received good funds representing payment in full of all amounts due from the Assignee for purchase of the Commitments being purchased by and assigned to the Assignee and (b) complied with all other provisions of this Assignment and Acceptance and all applicable provisions of the Credit Agreement. The effective date of this Assignment and Acceptance (the

"Assignment Effective Date") shall be ______________ or, if later, the first
 -------------------------
Banking Day on which the requirements of the preceding sentence of this
Section 6 have been satisfied. Following the execution of this Assignment and
---------
Acceptance by the Assignor and the Assignee and the acknowledgment of the same by the Borrower, it will be delivered to the Agent for acceptance and recording by the Agent.

     7. Upon such acceptance and recording, as of the Assignment Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     8. Upon such acceptance and recording, from and after the Assignment Effective Date, the Agent shall make all payments received by it under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date directly between themselves.

     9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws and decisions (as opposed to conflicts of law provisions) of the State of Illinois.

     10. This Assignment and Acceptance shall inure to the benefit of and be binding upon successors and assigns of the Assignor and the Assignee.

     11. This Assignment and Acceptance shall supersede any prior agreement or understanding between the parties (other than the Credit Agreement and the other Loan Documents) as to the subject matter hereof. This Assignment and Acceptance shall be deemed to be a Loan Document for all purposes under the Credit Agreement.

     12. This Assignment and Acceptance may be executed by Assignor and Assignee in any number of counterparts and on the same or separate counterparts, each of which, when executed and delivered, shall be an original but all of which taken together, shall be but a single Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment and Acceptance as of this ____ day of _____________, 19___.

                                   _____________________, Assignor

                                   By:  ______________________________
                                   Title:  Vice President


                                   _____________________, Assignee

                                   By:  ______________________________
                                   Title:  ___________________________


         Pursuant to the Credit Agreement, the Borrower hereby agrees, accepts and consents to the foregoing Assignment and Acceptance. The Borrower further agrees that, within five Banking Days from Assignment Effective Date, it will execute and deliver to the Agent a new Note to the Assignee and the Assignor, reflecting the amount of the Assignor's Commitment assigned to the Assignee pursuant to this Assignment and Acceptance, and the Assignor's Commitment less the Assigned Commitment respectively.

                                   OREGON METALLURGICAL CORPORATION,
                                   an Oregon corporation

                                   By:  _____________________________
                                   Title:  __________________________
                                   Date:  ____________________________


     Pursuant to the Credit Agreement the undersigned, as Agent for the Lenders
(i) accepts the foregoing Assignment and Acceptance and (ii) agrees that the execution and delivery of the Assignment and Acceptance shall not alter the rights and obligations of the undersigned as Agent.

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as Agent
                                   for the Lenders

                                   By:  ______________________________
                                   Title:  Vice President

                                   Date:  ____________________________

                                   SCHEDULE 1
                                       to
                       Assignment and Acceptance Agreement
                   dated as of ________________, 19___ between
         ___________________, Assignor and __________________, Assignee


Item 1.  Assignor's Commitment                                $_____________
------

Item 2.  Assignor's Loans Outstanding
------
          and Outstanding Letter of
           Credit Exposure                                    $_____________

Item 3.  Assignor's Percentage                                    __________%
------

Item 4.  Amount of Assigned
------
         Commitment                                           $_____________

Item 5.  Amount of Assigned Loans                             $_____________
------

Item 6.  Commitment and Percentage After Assignment
------
         Commitment
         a. Assignor                                          $_____________
         b. Assignee                                          $_____________

         Percentages
         a. Assignor                                             __________%
         b. Assignee                                             __________%

Item 7.  Notice Address of Assignee
-------

         __________________________
         __________________________
         __________________________

         Attention: _______________
         Telephone: _______________
         Facsimile: _______________

                               Notes to Schedule 1
                               -------------------

1. Insert the dollar amount of the Assignor's Commitment prior to the assignment.

2. Insert the total amount of outstanding Loans, and the Assignor's potential exposure with respect to outstanding Letters of Credit, under the Assignor's Commitment prior to the assignment. The descriptions of the Loan types should conform to the Credit Agreement.

3.       Insert the Assignor's Percentage prior to the assignment.

4.       Insert the dollar amount of the Assignor's Commitment being assigned.

5. Insert the amount of the outstanding Loans, and the amount of the contingent obligations in respect of outstanding Letters of Credit, being assigned. Description of Loan types should be consistent with
         Item 2.

6. Insert Commitments and Percentages of Assignor and Assignee after giving effect to the assignment.

7.       Insert address and notice information for the Assignee.

                                    EXHIBIT B

                                      NOTE

$___________                                                ____________, 19___

         FOR VALUE RECEIVED, the undersigned, OREGON METALLURGICAL CORPORATION, an Oregon corporation (the "Borrower"), promises to pay to the order of
                            --------
_________________________________ (the "Lender") on August 26, 2000 the
                                        ------
principal sum of __________________ DOLLARS ($___________) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of August 26, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, BANK OF AMERICA NATIONAL
              ----------------
TRUST AND SAVINGS ASSOCIATION, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

         This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

                                    OREGON METALLURGICAL CORPORATION,
                                    an Oregon corporation


                                    By: ____________________________________
                                        Name:
                                        Title:

                          LOANS AND PRINCIPAL PAYMENTS
--------------------------------------------------------------------------------



                                           Amount of           Unpaid
          Amount of                        Principal          Principal
          Loan Made                         Repaid             Balance
       ----------------     Interest    ----------------   -----------------
       Base  Eurodollar    Period (if   Base  Eurodollar   Base   Eurodollar             Notation
Date   Rate     Rate       applicable)  Rate     Rate      Rate      Rate      Total     Made By
----   ----  ----------    -----------  ----  ----------   ----   ----------   -----     --------


_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________

                                    EXHIBIT C

                               NOTICE OF BORROWING


Bank of America National Trust
 and Savings Association, as Agent
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  Agency Services

                  OREGON METALLURGICAL CORPORATION
                  --------------------------------

Gentlemen and Ladies:

         This Notice of Borrowing is delivered to you pursuant to Section 2.3.1
                                                                  -------------
of the Credit Agreement, dated as of August 26, 1997 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"),
                                                         ----------------
among Oregon Metallurgical Corporation, an Oregon corporation (the "Borrower"),
                                                                    --------
Bank of America National Trust and Savings Association, as Agent (the "Agent")
                                                                       -----
and various financial institutions as are or may from time to time become parties thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that Loans be made in the aggregate principal amount of $__________ on __________, 19___ as [Eurodollar Rate Loans having an Interest Period of ____ months] [Base Rate Loans].

         The Borrower hereby acknowledges that, pursuant to Section 10.2 of the
                                                            ------------
Credit Agreement, each of the delivery of this Notice of Borrowing and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in each of the subsections of
Section 10.2 are true and correct in all material respects.
------------

         The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

         Please disburse the proceeds of the Borrowing in accordance with the instructions set forth on Exhibit A hereto.
                          ---------

         The Borrower has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 19___.

                                     OREGON METALLURGICAL CORPORATION,
                                     an Oregon corporation

                                     By: __________________________________
                                     Name:
                                     Title:

                                    EXHIBIT A

Please disburse the proceeds of the Loans requested in the attached Notice of Borrowing as follows:

                                    EXHIBIT D

                        NOTICE OF CONTINUATION/CONVERSION



Bank of America National Trust
 and Savings Association, as Agent
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  Agency Services

                  OREGON METALLURGICAL CORPORATION
                  --------------------------------

Gentlemen and Ladies:

         This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Credit Agreement, dated as of August 26, 1997 (together with
-----------
all amendments, if any, from time to time made thereto, the "Credit Agreement"),
                                                             ----------------
among Oregon Metallurgical Corporation, an Oregon corporation (the "Borrower"),
                                                                    --------
Bank of America National Trust and Savings Association, as Agent (the "Agent")
                                                                       -----
and various financial institutions as are or may from time to time become parties thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that on ____________, 19___,

                  (1) $___________ of the presently outstanding principal amount of the Loans originally made on __________, 19___,

                  (2) and all presently being maintained as [Base Rate Loans] [Eurodollar Rate Loans],

                  (3) be [converted into] [continued as],

                  (4) [Eurodollar Rate Loans having an Interest Period of ____________ months [Base Rate Loans].

         The Borrower hereby:

                  (a) certifies and warrants that no Unmatured Event of Default or Event of Default has occurred and is continuing; and

                  (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by the Borrower will not be true and correct at such time as if then made, the Borrower will immediately so notify the Agent.

         Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

         The Borrower has caused this Notice of Continuation/ Conversion to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 19___.


                                  OREGON METALLURGICAL CORPORATION,
                                  an Oregon corporation


                                  By: _____________________________________
                                  Name:
                                  Title:

                                    EXHIBIT E
                                    ---------

                                    GUARANTY
                                    --------

     THIS GUARANTY (this "Guaranty"), dated as of August 26, 1997, made by
                          --------
OREGON METALLURGICAL CORPORATION, an Oregon corporation (the "Guarantor"), in
                                                              ---------
favor of each of the Lender Parties (as defined below).

                               W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement, dated as of August 26, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Guarantor, the
                              ----------------
various financial institutions (individually a "Lender" and collectively the
                                                ------
"Lenders") as are, or may from time to time become, parties thereto and Bank of
 -------
America National Trust and Savings Association, as agent (together with any successor(s) thereto in such capacity, the "Agent") for the Lenders, the Lenders
                                            -----
have agreed that the Issuing Lender under the Credit Agreement will issue Letters of Credit on the Application of certain Subsidiaries of the Guarantor; and

     WHEREAS, as a condition precedent to the issuance of a Letter of Credit on the Application of a Subsidiary of the Guarantor, the Guarantor is required to execute and deliver this Guaranty; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the issuance of Letters of Credit on the Applications of its Subsidiaries;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Guarantor agrees, for the benefit of each Lender Party, as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not
                  -------------
underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Credit Agreement" is defined in the first recital
      ----------------                    -------------.

     "Guarantor" is defined in the preamble
      ---------                    --------.

     "Guaranty" is defined in the preamble
      --------                    --------.

     "Lender Party" means, as the context may require, any Lender (including the
      ------------
Issuing Lender) or the Agent and each of its respective successors, transferees and assigns.

     "Obligations" means, with respect to each Subsidiary Obligor, all
      -----------
liabilities and obligations of such Subsidiary Obligor under or pursuant to, or in connection with, each Subsidiary Letter of Credit of such Subsidiary Obligor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due.

     "Subsidiary Letter of Credit" means a Letter of Credit issued on the
      ---------------------------
Application of a Subsidiary of the Guarantor.

     "Subsidiary Obligor" means each Subsidiary of the Guarantor on the
      ------------------
Application of which a Letter of Credit is issued. On the date of this Guaranty the Subsidiary Obligors are Titanium Industries, Inc., an Oregon corporation, Rome Metals, Inc., an Oregon corporation and E.B. Furnace Company, LLC, an Oregon limited liability company.

     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein
                  ----------------------------
or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II

                               GUARANTY PROVISIONS

     SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and
                  --------
irrevocably

               (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Subsidiary Obligor, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the

     United States Bankruptcy Code, 11 U.S.C. <SUBSECTION SIGN>362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. <SUBSECTION SIGN>502(b) and <SUBSECTION SIGN>506(b)), and

          (b) indemnifies and holds harmless each Lender Party for any and all reasonable costs and expenses (including reasonable Attorneys' Fees) incurred by such Lender Party, as the case may be, in enforcing any rights under this Guaranty;

     This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Subsidiary Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2. Acceleration of Guaranty. The Guarantor agrees that, in the
                  ------------------------
event of the dissolution or insolvency of the Guarantor or a Subsidiary Obligor, or the inability or failure of the Guarantor or such Subsidiary Obligor to pay debts as they become due, or an assignment by the Guarantor or such Subsidiary Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Guarantor or such Subsidiary Obligor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of such Subsidiary Obligor are not then due and payable, the Guarantor will pay to the Agent for the account of the Issuing Lender forthwith the full amount which would be payable hereunder by the Guarantor if all such Liabilities were then due and payable.

     SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be
                  ----------------------
a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Letter of Credit Liabilities relating to Subsidiary Letters of Credit have been indefeasibly paid in full or otherwise satisfied, all obligations of the Guarantor hereunder shall have been indefeasibly paid in full and the obligation of the Issuing Lender to issue Letters of Credit on the Application of a Subsidiary of the Guarantor shall have terminated. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the applicable Applications and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

          (b) the failure of any Lender Party or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against a Subsidiary Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

          (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

          (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Subsidiary Obligor, any surety or any guarantor.

     SECTION 2.4. Reinstatement, etc.  The Guarantor agrees that this Guaranty
                  ------------------
shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Guarantor, any Subsidiary Obligor or otherwise, all as though such payment had not been made.

     SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness,
                  -----------
diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, on any property subject thereto, or exhaust any right or take any action against the Guarantor or any Subsidiary Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

     SECTION 2.6. Subrogation, etc. The Guarantor will not exercise any rights
                  ----------------
which it may acquire by reason of any payment made hereunder, whether by way of rights of subrogation, reimbursement or otherwise, until the prior indefeasible payment, in full and in cash, of all Obligations. Any amount paid to the Guarantor on account of any payment made hereunder prior to the indefeasible payment in full of all Obligations shall be held in trust for the benefit of the Lender Parties and each holder of a Note and shall immediately be paid to the Agent and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement;
provided, however, that if
--------  -------

          (a) the Guarantor has made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations, and

          (b) all Obligations have been indefeasibly paid in full and the obligation of the Issuing Lender to issue Letters of Credit on the Application of a Subsidiary of the Guarantor has been permanently terminated, each Lender Party and each holder of a Note agrees that, at the Guarantor's request, the Agent, on behalf of the Lender Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against any Subsidiary Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party or any holder of a Note.

     SECTION 2.7. Successors, Transferees and Assigns; Transfers of Notes, etc.
                  ------------------------------------------------------------
This Guaranty shall:

          (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party.

Without limiting the generality of the foregoing clause (b), any Lender may
                                                 ----------
assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 13.7 and Article XII of the Credit Agreement.
                               -----------

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1. Loan Document. This Guaranty is a Loan Document executed
                  -------------
pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 3.2. Binding on Successors, Transferees and Assigns; Assignment
                  ----------------------------------------------------------.
In addition to, and not in limitation of, Section 2.7, this Guaranty shall be
                                          -----------
binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor
                            -----------   --------  -------
may not assign any of its obligations hereunder without the prior written consent of all Lenders.

     SECTION 3.3. Amendments, etc. No amendment to or waiver of any provision of
                  ---------------
this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 3.4. Notices. All notices, requests, consents, approvals, waivers
                  -------
and other communications hereunder shall be made in accordance with the provisions of Credit Agreement.

     SECTION 3.5. No Waiver; Remedies. In addition to, and not in limitation of,
                  -------------------
Section 2.3 and Section 2.5, no failure on the part of any Lender Party or any
-----------     -----------
holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 3.6. Section Captions. Section captions used in this Guaranty are
                  ----------------
for convenience of reference only, and shall not affect the construction of this Guaranty.

     SECTION 3.7. Setoff. In addition to, and not in limitation of, any rights
                  ------
of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Unmatured Event of Default described in Section 9.1.8 of the Credit Agreement, or any Event of
                     -------------
Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Lender Party or such holder.

     SECTION 3.8. Severability. Wherever possible each provision of this
                  ------------
Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 3.9. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE
                  ------------------------------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                OREGON METALLURGICAL CORPORATION,
                                an Oregon corporation

                                By: _______________________________________
                                Name:
                                Title:

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE


Bank of America National Trust
 and Savings Association, as Agent
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  Agency Services

                  OREGON METALLURGICAL CORPORATION
                  --------------------------------

         Re:      Credit Agreement, dated as of August 26, 1997
                  (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Oregon Metallurgical
                                ----------------
                  Corporation, an Oregon corporation (the "Borrower"), Bank of
                                                           --------
                  America National Trust and Savings Association, as Agent (the "Agent") and various financial institutions as are or may from
                   -----
                  time to time become parties thereto

                  As used herein, the term "Computation Date" shall mean the last day of the Fiscal Quarter ending immediately prior to the date of this Certificate. Capitalized terms not otherwise defined herein shall be as defined in the Credit Agreement.

Ladies and Gentlemen:

         Following are computations and information showing compliance with certain sections of the Credit Agreement:

         Section 8.12(b) - Dispositions. During the period of twelve months
         ---------------   ------------
ending on the Computation Date, the Borrower and its Subsidiaries disposed of fixed or capital assets having an aggregate book value of approximately (and in any event not more than) $__________.

         Section 8.14 - Restricted Payments. During the period of twelve months
         ------------   -------------------
ending on the Computation Date, the aggregate amount paid or committed to be paid by the Borrower (a) in connection with the prepayment of the Titanium Subordinated Debt, and/or (b) for the payment of cash dividends on its capital stock, and/or (c) to increase its percentage ownership of Titanium Industries and/or (d) in connection with the repurchase or redemption its outstanding stock or warrants was approximately (and in any event not more than) $______________.

         Section 8.15(d) - Indebtedness. As of the Computation Date the
         ---------------   ------------
aggregate outstanding Indebtedness of the Borrower and its Subsidiaries which is permitted to be outstanding under SECTION 8.15(D) of the Credit Agreement was
                                  ---------------
approximately (and in any event not greater than) $_______________.

         Section 8.15(e) - Indebtedness. As of the Computation Date the
         ---------------   ------------
aggregate outstanding Indebtedness of the Borrower and its Subsidiaries which is permitted to be outstanding under SECTION 8.15(E) of the Credit Agreement was
                                  ---------------
approximately (and in any event not greater than) $_______________.

         Section 8.15(g) - Indebtedness. As of the Computation Date the
         ---------------   ------------
aggregate outstanding Indebtedness of the Borrower and its Subsidiaries which is permitted to be outstanding under SECTION 8.15(G) of the Credit Agreement was
                                  ---------------
approximately (and in any event not greater than) $_______________.

         Section 8.16(e) - Liens. As of the Computation Date the aggregate
         ---------------   -----
appraised value of assets subject to Liens granted in connection with sale/leaseback or other similar transactions engaged in by the Borrower and its Subsidiaries was approximately (and in any event not greater than) $_______________.

         Section 8.16(j) - Liens. As of the Computation Date the aggregate value
         ---------------   -----
of assets permitted to be pledged as collateral under SECTION 8.16(J) of the
                                                      ---------------
Credit Agreement was approximately (and in any event not greater than) $_______________.

         Section 8.20 - Capital Expenditures. During the period from the
         ------------   --------------------
beginning of the current Fiscal Year to the Computation Date, the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries was approximately (and in any event not greater than) $_________________.

         Section 8.21.1 - Current Asset Coverage Ratio. The Borrower's Current
         --------------   ----------------------------
Asset Coverage Ratio, determined as of the Computation Date, was approximately (and in any event not less than) _____ to 1.0, as computed on ATTACHMENT 1
                                                              ------------
hereto.

         Section 8.21.2 - Interest Coverage Ratio. The Borrower's Interest
         --------------   -----------------------
Coverage Ratio, determined as of the Computation Date for the Fiscal Quarter then ending, was approximately (and in any event not less than) _____ to 1.0, as computed on ATTACHMENT 2 hereto.
            ------------

         Section 8.21.3 - Consolidated Tangible Net Worth. The Borrower's
         --------------   -------------------------------
Consolidated Tangible Net Worth as of the Computation Date was approximately (and in any event not less than) $________, as computed on ATTACHMENT 3 hereto.
                                                           ------------

         Certification.  The Borrower hereby certifies and warrants to the Agent
         -------------
and each Lender that:

                           1. all of the information set forth in this
                  Certificate (and in the Attachments hereto) is true and correct in all material respects;

                           2. the financial statements as of the Computation
                  Date furnished by the Borrower have been prepared in conformity with GAAP (without footnotes in the case of interim statements);

                           3. except as stated on ATTACHMENT 4 hereto, no event
                                                  ------------
                  or condition exists or has occurred (which has not been previously disclosed) which constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence; and

                           4. except as stated on ATTACHMENT 4 hereto, no Event
                                                  ------------
                  of Default or Unmatured Event of Default had occurred and was continuing at the Computation Date.

         IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by an Authorized Person this ______ day of _____________, 19__.


                                 OREGON METALLURGICAL CORPORATION,
                                 an Oregon Corporation

                                 By: __________________________
                                 Name:_________________________
                                 Title: _______________________

                                                                    ATTACHMENT 1
                                                         (to __/__/__ Compliance
                                                                    Certificate)


                         CURRENT ASSET COVERAGE RATIO ON
                      ______________, 19__ COMPUTATION DATE


1. Borrower's Consolidated Current Assets.......................... $___________

2. Borrower's consolidated cash.................................... $___________

3. Borrower's consolidated Cash Equivalent Investments ............ $___________

4. Market value of Borrower's consolidated marketable securities... $___________

5. Book value (net of all reserves and allowances)
   of Borrower's consolidated accounts receivable.................. $___________

6. Sum of Item 2, plus Item 3 plus Item 4 plus Item 5...............$___________
          ------       ------      ------      ------

7. Maximum amount of Consolidated Current Assets to be taken into account for purposes of determining the Current Asset Coverage Ratio
   (Item 6 divided by 0.30).........................................$___________
    ------
8. Lesser of Item 1 and Item 7......................................$___________
             ------     ------

9. CURRENT ASSET COVERAGE RATIO (RATIO OF ITEM 8
                                          ------
   TO OUTSTANDING PRINCIPAL BALANCE OF THE LOANS................... _____ to 1.0

                                                                    ATTACHMENT 2
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                           INTEREST COVERAGE RATIO ON
                      ______________, 19__ COMPUTATION DATE


1. Borrower's consolidated net earnings (determined in accordance with GAAP) for the Fiscal Quarter ending on Computation Date, excluding gains from the sale of Investments or fixed assets and other extraordinary or nonrecurring items of income to the extent such gains or other extraordinary or nonrecurring items of income exceed the aggregate of losses during such period on the sale of Investments or fixed assets and other extraordinary or nonrecurring losses........................................... $________

2.   To the extent not included in Item 1, Borrower's interest in the net
                                   ------
     earnings of a consolidated Subsidiary which were deducted in the calculation of the Borrower's consolidated net earnings due to such Subsidiary's being less than an wholly-owned Subsidiary of Borrower, excluding from the determination of such Subsidiary's net earnings gains from the sale of Investments or fixed assets and other extraordinary or nonrecurring items of income to the extent such gains or other extraordinary or nonrecurring items of income exceed the aggregate of losses sustained by such Subsidiary during such period on the sale of Investments or fixed assets and other extraordinary or nonrecurring losses.......................................................... $_________

3. Borrower's consolidated interest expense (including interest expense in respect of Capitalized Lease Liabilities) for the period described in
     Item 1 taken into account in determining the Borrower's consolidated
     ------
     net earnings for such period .................................. $__________

4.   Borrower's consolidated tax expense for the period described in Item 1
                                                                     ------
     taken into account in determining the Borrower's consolidated net earnings for such period ............................................... $__________

5.   Borrower's EBIT for the Fiscal Quarter ending on the Computation Date (sum of Item 1 plus Item 2 plus Item 3 plus Item 4)................. $__________
        ------      ------      ------      ------

6.   BORROWER'S INTEREST COVERAGE RATIO FOR THE FISCAL QUARTER ENDING ON THE
     COMPUTATION DATE (RATIO OF ITEM 5 TO ITEM 3...................._____ TO 1.0
                                ------    ------

                                                                    ATTACHMENT 3
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                       CONSOLIDATED TANGIBLE NET WORTH ON
                      ______________, 19__ COMPUTATION DATE


1.   Borrower's consolidated shareholders' equity.................... $_________

2.   Borrower's consolidated intangible assets....................... $_________

3.   BORROWER'S CONSOLIDATED TANGIBLE NET WORTH
     (ITEM 1 MINUS ITEM 2)........................................... $_________
      ------       ------

                                                                    ATTACHMENT 4
                                                         (to __/__/__ Compliance
                                                                    Certificate)


Notice by Borrower of the occurrence of (a) any event or condition which constitutes or could reasonably be expected to constitute or result in a Material Adverse Occurrence and/or (b) an Event of Default or Unmatured Event of Default

                             [IF NONE, SO INDICATE]

                                    EXHIBIT G

                          Borrower's Counsel's Opinion


                   [Letterhead of SCHWABE WILLIAMSON & WYATT]




                                 August 26, 1997



To each of the Lenders to the Credit Agreement referred to below and Bank of America National
Trust and Savings Association as Agent

         Re:      Oregon Metallurgical Corporation

Dear Ladies and Gentlemen:

         We have acted as Oregon special counsel to Borrower in connection with the establishment by the Lenders of a credit facility pursuant to that certain Credit Agreement dated as of August 26, 1997 (the "Credit Agreement") among the Borrower, the Lenders and Bank of America National Trust and Savings Association as the Agent ("Credit Transaction"). This Opinion is provided to you at the request of the Borrower pursuant to Section 10.1.6(f) of the Credit Agreement. Except as otherwise defined in this Opinion Letter, the capitalized terms used in this Opinion Letter are defined as set forth in the Credit Agreement or the Accord (as defined below).

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions rendered in this Opinion Letter is expressly limited to the Law of the State of Oregon and to the Federal law of the United States. For purposes of this Opinion Letter, we have assumed that the laws of the State of Illinois are identical in all respects to the laws of the State of Oregon.

         In rendering this opinion, we have reviewed the following documents:

         1.    The Credit Agreement;

         2.    The Notes;

         3.    The Guaranty;

August 26, 1997
Page 2


         4. The documents furnished by the Borrower pursuant to Sections 10.1.6(a) through (c) of the Credit Agreement;

         5.    The Constituent Documents for the Borrower;

         6. The Certificate of Carlos E. Aguirre and Dennis P. Kelly dated as of the date of this letter;

         7. Certified copies of action taken by the Board of Directors of the Borrower relating to and/or approving the Credit Agreement and Credit Transaction ("Resolutions"); and

         8. The certificates of public officials as follows: (a) certificates of existence dated July 2, 1997 and May 16, 1997, respectively, confirming the corporate existence of the Borrower and Titanium Industries, Inc. in the State of Oregon; (b) certificate of status of foreign corporation dated May 9, 1997 confirming the corporate existence of Titanium Industries, Inc. in the State of California; (c) certificate dated May 20, 1997 confirming the authority to transact business of Titanium Industries, Inc. in the State of Florida; (d) certificate dated May 19, 1997 confirming the authority to transact business of Titanium Industries, Inc. in the State of Illinois; (e) certificates of short form standing dated July 11, 1997 and May 20, 1997, respectively, confirming the active business of Borrower (alternative name OREMET Titanium) and Titanium Industries, Inc. in the State of New Jersey; (f) certificate dated July 3, 1997 confirming the qualification to do business of Borrower in the Commonwealth of Pennsylvania; (g) certificate of account status dated May 19, 1997 confirming good standing (having no franchise tax reports or payments due) of Titanium Industries, Inc. in the State of Texas and certificate of the Secretary of State of Texas dated May 29, 1997 confirming that Titanium Industries, Inc. was issued a certificate of authority and that no certificate of withdrawal has been issued; (h) certificate of the Secretary of the Commonwealth for the Commonwealth of Pennsylvania dated July 1, 1997 confirming that Rome Metals, Inc. is duly qualified as a corporation in the Commonwealth of Pennsylvania; (i) certificate dated August 1, 1997 confirming the authority to transact business of Titanium Industries, Inc. in the State of Washington; (j) certificate of existence dated June 17, 1997 confirming the corporate existence of Rome Metals, Inc. in the State of Oregon; (k) certificate dated August 5, 1997 confirming the authority to transact business of Titanium Industries, Inc. in the State of Connecticut; (l) certificate dated July 15, 1997 confirming the authority to transact business of EB Furnace Company, LLC in the State of Oregon; (m) certificate of registrations dated July 16, 1997 for EB Furnace Company, LLC in the State of Washington; and (n) certificate dated August 4, 1997 confirming the authority of Titanium Wire Corporation to transact business in the Commonwealth of Pennsylvania.

         Those documents identified as documents 1 through 3 above are referred to as the "Credit Documents"; those documents identified as documents 4 through 7 are referred to as the "Certificates"; and those documents identified as document 8 are referred to as the "Public Authority Documents." With respect to the Certificates and Public Authority Documents, we have assumed, without inquiry or investigation, that, since their respective dates, no intervening

August 26, 1997
Page 3


event or circumstance has occurred which would in any way change or affect the substance of the affirmations or statements so certified.

         Based upon and subject to the foregoing and to the limitations, disclaimers and qualifications set forth in this Opinion Letter and in the Accord, we are of the opinion that:

         1. Borrower and all of its domestic corporate Subsidiaries are corporations duly incorporated and validly existing and, if applicable, in "good standing" under the laws of those domestic jurisdictions of their incorporation. EB Furnace Company, LLC is an Oregon limited liability company which is validly existing under the laws of the State of Oregon. Borrower and all of its domestic corporate Subsidiaries are, if applicable, in "good standing" and are duly qualified to do business in each domestic jurisdiction where, because of the nature of their respective activities or properties, such qualification is required, except for those jurisdictions where the failure to be so qualified does not constitute and could not reasonably be expected to constitute a Material Adverse Occurrence.

         2. Borrower is duly authorized, and has full corporate power and authority, and, to our knowledge, holds all requisite governmental licenses, permits and other approvals, to execute and deliver the Credit Agreement, and any other Loan Document expressly contemplated thereby to be executed and/or delivered by Borrower. The execution, delivery and performance by Borrower of the Credit Agreement and any other Loan Document expressly contemplated thereby to be executed, delivered and performed by it, and the requests for issuance of Credit Extensions, do not require any consent or approval of any Governmental Authority which a lawyer in the State of Oregon exercising customary professional diligence would reasonably recognize as being directly applicable to Borrower in connection with the Credit Transaction, except any that have been obtained and are in full force and effect.

         3. The execution, delivery and performance by Borrower of the Credit Agreement and any other Loan Document executed and delivered (or to be executed and delivered and expressly contemplated by the Credit Agreement) by it (A) do not conflict with (i) any provision of law applicable to Borrower which a lawyer in the State of Oregon exercising customary professional diligence would reasonably recognize as being directly applicable to Borrower in connection with the Credit Transaction, (ii) Borrower's Constituent Documents, (iii) any agreement known to us and binding upon Borrower and which conflict would breach, result in or constitute or could reasonably be expected to constitute or result in a Material Adverse Occurrence; or (iv) any court or administrative order or decree known to us and applicable to Borrower, and (B) to our knowledge, do not require or result in the creation or imposition of any lien on any asset of Borrower or any of its Subsidiaries, except as provided in the Credit Documents. For purposes of this Opinion, we assume that all rights and obligations of BankAmerica Business Credit, Inc. under the Borrower's Loan and Security Agreement dated as of September 19, 1994, as amended, have been assigned and assumed by Bank of America National Trust and Savings Association.

August 26, 1997
Page 4


         4. The Credit Documents, when duly executed and delivered, will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         5. With respect to Opinion 4, we invoke the Private Ordering provisions of Section 21 of the Accord in opining that, an Oregon court or a federal court applying the choice of laws principles prevailing under the laws of the State of Oregon to which the question is presented will generally give effect to the provisions in the Credit Documents selecting the laws of the State of Illinois as the governing law, and will apply such laws, to the construction and application thereof; provided, Illinois law has a reasonable relationship to the transaction or the parties and it is not contrary to the public policy of Oregon.

         Without otherwise affecting those matters addressed above which may deviate from the Accord, we invoke the Private Ordering provisions of Section 21 of the Accord with respect to the following matters:

         1. In rendering our Opinion Letter, we have limited the scope of our factual inquiry to a review only of the Credit Agreement, Loan Documents, the Constituent Documents, the Certificates, the Other Agreements, the Public Authority Documents and the Resolutions. We have made no other investigation or inquiry.

         2. The General Qualifications apply to all opinions set forth in this Opinion Letter.

         3. The phrase "Primary Lawyer Group," as used in the Accord, is modified, and, for purposes of applying the Accord to this Opinion Letter, the Primary Lawyer Group means and is limited to Carmen M. Calzacorta, Mark A. Long, Wayne E. Harris, David F. Bartz, Jr., Gregory W. Mallory, David Kopilak, R. Cammon Turner and William E. Love.

         4. We have assumed, without inquiry or investigation, that, as to factual matters, the warranties and representations of the Borrower as set forth in the Credit Agreement and the Loan Documents, are in all respects true, accurate and complete, and in rendering this Opinion Letter, we have relied, as to factual matters, on the truthfulness, accuracy, and completeness of all such warranties and representations.

         5. We have assumed that the knowledge and awareness of those individuals delivering the Certificates is full and complete as to all matters addressed therein.

         6. We have assumed, without independent inquiry or investigation that, (i) legal consideration both exists and is adequate to support the enforceability of the Guaranty; (ii) the Guaranty was made and entered into in good faith and is necessary and convenient to carry out the business and affairs of the Guarantor; and (iii) the making of the Guaranty is incident to the transaction of the ordinary affairs of the Guarantor and for its own benefit, and will promote or protect the Guarantor's own rights or property interests, and will accomplish some legitimate object of financial benefit to it.

August 26, 1997
Page 5


         7. In addition to, and not in limitation of, the other qualifications to which this Opinion Letter is subject, we express no opinion on the enforceability of the following provisions or with respect to the following matters, some or all of which may also fall within the General Qualifications or otherwise be dealt with under the Accord:

         (a) Any reservation of the right to pursue inconsistent or cumulative remedies;

         (b) Procedural prerequisites to realizing upon remedies, not otherwise reflected in the Loan Documents, which may restrict rights and remedies otherwise stated to be available;

         (c) Provisions purporting to establish evidentiary standards;

         (d) Provisions relating to the waiver of rights, remedies and defenses, including without limitation, any provisions purporting to affect rights to notice or to waive statutes of limitations, jury trials or other benefits conferred by statute or by law;

         (e) Provisions which permit a party to collect a late charge, increased interest after default or maturity or prepayment fees, insofar as such provisions may be interpreted by a court to be unenforceable as a penalty which has no relation to the actual damages suffered;

         (f) Provisions for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities (including without limitation Attorneys' Fees) in excess of statutory limits or a reasonable amount, and any provisions for Attorneys' Fees other than to the prevailing party;

         (g) Provisions permitting modification of a document only if it is in writing;

         (h) Provisions purporting to lengthen or shorten time periods otherwise established by law or statute;

         (i) The right of a party to declare a default based upon, or otherwise to pursue any rights or remedies on account of, a breach of warranties or representations in circumstances where such party knew, should have known, or had reason to know, the inaccuracy or incompleteness of the warranty or representation at the time it was or was deemed to be given;

         (j) Limitations on consent to jurisdiction;

         (k) The unenforceability under certain circumstances of provisions to the effect that failure to exercise or a delay in exercising rights or remedies will not operate as a waiver of the right or remedy;

         (l) Rights of setoff or self-help;

         (m) Limitations on the liability of any Lender or Agent or for their indemnification for their own negligence, misconduct or unlawful conduct;

August 26, 1997
Page 6


         (n) The effect or enforceability of the severability clause;

         (o) Any provisions which attempt to recharacterize, re-apply or re-allocate payments made in the event the applicable rate of interest is determined to be usurious;

         (p) The negotiability of the Notes;

         (q) The enforceability of obligations that may arise or be varied by the Lender's or Agent's exercise of discretion other than in a commercially reasonable manner;

         (r) The effect of non-compliance by any Lender or Agent with any state, federal or foreign laws or regulations applicable to the transactions contemplated by the Credit Documents because of the nature of their business; and

         (t) The effect on enforceability of the Guaranty of modifications or amendments of the Obligations without the consent of the Guarantor.

         This Opinion Letter may be relied upon by you only in connection with the Loans, and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent. Any such consent given at any time in the future shall in no way be construed as a restatement of this Opinion Letter as of the date such request is made or consent is given, Section 9 of the Accord being expressly reaffirmed.

                                      Very truly yours,


                                      /s/ Schwabe, Williamson & Wyatt, P.C.
                                      SCHWABE, WILLIAMSON & WYATT, P.C.


cc:      Oregon Metallurgical Corporation
         Richard M. Newman, Esq.